SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:     Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               FinishMaster, Inc.
                (Name Of Registrant As Specified In Its Charter)

                               FinishMaster, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[ ]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11
         (1) Title of each class of securities to which transaction applies: COMMON STOCK, WITHOUT PAR VALUE
         (2)      Aggregate number of securities to which transaction
                  applies: 1,542,416
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): The filing fee was calculated based on the average of the high and low price on April 7, 1997 of $9.4375
         (4)       Proposed maximum aggregate value of transaction:  $14,556,551
         (5)      Total fee paid:       $2,911.31
[X]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previouIdentify the previous filing by registration statement number, or the Form or Schedule and the date of its filingN/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

                               FINISHMASTER, INC.
                          54 MONUMENT CIRCLE, SUITE 700
                           INDIANAPOLIS, INDIANA 46204
                                 (317) 237-3678


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 30, 1998

To the Shareholders of FinishMaster, Inc.:

         Notice is hereby given that the Annual Meeting of Shareholders of FinishMaster, Inc., an Indiana corporation (the "Company"), will be held at
University Place Conference Center & Hotel, 850 West Michigan Street, Indianapolis, Indiana on Tuesday, June 30, 1998, at 10:00 a.m., local time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement.

     1. Election of Directors. To elect seven (7) Directors for the ensuing year.

     2. Ratification of Auditors. To ratify and approve the selection of Coopers & Lybrand, LLP, as auditors for the fiscal year ending December 31, 1998.

     3. Approval of Proposed Acquisition. To approve the acquisition by the Company of LDI AutoPaints, Inc. pursuant to an Agreement and Plan of Merger dated as of February 16, 1998 which provides that LDI AutoPaints, Inc. will merge with and into the Company (the "Proposed Acquisition").

     4. Increase in Authorized Shares. To approve the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 10,000,000 to 25,000,000 shares.

     5. Other Business. To transact such other business as may properly come before the meeting.

         In accordance with the Bylaws of the Company and a resolution of the Board of Directors, the record date for the meeting has been fixed at June 1, 1998. Only Shareholders of record at the close of business on that date will be entitled to vote at the meeting or any adjournment thereof.

         We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose. A copy of our Annual Report for the year ended December 31, 1997, is enclosed. Except as specifically incorporated by reference into the Proxy Statement, the Annual Report is not a part of the proxy soliciting material enclosed with this letter.

                                           By Order of the Board of Directors

                                           /s/ Andre B. Lacy
                                           Andre B. Lacy, Chairman of the Board
                                             and Chief Executive Officer

Indianapolis, Indiana
June 17, 1998
                             YOUR VOTE IS IMPORTANT

IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                               FINISHMASTER, INC.

                          54 Monument Circle, Suite 700
                           Indianapolis, Indiana 46204


                                 PROXY STATEMENT

         This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of FinishMaster, Inc., an Indiana corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Tuesday, June 30, 1998, University Place Conference Center & Hotel, 850 West Michigan Street, Indianapolis, Indiana, and at any adjournment of such meeting. This Proxy Statement is expected to be mailed to shareholders on or about June 17, 1998.

         The proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted "FOR" each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

         Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Chief Financial Officer of the Company written notice thereof at any time before the commencement of the meeting (Roger Sorokin, 54 Monument Circle, Suite 700, Indianapolis, Indiana 46204), (ii) submitting a duly executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         The purpose of this Annual Meeting of Shareholders shall be to (i) elect Directors, (ii) ratify the selection of the Company's auditors for the fiscal year ended December 31, 1998, (iii) consider the acquisition by the Company of LDI AutoPaints, Inc., an Indiana corporation ("AutoPaints") pursuant to an Agreement and Plan of Merger dated as of February 16, 1998 which provides that AutoPaints will merge with and into the Company (the "Proposed Acquisition"), (iv) consider an amendment to the Company's Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance, and (v) transact such other business as may properly come before the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

         The Common Stock is the only voting stock of the Company. Holders of record at the close of business on June 1, 1998, are entitled to one (1) vote for each share of Common Stock held. As of June 1, 1998, there were approximately  5,992,640  shares  of  the  Company's  Common  Stock  issued  and outstanding, and the Company had no other class of equity securities outstanding. Holders of stock entitled to vote at the meeting do not have cumulative voting rights in respect of the election of directors.

         In an election of directors, each director is elected by a plurality of the votes cast. The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required for the approval of the Proposed Acquisition. Other actions are authorized by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting. Although Indiana law and the Articles of Incorporation and Bylaws of the Company are silent on the issue, it is the intent of the Company that proxies received which contain abstentions or broker non-votes as to any matter will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of directors, but will have the same effect as a vote against a particular issue with regard to the other matters to be considered, including the approval of the Proposed Acquisition.

Security Ownership By Principal Holders

         The following table sets forth information regarding the beneficial ownership of the Common Stock of the Company as of June 1, 1998, by each person who is known to the Company to own 5% or more of its Common Stock:

                                    Number of Shares of
Name and Address of                   Common Stock
Beneficial Owner                    Beneficially Owned      % of Class
----------------                    ------------------      ----------
LDI AutoPaints, Inc.(1)                4,045,100(1)            67.5
54 Monument Circle
Indianapolis, Indiana   46204
Kaufman Fund, Inc.                       485,700                8.1
140 East 45th Street
43rd Floor
New York, New York  10017

(1) LDI AutoPaints, Inc., an Indiana corporation ("AutoPaints"), is a wholly-owned subsidiary of Lacy Distribution, Inc., an Indiana corporation ("Distribution"), and an indirect wholly-owned subsidiary of LDI, Ltd., an Indiana limited partnership ("LDI"). LDI has two general partners: LDI Management, Inc. ("LDIM"), its corporate managing general partner, and Andre B. Lacy, the Chairman and Chief Executive Officer of the Company. AutoPaints, Distribution, LDI, LDIM and Andre
         B. Lacy have jointly filed a Schedule 13D to report beneficial ownership of the 4,045,000 shares held of record by AutoPaints. Effective December 31, 1996, LDI transferred to AutoPaints 100 shares of the Company which LDI had purchased on the open market in August, 1995. Andre B. Lacy, individually, owns an additional 6,000 shares of the Company's Common Stock. An additional 1,542,416 shares of Common Stock is to be issued to Distribution pursuant to the Agreement and Plan of Merger dated February 16, 1998, subject to shareholder approval. (See Proposal III-Approval of Proposed Acquisition herein.) Following the Proposed Acquisition, if approved, Distribution will own approximately 74.2% of the outstanding shares of Common Stock of the Company.


                       PROPOSAL I - ELECTION OF DIRECTORS

         The Company's Bylaws provide that the number of directors may be changed from time to time, as determined by the Board of Directors or shareholders of the Company. The Board of Directors currently consists of seven members. Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the following nominees to the Board of Directors, to hold office until the next Annual Meeting or until their successors are elected. In the event any nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. Proxies will be voted only to the extent of the number of nominees named. At this time, the Board of Directors knows of no reason why any nominee may not be able to serve as a director if elected. Directors are elected to serve until the next Annual Meeting or until their successors are elected and qualified.

Security Ownership by Directors and Executive Officers

         The following table sets forth information as of June 1, 1998 with respect to the number and percentage of shares of Common Stock beneficially owned by (i) each director nominee, (ii) each Named Executive Officer (as defined below), and (iii) all directors and executive officers of the Company as a group.



                                                                          Amount and Nature
                                                                        of Beneficial Ownership
                                                                        of Common Stock as of
                                                                            June 1, 1998 (1)

        Name of                         Director of             Sole Voting &          Shared Voting &          Percentage
   Beneficial Owner (1)               Company Since            Investment Power        Investment Power         of Class
   --------------------               -------------            ----------------        ----------------         --------
Director Nominees:
Andre B. Lacy                               1996                     6,000                 4,045,100(2)             67.5%
Thomas U. Young                             1996                       300                    ---                      *
Margot L. Eccles                            1996                     1,000                 4,045,100(2)             67.5%
William J. Fennessy                         1996                       400                    ---                     *
Walter S. Wiseman                           1996                      ---                     ---                     *
Peter L. Frechette                          1996                      ---                     ---                     *
Michael L. Smith                            1997                      ---                     ---                     *

Other Executive Officers:
Roger A. Sorokin,                           ---                     33,000(3)                 ---                     *
Vice President - Finance
Charles R. Stephenson,                      ---                      5,000(4)                 ---                     *
Senior Vice President
All directors and executive                 ---                     45,700                 4,045,100(2)             68.3%
officers as a group (9)

*        Beneficial ownership does not exceed one percent (1%)

(1) Based upon information furnished by the respective director nominees and executive officers. Under applicable regulations, shares are deemed to be beneficially owned by a person if he directly or indirectly has or shares the power to vote or dispose of the shares and if he has the right to acquire such power with respect to shares within 60 days. Accordingly, shares subject to options are only included if exercisable within 60 days. Includes shares beneficially owned by members of the immediate families of the director nominees or executive officers residing in their homes.

(2) Includes all 4,045,100 shares of Common Stock held directly by AutoPaints. Mr. Lacy, the Chairman and CEO of the Company, is a general partner of LDI, the ultimate parent entity of AutoPaints. Mr. Lacy is also the sole shareholder and the Chairman, President and Chief Executive Officer of LDI Management, Inc., the corporate managing general partner of LDI ("LDIM"), and he is the Chairman and Chief Executive Officer of AutoPaints. Ms. Eccles serves as a director and as a Vice President of LDIM and as a director of AutoPaints. Due to their positions with LDIM and AutoPaints, Mr. Lacy and Ms. Eccles may be deemed to have voting and dispositive power with respect to these shares, and therefore to own such shares beneficially under applicable regulations.

(3) Consists of 33,000 Shares subject to stock options which are currently exercisable in accordance with their terms.

(4) Consists of 5,000 Shares subject to stock options which are currently exercisable in accordance with their terms.

Directors and Director Nominees

         The  following   information  is  furnished   concerning  the  director
nominees, all of whom have been nominated by the Board of Directors.

         Mr. Lacy (age 58) was elected Chairman of the Board of Directors and Chief Executive Officer of the Company in July, 1996. Mr. Lacy is President,
Chief Executive Officer and Chairman of the Board of Directors of LDIM, the corporate managing general partner of LDI. Mr. Lacy, individually, also serves as a general partner of LDI. Mr. Lacy serves as President, Chief Executive Officer and Chairman of the Board of Directors of Distribution, and he has served as Chairman of the Board of Directors and Chief Executive Officer of AutoPaints since its formation in April, 1996. Except for his positions with the Company and AutoPaints, Mr. Lacy has served in these capacities for more than the previous five years. Mr. Lacy is also the Chairman of the Board of Directors and Chief Executive Officer of Thompson PBE, Inc., a Delaware corporation ("Thompson"), which was acquired by the Company in November, 1997 (the "Thompson Acquisition"). Mr. Lacy also serves as a director of Tredegar Industries, Inc., Albemarle Corporation, IPALCO Enterprises, Inc., Herff Jones, Inc., The National Bank of Indianapolis, and Patterson Dental Company. Mr. Lacy is the brother of Margot L. Eccles.

         Mr. Young (age 65) was named Vice Chairman of the Board of Directors of the Company in July, 1996, and was subsequently elected President and Chief Operating Officer of the Company effective July 24, 1996. Mr. Young has served as a Vice President of LDIM and as a director, President and Chief Operating Officer of AutoPaints since June, 1996. Mr. Young also serves as a director and as the President and Chief Operating Officer of Thompson, which was acquired by the Company in November, 1997. From 1989 until May 31, 1996, Mr. Young served as the World Wide Director of the Refinish Business for E.I. DuPont Co., Wilmington, Delaware.

         Ms. Eccles (age 62) has served as a director of the Company since July, 1996. She has served as a director of LDIM and as its Vice President and Assistant Secretary for more than the previous five years. Ms. Eccles also serves as a director, Vice President and Assistant Secretary of Distribution, and she has served as a director and Assistant Secretary of AutoPaints since its formation in April, 1996. She has served as a director of Thompson since its acquisition by the Company in November, 1997. Ms. Eccles is the sister of Andre
B. Lacy.

         Mr. Fennessy (age 57) has served as the Treasurer and as a director of the Company since July, 1996. He has served as a Vice President, Treasurer and Chief Financial Officer of LDIM for more than the previous five years. Mr. Fennessy also serves as a director and as the Vice President, Treasurer and Chief Financial Officer of Distribution, and he has served as a director and Treasurer of AutoPaints since its formation in April, 1996. He has served as a director of Thompson since its acquisition by the Company in November, 1997.

         Mr. Frechette (age 60) has served as a director of the Company since August, 1996. He has also served as Chairman of the Board, President, and Chief Executive Officer of Patterson Dental Company, a distributor of dental supplies and equipment based in St. Paul, Minnesota, for more than the past five years.

         Mr. Smith (age 49) has served as a director of the Company since October, 1997. Since April, 1996, Mr. Smith has served as Chief Operating Officer and Chief Financial Officer of American Health Network, Inc., an Indianapolis- based provider of health care services. Between January, 1996 and March, 1996, Mr. Smith served as President of Somerset Financial Services, an Indianapolis-based provider of financial services and a division of Somerset Group, Inc. Mr. Smith served as Chairman of the Board, President and Chief Executive Officer of Mayflower Group, Inc., an Indianapolis-based holding company with operations in the moving and storage and student transportation industries, between June, 1990 and March, 1995. Mr. Smith also serves as a Director of First Indiana Corporation and Somerset Group, Inc.

         Mr. Wiseman (age 52) has served as a director of the Company since July, 1996. Effective February 28, 1997, Mr. Wiseman retired as a Vice President of LDIM and as President of Major Video Concepts, Inc. ("MVC"), a wholesale distributor of videocassettes based in Indianapolis, Indiana, and a wholly-owned subsidiary of Distribution, having held such positions for more than the previous five years. From March 1, 1997 to the present, Mr. Wiseman has served as a consultant to Distribution. In connection with his services for Distribution, Mr. Wiseman was engaged to provide consulting services related to certain administrative and systems functions of the Company following the Thompson Acquisition. The Company paid no compensation for Mr. Wisemen's services in fiscal year 1997.

         Except for Mr. Lacy and Ms. Eccles, no director or nominee for director is related to any other director or nominee for director or executive officer of the Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected.


THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING

Meetings and Committees of the Board of Directors

         The management of the Company is under the direction of the Board of Directors (the "Board"). During the year ended December 31, 1997, the Board met six (6) times in addition to taking a number of actions by unanimous written consent. During such period, no incumbent director of the Company attended fewer than 75% of the aggregate of the total number of Board meetings and the total number of meetings held by the committees of the Board of Directors on which he or she served.

         The Board has established an Audit Committee and a Compensation Committee. For the year ended December 31, 1997, all of the members of the Board were appointed to the Audit Committee, with Walter S. Wiseman serving as the Chair of such committee. The Audit Committee met two (2) times in the year ended December 31, 1997. The Audit Committee recommends the annual employment of the Company's auditors and reviews the scope of audit and non-audit assignments, related fees, the accounting principles used by the Company in financial reporting, internal financial auditing procedures and the adequacies of the Company's internal control procedures.

         The Compensation Committee consisted of Margot L. Eccles (serving as Chair), Peter L. Frechette and Mr. Wiseman for the year ended December 31, 1997. The Compensation Committee determines executive officer salaries and bonuses and administers the Company's stock option plan. The Compensation Committee met once and otherwise took action by unanimous written consent during the year ended December 31, 1997.

         The Board does not have a standing nominating committee.

         On November 6, 1997, prior to the completion of the Thompson Acquisition, the Board of Directors of the Company appointed a committee of independent directors (the "Independent Committee"), consisting of Peter L. Frechette and Michael L. Smith, for the purposes of reviewing transactions between the Company and LDI relating to the Thompson Acquisition. Based on the determination of management with regard to the acquisition of the Florida division of AutoPaints, the Independent Committee was also charged with reviewing the fairness of the Proposed Acquisition, from a financial point of view, to the shareholders of the Company not affiliated with LDI. (See "Background of the Proposed Acquisition" herein.)

Director Compensation

         In the year ended December 31, 1997, the non-employee directors of the Company were paid an annual retainer of $6,000, a board meeting fee of $1,000 per meeting, a committee meeting fee of $750 per meeting, and a telephonic board meeting fee of $250 per meeting. Directors of the Company who are employees of FinishMaster, AutoPaints, Distribution, LDI, LDIM or their affiliates do not receive compensation for their services as directors.

Compliance with Reporting Requirements

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), requires the Company's directors and executive officers and beneficial owners of more than 10% of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") certain reports regarding the ownership of the Company's securities or any changes in such ownership. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file.

         Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the year ended December 31, 1997 and except as set forth below, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to Section 16(a) of the 1934 Act were complied with. Following his election as a director in November, 1997, Mr. Smith did not file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form 3, but such form has since been filed, reporting that Mr. Smith owns no securities of the Company. Following his appointment as Senior Vice President on October 13, 1997, Mr. Stephenson did not file on a timely basis an Initial Statement of Beneficial Ownership of Securities on Form 3, but such form has since been filed, reporting that Mr. Stephenson held an option to purchase 5,000 shares of Common Stock of the Company as of the time he became an executive officer.

Remuneration of Executive Officers

         The following table summarizes, for the Company's last three completed fiscal years ended December 31, 1997, the compensation of the persons who served as Chief Executive Officer of the Company during the year ended December 31, 1997 and each of the other most highly compensated executive officers of the Company who were serving as such at the end of such period and whose salary and bonus compensation exceeded $100,000 for services rendered in all capacities to the Company and its subsidiary during the most recent fiscal year (collectively, the "Named Executive Officers"). With the exception of Mr. Young, who serves as President and Chief Operating Officer of the Company, employees of LDI who serve as officers of the Company serve without compensation from the Company. See "Certain Relationships and Related Transactions."


                                                SUMMARY COMPENSATION TABLE

                                                                                              Long-Term
                                                               Annual Compensation           Compensation
                                                                                              Securities        All Other
              Name and                        Fiscal                                          Underlying         Compen-
         Principal Position                    Year             Salary          Bonus         Options(1)        sation(2)

Andre B. Lacy.......................           1997              ---            ---              ---              ----
Chief Executive Officer                        1996(3)           ---            ---              ---              ----
                                               1995(3)           ---            ---              ---              ----

Thomas U. Young.....................
President and Chief Operating                  1997          $64,000(4)         ---              ---               ---
Officer                                        1996(3)      $112,500(4)         ---              ---               ---
                                               1995(3)          ---             ---              ---               ---

Roger A. Sorokin....................           1997          $100,000        $28,450           5,000            $3,211
Vice President-Finance and                     1996            92,000         14,000            ---              2,921
Chief Financial Officer                        1995            79,000         27,650          12,500             2,346

Charles R. Stephenson...............           1997           $48,077(5)      29,312           5,000           $30,355(6)
Senior Vice President                          1996            ---             ---             ---              ---
                                               1995            ---             ---             ---              ---


(1)      Represents the number of shares for which options have been granted.

(2) Represents the Company's 25% match of up to 6% of employee deferrals of currently earned income into the 401(k) Employee Savings Plan and any profit sharing contributions made by the Company for eligible employees to the 401(k) Employee Savings Plan at the rate of 1% of compensation.

(3) Represents amounts paid in the period from July, 1996 through December 31, 1996. Mr. Lacy and Mr. Young were not executive officers of the Company until July, 1996, when AutoPaints acquired the shares of Common Stock held by Maxco, Inc., a Michigan corporation.

(4) Represents sums paid by the Company to AutoPaints for services provided to the Company by Mr. Young.

(5) Represents amounts paid in the period from August 11, 1997 (the date on which Mr. Stephenson joined the Company) through December 31, 1997.

(6) Consists principally of travel and moving expenses and related costs associated with Mr. Stephenson's relocation upon joining the Company.

              Stock Options Granted in Year Ended December 31, 1997

         The following table sets forth information related to options granted during the fiscal year ended December 31, 1997 to each of the Named Executive Officers to whom options have been granted.


                                                                                                  Potential Realizable Value
                                                                                                   at Assumed Annual Rates
                                                                                                        of Stock Price
                                                                                                         Appreciation
                                                              Individual Grants                         for Option Term

                                            % of Total
                                             Options
                          Securities        Granted to      Exercise or
                          Underlying      Employees in      Base Price
                           Options        Fiscal Year         ($/Sh)          Expiration
         Name            Granted (#)          1997                               Date             5%($)(1)        10%($)(1)
         ----            -----------          ----                               ----             --------        ---------

Roger A. Sorokin            5,000             11.1%           $7.00             2/10/07          $22,011.50      $55,779.50
Charles R. Stephenson       5,000             11.1%           $7.00             8/11/07          $22,011.50      $55,779.50

(1) These gains are based upon assumed rates of annual compound stock appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises are dependent upon the future performance of the Shares and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

         The following table sets forth certain information regarding the total number of stock options held by each of the Named Executive Officers, and the aggregate value of such stock options, as of December 31, 1997. None of such stock options had been exercised as of such date.

                                Aggregated Option Exercises in Year Ended December 31, 1997
                                             and Fiscal Year-End Option Values

                                                                      Number of Securities
                                                                     Underlying Unexercised           Value of In-the-Money
                                   Shares                             Options at the Year              Unexercised Options
                                 Acquired on          Value                  Ended                      at the Year ended
            Name                Exercise (#)      Realized ($)          December 31, 1997             December 31, 1997 ($)
            ----                ------------      ------------          -----------------             ---------------------

Andre B. Lacy                      ---                ---                      ---                             $---
Thomas U. Young                    ---                ---                      ---                             $---
Roger A. Sorokin                   ---                ---                    28,000                           $46,250
Charles R. Stephenson              ---                ---                     5,000                           $23,750

Compensation Committee Interlocks and Insider Participation

         For the year ended December 31, 1997, the Compensation Committee of the Board (the "Committee") consisted of Ms. Eccles, Mr. Frechette and Mr. Wiseman.

         Mr. Lacy, the Company's Chief Executive Officer, is a member of the Compensation Committee of Patterson Dental Company. Mr. Frechette, who is a Director and member of the Company's Compensation Committee, is the Chief
Executive Officer of Patterson Dental Company. Mr. Lacy did not receive any compensation from the Company for the year ended December 31, 1997 for his services as a director and the Chief Executive Officer of the Company.

Compensation Committee Report on Executive Compensation

Overview and Philosophy

         The Committee is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation policies. In addition, the Committee, pursuant to authority delegated by the Board, determines on an annual basis the compensation to be paid to the executive officers of the Company.

         The objectives of the Company's executive compensation program are to:

         --       Support the achievement of desired Company performance.

         -- Provide compensation that will attract and retain superior talent and reward performance.

         -- Align the executive officers' interests with the success of the Company by placing a portion of pay at risk, with payout dependent upon corporate performance.

         The executive compensation program provides an overall level of compensation opportunity that is competitive with companies of comparable size and complexity. The Committee will use its discretion to set executive compensation where in its judgment external, internal or an individual's circumstances warrant it.

Executive Officer Compensation Program

         The Company's  executive officer  compensation  program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options, and various benefits, including medical and deferred compensation plans, generally available to employees of the Company.

Base Salary

         Base salary levels for the Company's executive officers are competitively set relative to other comparable companies. In determining salaries the Committee also takes into account individual experience and performance.

Annual Incentive Compensation

         The Company's annual incentive program for executive officers and key managers provides direct financial incentives in the form of an annual cash bonus to executives based on the Company's ability to create economic value. Economic value is measured by the Company's ability to generate a return in excess of the Company's cost of capital. Specific individual performance was also taken into account in determining bonuses.

Stock Option Program

         The stock option program is the Company's long-term incentive plan for executive officers and key employees. The objectives of the program are to align executive and shareholder long-term interests by creating a strong and direct link between executive pay and shareholder return, and to enable executives to develop and maintain a significant, long-term ownership position in the Company's Common Stock.

         The Company's stock option plan (the "Stock Option Plan") was adopted by the Company's Board of Directors in November 1993, was ratified by the then sole stockholder on November 30, 1993 and was amended and restated by the Board of Directors on April 30, 1997. The Stock Option Plan provides for the grant of both incentive stock options intended to qualify for preferential tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options that do not qualify for such treatment. The Stock Option Plan authorizes a committee of directors to award executive and key employee stock options. The Committee functions as the Stock Option Plan committee. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant, have ten year terms and can have exercise restrictions established by the Committee. A total of 600,000 shares of Common Stock have been reserved for issuance under the Stock Option Plan.

         During the year ended December 31, 1997, options for 45,000 shares were granted to officers and key employees.

Deferred Compensation

         The Company's employees participate in the FinishMaster, Inc. 401(k) Employee Savings Plan. The 401(k) plan is a "cash or deferred" plan under which employees may elect to contribute a certain portion of their annual compensation which they would otherwise be eligible to receive in cash. The Company has agreed to make a matching contribution of 25% of the employees' contributions of up to 6% of their annual compensation. Contributions must be made from current or retained earnings of the Company. All full time employees of the Company or its subsidiary who have completed one year of service are eligible to participate in the plan. Participants are immediately 100% vested in all participant contributions and vest 20% per year over five years with respect to "company match" contributions. The plan does not contain an established termination date, and it is not anticipated that it will be terminated at any time in the foreseeable future.

Benefits

         The Company provides medical benefits to the executive officers that are generally available to Company employees. The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary for the year ended December 31, 1997.

Chief Executive Officer

         Andre B. Lacy served as the Company's Chief Executive Officer for year ended December 31, 1997, having first been named to such position in July, 1996. Mr. Lacy did not receive any compensation from the Company for the year ended December 31, 1997 for his services as a director and the Chief Executive Officer of the Company.

         The Compensation Committee of the Company for the year ended December 31, 1997:

                  Margot L. Eccles
                  Peter L. Frechette
                  Walter S. Wiseman

                          COMPARATIVE STOCK PERFORMANCE

         The graph below compares the cumulative total shareholder return on the Common Stock of the Company for the period beginning February 23, 1994 and ending December 31, 1997, with the cumulative total return on the CRSP Total Return Index for the Nasdaq Stock Market (US Companies) (1) and the Nasdaq Index of Non-Financial Companies (2) over the same period, assuming the investment of $100 in the Company's Common Stock, the Nasdaq U.S. Index and the Nasdaq Non-Financial Index on February 23, 1994, and reinvestment of all dividends.

                      COMPARISON OF CUMULATIVE TOTAL RETURN
                     OF COMPANY, PEER GROUP AND BROAD MARKET

                               FISCAL YEAR ENDING

COMPANY             BASE    3/31/94    3/31/95   3/31/96   12/31/96   12/31/97
FINISHMASTER         100      82.95     139.77    104.55     65.91    106.82
PEER GROUP           100      93.07     101.98    137.59    159.16    186.85
BROAD MARKET         100      93.85     104.40    141.76    166.59    204.42

THE PEER GROUP CHOSEN WAS:
NASDAQ NON-FINANCIAL INDEX

THE BROAD MARKET INDEX CHOSEN WAS:
NASDAQ MARKET INDEX -- U.S. COMPANIES

(1) The CRSP Total Return Index for the Nasdaq Stock Market (US Companies) is composed of all domestic common shares traded on the Nasdaq National Market and the Nasdaq Small-Cap Market.

(2)      Nasdaq index of non-financial companies.

Certain Relationships and Related Transactions

         AutoPaints is a wholly-owned subsidiary of Distribution, which is, in turn, a wholly-owned subsidiary of LDI. AutoPaints currently owns 4,045,100 shares, or approximately 67.5% of the outstanding Common Stock of the Company. Andre B. Lacy is a general partner of LDI and is President, Chairman of the Board and Chief Executive Officer of LDIM, the corporate managing general partner of LDI. Mr. Lacy also serves as Chairman of the Board, President and Chief Executive Officer of Distribution and as Chairman of the Board and Chief Executive Officer of both the Company and AutoPaints. Thomas U. Young is the President and Chief Operating Officer of both the Company and AutoPaints. Pursuant to an arrangement between the Company and AutoPaints, the Company pays to AutoPaints an amount in respect of the services Mr. Young provides to the Company. (See "Remuneration of Executive Officers" herein.)

         During the period between July 10, 1996 and December 31, 1997, AutoPaints has made certain services and certain AutoPaints employees available to the Company to perform certain managerial tasks. Accordingly, the Company paid $291,000 in the aggregate to AutoPaints during the year ended December 31, 1997, in return for the services of AutoPaints and its employees. Of such amount, $64,000 was paid in connection with the services of Mr. Young as the Company's President and Chief Operating Officer. The remainder was paid in connection with miscellaneous services provided by AutoPaints from time to time, when requested by the Company. Mr. Walt Wiseman, a director of the Company, provided certain consulting services for the benefit of the Company in fiscal year 1997, for which the Company paid no compensation. (See "Directors and Directors Nominees" herein.)

         In connection with the Thompson Acquisition, the Company entered into a Subordinated Note Agreement with LDI dated November 19, 1997 pursuant to which LDI loaned the Company $30 Million on an unsecured basis. The obligation bears interest at a rate of 9%, with interest payable quarterly and with principal due on May 19, 2004. Repayment of this obligation is subordinated to the Company's bank credit facility. On March 27, 1998, the Company entered into a Credit Agreement with LDI pursuant to which LDI has agreed to make available to the Company a $10 million unsecured, revolving line of credit for a one year period. The interest rate borne by loans under the Credit Agreement is the same as the interest rates borne under the Company's bank credit facility. The obligations of the Company under the Credit Agreement are also subordinated to the Company's bank credit facility. The Company believes that both credit facilities with LDI are on terms at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party.

         Subsequent to the execution of the Merger Agreement between the Company and AutoPaints (as described more particularly under Proposal III below), the Company and AutoPaints entered into an agreement effective March 1, 1998, pursuant to which certain management and administrative services are provided to the Company's southeast operations by AutoPaints without charge.

         Effective March 1, 1998, the Company relocated its administrative headquarters from the Kentwood, Michigan distribution center to newly renovated office space located in Indianapolis, Indiana that will be leased by the Company from LDI. Although no formal lease agreement has yet been entered into, the Company believes that its terms will be at least as favorable as those that could be obtained by arms-length negotiations with an unaffiliated third party. (See "Conflicts of Interest" herein.)

         The Merger Agreement contains an agreement by AutoPaints to vote the shares it owns in the Company for the Proposed Acquisition. Because AutoPaints owns approximately 67.5% of the outstanding shares of the Company, approval of the Proposed Acquisition is assured. (See "Conflicts of Interest" herein.)

Recent Developments

         Pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated October 14, 1997 by and among the Company, FMST Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("FMST"), and Thompson, (i) FMST acquired 8,460,161 shares, or approximately 97.9%, of the outstanding shares of common stock, par value $.001 per share, of Thompson, including the stock purchase rights associated therewith issued under the Rights Agreement dated as of May 6, 1997, pursuant to a cash tender offer of $8.00 net per share for all the outstanding stock of Thompson (the "Offer"); and (ii) subsequent to the acceptance of the Shares tendered in the Offer, FMST was merged with and into Thompson, with Thompson surviving the Merger. As a result of the Thompson Acquisition, the separate corporate existence of FMST terminated, Thompson became a wholly owned subsidiary of FinishMaster, and all of the remaining outstanding Shares (other than any Shares held by FinishMaster or any wholly owned subsidiary of FinishMaster or in the treasury of Thompson or by any wholly owned subsidiary of Thompson) were converted into the right to receive $8.00 net per share in cash. (See "Background and Purpose of the Proposed Acquisition" herein.)

         On February 16, 1998, the Company, AutoPaints and Distribution entered into an Agreement and Plan of Merger. (See Proposal III-Approval of Proposed Acquisition herein.)

              PROPOSAL II - RATIFICATION OF APPOINTMENT OF AUDITORS

         The Board of Directors proposes the ratification by the shareholders at the Annual Meeting of the appointment of the accounting firm of Coopers & Lybrand, LLP ("Coopers & Lybrand") as independent auditors for the fiscal year ended December 31, 1998. A representative of Coopers & Lybrand is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative so desires. Such representative will also be available to respond to any appropriate questions shareholders may have.

                  PROPOSAL III-APPROVAL OF PROPOSED ACQUISITION

Introduction

         On February 16, 1998, the Company, AutoPaints and Distribution entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, which is subject to the approval of the Company's shareholders, AutoPaints will merge with and into the Company, and the Company will be the surviving corporation. At the effective time of the Proposed
Acquisition, all of the issued and outstanding shares of AutoPaints owned by Distribution and the 4,045,100 shares of common stock of the Company owned by AutoPaints immediately prior to the effective time shall, by virtue of the Proposed Acquisition, be cancelled and converted into a right of Distribution to receive (i) 4,045,100 shares of the common stock of the Company, issued in respect of the shares owned by AutoPaints that were cancelled in connection with the Proposed Acquisition, and (ii) 1,542,416 additional shares of the common stock of the Company. As a result of the Proposed Acquisition, Distribution will own 5,587,416 shares, or approximately 74.2%, of the outstanding Common Stock of the Company. Other than the issuance of the additional shares to Distribution as described above, the Proposed Acquisition will have no affect on the rights of shareholders of the Company.

         AutoPaints, which is an Indiana corporation, has its principal executive offices at 54 Monument Circle, Indianapolis, Indiana 46204 (telephone 317-236-5400). AutoPaints is a wholly owned subsidiary of Distribution, which is, in turn, a subsidiary of LDI. (See "Certain Relationships and Related Transactions" and "Conflicts of Interest" herein.). There is no established trading market for the shares of AutoPaints. AutoPaints distributes automotive paints, coatings and paint related accessories to the automotive collision repair industry through 14 retail locations and one distribution center in central and southwest Florida.

         In the Merger Agreement, AutoPaints agreed to vote its shares of the Company for the approval of the Proposed Acquisition and the Merger Agreement. Because AutoPaints owns approximately 67.5% of the outstanding shares of the Company, approval of the Proposed Acquisition and the Merger Agreement is assured.

Background and Purpose of the Proposed Acquisition

         Effective May 31, 1996, AutoPaints acquired the assets of the "Steego" division of Parts Depot Company, L.P., a Delaware limited partnership ("Parts
Depot"), pursuant to the exercise of an option to acquire such assets granted under a certain Option Agreement dated November 24, 1995 by and between Parts Depot and LDI (the "Option Agreement"). LDI assigned its rights under the Option Agreement to AutoPaints effective May 30, 1996. The assets acquired by AutoPaints pursuant to the Option Agreement consisted primarily of 12 retail locations and one distribution center in central and southeast Florida which market and distribute paints to automobile collision repair facilities.

         On July 9, 1996, AutoPaints completed the purchase of 4,045,000 shares, or approximately 67.4% of the then outstanding shares of Common Stock of the Company, from Maxco, Inc., a Michigan corporation, at a price of $11.50 per share in cash, or $46,517,500 in the aggregate.

         On November 21, 1997, the Company acquired substantially all of the outstanding shares of common stock of Thompson for $8.00 net per share in cash, or an aggregate of approximately $73,471,000, including related acquisition costs. In addition to the cash purchase price, the Company refinanced approximately $34,474,000 of Thompson's outstanding indebtedness. The Thompson Acquisition provided the Company with approximately 90 additional retail facilities for the distribution of automotive paint and refinishing supplies, primarily in the West, the Northeast and the Southeast, including retail facilities that Thompson operated in northern and central Florida.

         In connection with the acquisition of Thompson, the Company borrowed $30 million from LDI. (See "Certain Relationships and Related Transactions" herein.) The Company also entered into a bank credit facility for which NBD Bank, N.A. ("NBD") acts as agent, and which provided the Company with up to $100,000,000. The proceeds from these two financings provided funds for the acquisition of Thompson, the refinancing of Thompson's outstanding indebtedness and the refinancing of the Company's outstanding line of credit.

         As a condition of its amended bank credit facility, the Company agreed to obtain by June 30, 1998 an additional equity investment in the Company of $14,000,000 or such lesser amount as may be acceptable to NBD. It was determined by management of the Company that an acquisition of the Florida division of AutoPaints in exchange for equity in the Company would be the best means of satisfying the requirement of the bank credit facility. NBD has confirmed to the Company that the Proposed Acquisition will satisfy the requirement of the bank credit facility.

         In addition to the need to comply with the equity investment requirement under the bank credit facility, the Company is pursuing the Proposed Acquisition in an effort to realize certain efficiencies that are expected to result from the combination and integration of the Florida division of AutoPaints and the southeast operations of the Company. It is anticipated that such a combination will present opportunities to realize certain economies through the consolidation of overlapping sales, inventory, distribution and administrative functions. Except as reflected under "Proforma Financial Information" herein, management of the Company is unable at this time to precisely quantify the benefits expected to be realized by the combination of the Florida division of AutoPaints and the southeast operations of the Company. No material charges to earnings or integration costs are expected to be associated with the Proposed Acquisition.

         On November 6, 1997, prior to the completion of the Thompson Acquisition, the Board of Directors of the Company appointed a committee of independent directors (the "Independent Committee"), consisting of Peter L. Frechette and Michael L. Smith, for the purpose of reviewing transactions between the Company and LDI relating to the Thompson Acquisition. Based on the determination of management with regard to the acquisition of the Florida division of AutoPaints, the Independent Committee was also charged with reviewing the fairness of the Proposed Acquisition, from a financial point of view, to the shareholders of the Company not affiliated with LDI.

         The Independent Committee retained independent legal counsel and, on December 23, 1997, retained the investment banking firm of McDonald & Company Securities, Inc. ("McDonald & Company") to assist it. McDonald & Company was asked to render an opinion that the Proposed Acquisition is fair to the unaffiliated shareholders of the Company from a financial point of view (the "Fairness Opinion").

         The Independent Committee negotiated the price and certain other material terms of the Proposed Acquisition with officers of AutoPaints, primarily the Treasurer of AutoPaints (who also serves as an officer and director of the Company). (See "Certain Relationships and Related Transactions" herein). AutoPaints initially proposed to the Independent Committee a transaction structure and price which were deemed inadequate. At the request of the Independent Committee, McDonald & Company reviewed with AutoPaints certain of their analyses of the Company and AutoPaints. As a result of these discussions, the Company revised its proposal in order to make it acceptable to the Independent Committee. Once the price and other material terms were generally agreed upon, counsel for the Company prepared a draft Merger Agreement. The draft was reviewed by the Independent Committee and its counsel and revisions were made in response to their comments and requests.


         Effective January 31, 1998, AutoPaints distributed to its parent, Distribution, all of its assets other than (i) the Florida division of AutoPaints, and (ii) the shares of the Company owned by AutoPaints.


         On February 16, 1998, the Board of Directors of the Company met to consider the Proposed Acquisition and the Merger Agreement. At that meeting, McDonald & Company rendered its Fairness Opinion to the Independent Committee and, based in part on such Fairness Opinion, the Independent Committee made its recommendation to the Board of Directors that the Proposed Acquisition and the Merger Agreement be approved.

         The Independent Committee, voting separately, and Board of Directors both unanimously approved the Proposed Acquisition and the Merger Agreement on February 16, 1998. The Merger Agreement was executed on February 16, 1998.

Opinion of the Financial Advisor to the Independent Committee

         On December 23, 1997 the Independent Committee, consisting of Peter L. Frechette and Michael L. Smith, retained McDonald & Company as its financial advisor to render an opinion concerning the fairness, from a financial point of view, to the unaffiliated holders of the shares of Common Stock of the Company, of the consideration to be paid by the Company in connection with the Proposed Acquisition. McDonald & Company was retained by the Independent Committee on the basis of, among other things, its experience and expertise and familiarity with distribution and automotive related businesses. As part of its investment banking business, McDonald & Company is customarily engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

         A representative of McDonald & Company attended the February 16, 1998 meeting of the Independent Committee at which the Independent Committee considered the Proposed Acquisition and approved the Merger Agreement. At such meeting, and at a meeting on February 9, 1998 with the Independent Committee, representatives of McDonald & Company made presentations and reviewed various aspects of the Proposed Acquisition, including the financial terms and conditions of the Proposed Acquisition.

         At the February 16, 1998 meeting, McDonald & Company advised the Independent Committee that, at the Independent Committee's request, it would be in a position to render a written opinion as to the fairness, from a financial point of view, to the unaffiliated holders of the shares of Common Stock of the Company, of the consideration to be paid by the Company in connection with the Proposed Acquisition. On February 16, 1998, the Independent Committee requested, and McDonald & Company delivered, such opinion. The full text of McDonald & Company's opinion dated as of February 16, 1998 is attached as Appendix I to this Proxy Statement and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to Appendix I. Shareholders are urged to read the opinion in its entirety for a description of the procedures followed, assumptions and qualifications made, matters considered and limitations undertaken by McDonald & Company. The opinion of McDonald & Company will not be updated or reconfirmed prior to the Annual Meeting of Shareholders.

         McDonald & Company was advised that Distribution, as the sole shareholder of AutoPaints, is the beneficial owner of 4,045,100 shares of the Company's Common Stock, all of which shares are currently owned of record by AutoPaints. McDonald & Company was also advised that, at the effective time of the Proposed Acquisition and pursuant to the Merger Agreement, all of the 4,045,100 shares of the Company's Common Stock owned by AutoPaints will be canceled, and Distribution will be issued a new certificate registered in its name with respect to such shares. McDonald & Company was advised that this one for one exchange of currently issued and outstanding Company shares for a new certificate as a consequence of the Proposed Acquisition is for a valid business purpose. There is no dilution suffered by the public shareholders as a consequence of this exchange nor is the economic effect of the Proposed Acquisition on the public shareholders affected in any way by such exchange. Accordingly, McDonald & Company disregarded any effect of this exchange for purposes of its opinion.

         McDonald & Company's opinion is directed to the Independent Committee of the Board of Directors of the Company and addresses only the fairness, from a financial point of view, to the unaffiliated holders of the shares of Common Stock of the Company, of the consideration to be paid by the Company in connection with the Proposed Acquisition as of the date of the opinion. The opinion does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Company's Annual Meeting.

         In connection with rendering its opinion, McDonald & Company reviewed and analyzed, among other things: (i) the Merger Agreement; (ii) certain publicly available information concerning the Company, including the Company's Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal 1997; (iii) audited financial information for the Florida Division of AutoPaints for the year ended December 31, 1997; (iv) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and AutoPaints furnished to McDonald & Company by the Company and AutoPaints for purposes of its analysis; (v) certain publicly available information concerning the trading of, and the trading market for, the Company's Common

Stock; (vi) certain publicly available information with respect to certain other companies that McDonald & Company believed to be comparable to the Company or to AutoPaints and the trading markets for certain of such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of certain other transactions that McDonald & Company considered relevant to its inquiry. McDonald & Company also met with certain officers and employees of the Company and AutoPaints to discuss the business and prospects of the Company and AutoPaints, as well as other matters McDonald & Company believed to be relevant to its inquiry. McDonald & Company has not reviewed 1997 year-end and first quarter 1998 financial information, which became available after the date of their opinion.

         McDonald & Company was not engaged to verify, and relied, without independent verification, upon the accuracy and completeness of all of the financial and other information reviewed by it and the representations and warranties of AutoPaints, the Company and Distribution contained in the Merger Agreement for purposes of its opinion. McDonald & Company also relied upon the managements of the Company and AutoPaints as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to it, and assumed that such projections and forecasts reflect the best currently available estimates and judgments of such respective managements and that such projections and forecasts will be realized in the amounts and in the time periods currently estimated by the management of the Company and AutoPaints. McDonald & Company was not engaged to assess the achievability of such projections or the assumptions on which they were based and expressed no view as to such projections or assumptions. McDonald & Company was not engaged to, and did not, make an independent evaluation or appraisal of the assets and liabilities of the Company and AutoPaints and was not furnished with any such evaluation or appraisal. In addition, McDonald & Company was informed by the Company and AutoPaints that any dividends or other transfers of assets made by AutoPaints prior to the closing of the Proposed Acquisition will not include any assets reflected in the audited financial statements of the Florida Division of AutoPaints as of December 31, 1997. McDonald & Company was not engaged to, and did not independently attempt to, verify any such information.

         The following is a summary of the financial and other analyses on AutoPaints and the Company performed by McDonald & Company in connection with its opinion.

AutoPaints

         Analysis of Comparable Merger & Acquisition Transactions. In order to assess market pricing for recent acquisitions of automotive paint distributors, McDonald & Company identified 11 transactions completed between 1994 and 1997. Five of the transactions involved the Company prior to AutoPaint's purchase of 67.4% of the then outstanding Common Stock of the Company and two of the transactions involved Thompson prior to its sale to the Company. The transactions identified by McDonald & Company also included AutoPaints' purchase of the assets of the Steego division of Parts Depot, Inc. and County Autopaints, Inc., AutoPaint's purchase of 67.4% of the then outstanding Common Stock of the Company, and the Company's purchase of Thompson.

         McDonald & Company analyzed the range of multiples of last twelve month ("LTM") sales and multiples of earnings before interest, income tax, depreciation and amortization expense ("EBITDA") represented by the purchase price paid in the transactions it reviewed to derive the Enterprise Value of AutoPaints. For purposes of its analysis McDonald & Company made adjustments to AutoPaints' actual EBITDA to reflect certain one-time expenses, which included certain extraordinary medical expenses and expenses relating to the integration of an acquisition into AutoPaints' operations, incurred during the year (the "Adjusted 1997 EBITDA"). Sales multiples ranged from .41x to 1.09x, with a median of .57x and EBITDA multiples ranged from 5.76x to 27.14x, with a median multiple of 7.66x. McDonald & Company applied the multiple of .60x to AutoPaints' 1997 Sales and of 7.5x to AutoPaints' Adjusted 1997 EBITDA. McDonald & Company also applied the multiple of .55x to AutoPaints' projected 1998 Sales and of 7.0x to AutoPaints' projected 1998 EBITDA. McDonald & Company then weighted the Enterprise Values derived using 1997 Sales and Adjusted EBITDA figures 35%, respectively, and the Enterprise Values derived using projected 1998 Sales and EBITDA figures 15%, respectively, to determine a Weighted Average Enterprise Value for AutoPaints. McDonald & Company gave higher weighting to 1997 multiples based on its experience in prior transactions. The value of AutoPaints' equity was calculated by taking the Weighted Average Enterprise Value and subtracting outstanding debt and adding excess cash. This valuation technique resulted in an implied equity value for AutoPaints of $15.0 million.

         Leveraged Buyout Analysis. McDonald & Company also performed a leveraged buyout ("LBO") analysis of AutoPaints as a means of establishing its value assuming a sale to a typical financial buyer. An LBO involves the acquisition or recapitalization of a company financed primarily by incurring indebtedness that is serviced by the post- LBO operating cash flow of the Company. McDonald & Company used financial and operating projections provided by management on a stand-alone basis (the "Stand-Alone Scenario") and assumed, for purposes of the LBO analysis, a leveraged capital structure (48.4% senior debt, 25.8% subordinated debt and 25.8% equity). Management's Stand- Alone Scenario projections supported an aggregate equity value for AutoPaints of $14.8 million. This purchase price and capital structure resulted in a senior debt to 1997 Adjusted EBITDA multiple of 3.1x and a total debt to 1997 Adjusted EBITDA multiple of 4.7x. Based on management's Stand-Alone Scenario projections, the LBO equity and subordinated debt holders would earn internal rates of return of 33.6% and 18.5%, respectively.

         Discounted Cash Flow Analysis. McDonald & Company completed discounted cash flow analyses on AutoPaints' operations utilizing management's projections using the same Stand-Alone Scenario used in its LBO analysis and for AutoPaints utilizing management's projections taking into account synergies expected to be realized in connection with the Proposed Acquisition (the "Synergy Scenario"). McDonald & Company estimated the theoretical present value of cash flows generated by AutoPaints' operations based on the sum of (i) the discounted cash flows which AutoPaints could generate over a five-year period in each scenario and (ii) a terminal value for AutoPaints which assumes that a buyer will place a certain value on the cash flow generated by AutoPaints in accordance with the final projected year in each scenario.

         McDonald & Company's calculation of a theoretical terminal value of AutoPaints in each scenario was based on a multiple of EBITDA in the fifth year. This terminal value and the cash flows generated by AutoPaints were discounted using a discount rate that in McDonald & Company's judgment reflects the risks associated with the cash flows to derive the Enterprise Value of AutoPaints. The value of the equity was calculated by taking the Enterprise Value and subtracting outstanding debt and adding excess cash. McDonald & Company derived discount rates of 14.0% to 16.0% for the Stand- Alone Scenario and 16.0% to 18.0% for the Synergy Scenario and exit multiples of EBITDA of 7.0x to 8.0x for each scenario. In determining an appropriate discount rate, McDonald & Company started with a conventional capital asset pricing model which calculated a cost of capital. McDonald & Company added a premium to this cost of capital to determine a discount rate which reflected McDonald & Company's judgment concerning the risks associated with the future cash flows of each scenario. Applying these discount rates and exit multiples, McDonald & Company estimated that, based on a discounted cash flow analysis of management's Stand-Alone Scenario and Synergy Scenario projections, the present value of the equity of AutoPaints ranged from $17.4 million to $20.4 million and $21.1 million to $24.7 million, respectively.

         Inherent in any discounted cash flow valuation are the use of a number of assumptions, including the accuracy of management's projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could materially alter the results of a discounted cash flow analysis. AutoPaint's forecast assumptions include a modest increase in same-store sales, and gross margins in line with historical results. General and administrative expenses as a percentage of sales are expected to improve moderately as certain fixed cost elements are factored over a larger sales base.

The Company

         Analysis of Comparable Merger & Acquisition Transactions. McDonald & Company used the same comparable merger and acquisition transactions to establish the value of the Company as it used to establish the value of AutoPaints. Sales multiples ranged from .41x to 1.09x, with a median of .57x and EBITDA multiples ranged from 5.76x to 27.14x, with a median multiple of 7.66x. McDonald & Company applied the multiple of .60x to the Company's 1997 Pro Form Sales and of 7.5x to the Company's 1997 Pro Forma EBITDA. The Company's 1997 Pro Forma Sales and EBITDA were provided by management and derived from the estimated full year effect of the Thompson Acquisition. McDonald & Company also applied the multiple of .55x to the Company's projected 1998 Sales and of 7.0x to the Company's projected 1998 EBITDA. McDonald & Company then weighted the Enterprise Values derived using 1997 Pro Form Sales and EBITDA figures 35%, respectively, and the Enterprise Values derived using projected 1998 Sales and EBITDA figures 15%, respectively, to determined a Weighted Average Enterprise Value for the Company. McDonald & Company gave higher weighting to 1997 multiples based on its experience in prior transactions. The value of the Company's equity was calculated by taking the Weighted Average Enterprise Value and subtracting outstanding debt and adding excess cash. This valuation techniques resulted in an implied equity value for the Company of $61.8 million, or $10.30 per share.

         Comparable Company Analysis. McDonald & Company compared selected historical and projected market value multiples of seven publicly traded companies that it deemed to be comparable to the Company (the "Peer Group").

The companies included in the Peer Group for purposes of McDonald & Company's analysis were Autozone, Inc., Keystone Automotive Industries, Inc., the Sherwin-Williams Company, Hahn Automotive Warehouse, Inc., O'Reilly Automotive, Inc., Republic Automotive Parts, Inc. and Wilmar Industries, Inc. No company used in McDonald & Company's analysis was identical to the Company. Accordingly, McDonald & Company considered the market multiples for the composite of comparable companies to be more relevant than the market multiples of any single company.

         McDonald & Company calculated a range of implied values based upon the market multiples of companies in the Peer Group and applied them to the historical and projected results of the Company in order to determine a range of implied values for the Company's Common Stock. The companies comprising the Peer Group generally had significantly larger equity market capitalizations than the Company. Accordingly, in conducting its comparable company analysis, McDonald & Company applied a 20% discount to the Peer Group multiples to reflect the Company's smaller equity market capitalization. The amount of the discount was determined by McDonald & Company based on its experience dealing with sale transactions involving smaller capitalization companies and its experience in the trading markets for such companies' securities. After applying this discount, the Peer Group had median multiples of 1.0x LTM sales, 8.2x LTM EBITDA, 10.1x LTM EBIT, 16.1x LTM net income, 14.0x projected 1998 net income and 2.5x book value.

         McDonald & Company calculated a weighted average equity value for the Company by assigning relative weights to each of the various discounted Peer Group multiples. McDonald & Company gave higher weighting to LTM cash flow multiples based on its experience in prior transactions. The LTM EBITDA multiple was given a weight of 30%, the LTM net income multiple was given a weight of 25%, the LTM EBIT multiple was given a weight of 20%, the projected 1998 net income and book value multiples were given weights of 10% each and the multiple of LTM sales was given a multiple of 5%. This analysis resulted in an implied weighted average equity value for the Company of $73.8 million, or $12.30 per share.

         Discounted Cash Flow Analysis. McDonald & Company completed discounted cash flow analyses on the Company's operations utilizing management's projections on a stand-alone basis. McDonald & Company estimated the theoretical present value of cash flows generated by the Company's operations based on the sum of (i) the discounted cash flows which the Company could generate over a five-year period and (ii) a terminal value for the Company which assumes that a buyer will place a certain value on the cash flow generated by the Company in accordance with the final projected year.

         McDonald & Company's calculation of a theoretical terminal value of the Company was based on a multiple of EBITDA in the fifth year. This terminal value and the cash flows generated by the Company were discounted using a discount rate that in McDonald & Company's judgment reflects the risks associated with the cash flows to derive the Enterprise Value of the Company. The value of the equity was calculated by taking the Enterprise Value and subtracting outstanding debt and adding excess cash. McDonald & Company derived discount rates of 19.0% to 21.0% and exit multiples of EBITDA of 7.0x to 8.0x. In determining an appropriate discount rate, McDonald & Company started with a conventional capital asset pricing model which calculated a cost of capital. McDonald & Company added a premium to this cost of capital to determine a discount rate which reflected McDonald & Company's judgment concerning the risks associated with the future cash flows of the Company. The discount rates derived by McDonald & Company for the Company reflect its qualitative judgment concerning the specific risks associated with the Company's projected cash flows which are dependent on the successful integration of the Thompson Acquisition. Applying these discount rates and exit multiples, McDonald & Company estimated that the average present value of the equity of the Company was $80.6 Million, or $13.44 per share.

         Inherent in any discounted cash flow valuation are the use of a number of assumptions, including the accuracy of management's projections, and the subjective determination of an appropriate terminal value and discount rate to apply to the projected cash flows of the entity under examination. Variations in any of these assumptions or judgments could materially alter the results of a discounted cash flow analysis. The fundamental assumptions employed in the Company's projections reflect a continuation of the Company's acquisition program, a modest increase in same-store sales, and gross margins in line with historical results. Management also assumed that general and administrative expenses as a percentage of sales will decline over time as certain fixed costs are factored over a larger sales base and synergies are realized from closing non-essential locations.

         Current Company Equity Value. McDonald & Company reviewed the trading volume and market prices for the Company's Common Stock since March 1994. As of January 28, 1998 the Company's Common Stock closed at a per share value of $9.50, implying an equity value for the Company of $57.0 million.

Results of Analyses

         All analyses utilized by McDonald & Company to determine the range of values for AutoPaints and the Company were equally weighted. These analyses resulted in a range of equity values for AutoPaints and the Company of $17.1 million to $18.9 million and $64.8 million, or $10.80 per share, to $71.6 million, or $11.93 per share, respectively. Such analysis implies an indicated range of shares of the Common Stock of the Company to be exchanged for AutoPaints of 1,431,000 to 1,748,000 shares.

         The range of equity value for AutoPaints of $17.1 million to $18.9 million was determined by taking the average of the four valuation techniques described (Mid-Point of Discounted Cash Flow Analysis - Stand-Alone Scenario - $17.4 million to $20.4 million, Mid-Point of Discounted Cash Flow Analysis - Synergy Scenario - $21.1 million to $24.7 million, Analysis of Comparable Merger & Acquisition Transactions - $15.0 million, and Leveraged Buyout Analysis - $14.8 million) and applying a range to the result of plus/minus 5%.

         The range of equity value for the Company of $64.8 million, or $10.80 per share, to $71.6 million, or $11.93 per share was determined by taking the average of the four valuation techniques described (Mid-Point of Discounted Cash Flow Analysis - $63.4 million to $97.9 million, Analysis of Comparable Merger & Acquisition Transactions - $61.8 million, Comparable Company Analysis - $73.8 million, and Current Company Equity Value - $57.0 million) and applying a range to the result of plus/minus 5%.

Other Analyses

          In rendering its opinion, McDonald & Company considered certain other factors and conducted certain other analyses. These analyses did not directly focus on the consideration for the Proposed Acquisition, but were undertaken to provide contextual data and comparative market data to assist in assessing the Proposed Acquisition and the market's valuation of the Company's Common Stock.

         Dilution Analysis. McDonald & Company reviewed the impact of the Proposed Acquisition on the financial projections of the Company. The Company's projections were compared with pro forma combined company projections for earnings per share to determine the degree of dilution, if any, to the Company shareholders subsequent to the Proposed Acquisition. This analysis indicated that the Proposed Acquisition was dilutive, on an earnings per share basis, with respect to the Company in 1998 - 2000.

         Other   Analyses.   McDonald  &  Company  also   reviewed  a  group  of
transactions to assess the premiums paid for the purchase of 15%-25% of the outstanding shares of a target company by a company which prior to each respective transaction already owned in excess of 50% of the target company's shares. Furthermore, McDonald & Company reviewed AutoPaints' and the Company's relative contribution to the combined company with respect to various balance sheet and income statement items and compared this with the range of consideration to be received by the AutoPaints shareholder in the combined company after the Proposed Acquisition.

General

         No company or transaction used in the comparable companies and comparable transactions analyses for comparative purposes is identical to AutoPaints, the Company or the Proposed Acquisition. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors. Mathematical analysis (such as determining the average or median) is not, in itself, a meaningful method of using comparable company or transaction data.

         The summary of the McDonald & Company report set forth above does not purport to be a complete description of the presentation by McDonald & Company of the McDonald & Company report to the Independent Committee or of the analyses performed by McDonald & Company. The preparation of a fairness opinion is not necessarily susceptible to partial analysis or summary description. McDonald & Company believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses, without considering all analyses, or of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying the analyses set forth in the McDonald & Company report and its opinion. In addition, McDonald & Company may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to represent the actual value of AutoPaints, the Company or the combined company.

         In performing its analyses, McDonald & Company made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of AutoPaints or the Company. The analyses performed by McDonald & Company are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of McDonald & Company's analysis of the fairness, from a financial point of view, to the unaffiliated holders of the shares of Common Stock of the Company, of the consideration to be paid by the Company in connection with the Proposed Acquisition. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities may trade at the present time or at any time in the future. In addition, as described above, McDonald & Company's presentation to the Independent Committee and opinion was one of many factors taken into consideration by the Independent Committee in making its determination recommend to the Board of Directors that the Proposed Acquisition and the Merger Agreement be approved.

         In the ordinary course of its business, McDonald & Company may trade securities of the Company for its own account and for the account of its customers and may at any time hold a short or long position in such securities. McDonald & Company has expressed no opinion as to the prices at which shares of the Company's Common Stock may trade following completion of the Proposed Acquisition.

         The Company paid McDonald & Company a fee of $150,000 for its services pursuant to the engagement letter. No portion of McDonald & Company's fee is contingent upon the closing of the Proposed Acquisition. The Company also agreed to reimburse McDonald & Company for its reasonable out-of-pocket expenses of up to $10,000 and to indemnify McDonald & Company against certain liabilities, including liabilities under the federal securities laws.

Selected Financial Data of AutoPaints


         The following selected financial data of AutoPaints is for the three months ended March 31, 1998, the year ended December 31, 1997 and the eight months ended December 31, 1996. As of May 31, 1996, AutoPaints acquired the assets constituting the Florida division of AutoPaints. Financial information prior to such time is not available as the assets constituting the Florida division were previously operated as the Steego division of Parts Depot and did not report separate financial information and AutoPaints had no operations prior to the acquisition of such assets.


                                        Three Months Ended        Fiscal Year Ended      Eight Months Ended
                                                March 31,              December 31,       December 31,
                                                   1998(1)                  1997(2)           1996 (3)
                                        --------------------------------------------------------------------
                                             (Unaudited)


LDI AutoPaints, Inc.                                           (in thousands)

Statements of Operations Data

Net sales                                     $81,743                   $152,099            $72,960

Gross profit                                   29,310                     55,185             25,698

Income (loss) from operations                   3,917                    (1,971)            (3,790)

Net Income (Loss)                            $    420                 $  (3,049)         $  (3,139)
                                             ========                 ==========         ==========

                                            March 31,                           December 31,
                                                 1998                        1997                1996 (1)
                                            -------------                ------------        ------------
                                            (Unaudited)
                                                               (in thousands)

Balance Sheet Data

Working capital                               $40,975                    $46,631            $20,504
Total assets                                  227,761                    271,863            123,902
Long-term debt                                124,688                    134,804             18,676
Stockholders' equity                           36,859                     73,261             66,361

(1) The above includes the accounts of AutoPaints majority-owned subsidiary, FinishMaster, Inc. (the "Company"). Effective January 31, 1998, AutoPaints distributed to its parent, Distribution, all of its assets other than (i) the Florida division of AutoPaints and (ii) the shares of the Company owned by AutoPaints.

(2)      The  above   includes   the  accounts  of   AutoPaints   majority-owned
         subsidiary, FinishMaster, Inc. It also reflects the acquisition of Thompson PBE, Inc. by FinishMaster in November 1997.

(3) The above financial information for AutoPaints is for the period from May 31, 1996 (the date of acquisition by AutoPaints of the assets constituting the Florida division) to December 31, 1996. The above includes the accounts of its majority-owned subsidiary, FinishMaster, from July 9, 1996 (the date of acquisition by AutoPaints) to December 31, 1996.

Financial Statements of AutoPaints


     Attached to this Proxy Statement as Appendix II are (i) the audited financial statements of AutoPaints for the year ending December 31, 1997 and for the eight months ended December 31, 1996, and (ii) the unaudited financial statements of AutoPaints for the three months ended March 31, 1998. As of May 31, 1996, AutoPaints acquired the assets constituting its Florida division. Financial information prior to such time is not available as the assets constituting Florida division were previously operated as the Steego division of Parts Depot and did not report separate financial information and AutoPaints had no operations prior the acquisition of such assets. Effective January 31, 1998, AutoPaints distributed to its parent, Distribution, all of its assets other than
(i) the Florida division of AutoPaints, and (ii) the shares of the Company owned by AutoPaints.

Business of the Company

General

         The Company is the leading national distributor of automotive paints, coatings and paint-related accessories to the automotive collision repair industry in the United States. The Company serves its customers through 143 sales outlets and three distribution centers located in 22 states. The Company has approximately 20,000 customers to which it provides a comprehensive selection of brand name products supplied by E.I. DuPont de Nemours & Co.
("DuPont"), PPG Industries, Inc. ("PPG"), BASF Corporation ("BASF"), and Minnesota Mining & Manufacturing Co., Inc. ("3M"), in addition to its own FinishMaster PrivateBrand refinishing accessory products. The Company is typically the primary source of supply to its customers and offers a broad range of services designed to enhance the operating efficiencies and competitive positions of its customers and suppliers.

         The Company has been the leading consolidator in the automotive refinishing distribution industry, having successfully completed approximately 25 acquisitions over the past seven years, ranging in size from $0.3 million fill- in acquisitions to the $73.4 million acquisition of Thompson. In addition to the cash purchase price, the Company refinanced approximately $34.5 million of Thompson's outstanding indebtedness at the date of purchase. The Thompson Acquisition, completed in November 1997, significantly expanded the Company's geographic presence in the Southeastern and Western United States. Subject to receipt of shareholder approval, the Company expects to close the Proposed Acquisition, which will increase the Company's presence in Florida. The Company intends to continue its strategy of expanding through additional acquisitions.


Industry Overview

         The U.S. automotive paint distribution market is approximately $2.4 billion. The end users of the products distributed by the Company are principally independent collision repair shops and automobile dealers. Additionally, businesses and government entities that maintain their own automobile fleets, sellers of automotive salvage and other commercial and industrial users make up smaller percentages of the Company's customer base. Automotive paint and related supplies, in contrast to labor and parts, represent only a small portion (approximately 7-10%) of the total cost of a typical repair job. However, while paint is a relatively minor component of the total repair cost, it is a critical factor in the customer's level of satisfaction.

         The domestic wholesale aftermarket for automotive paint and related supplies is characterized by a small number of manufacturers of paint and supplies. The five predominant manufacturers of automotive paint distributed in the United States are DuPont, PPG, BASF, the Sherwin-Williams Company and Akzo Nobel. In addition, several other large foreign manufacturers have recently taken steps to expand the distribution of their paint products in the United States. 3M is the predominant manufacturer of related supplies which include the most frequently used refinishing materials, supplies, accessories and tools such as sand paper, masking tape and paint masks.

         While automotive paint manufacturing is highly concentrated, automotive paint distribution and the end users of automotive paint are highly fragmented. The Company believes that a large number of independent distributors of automotive paint serve an aggregate of up to 50,000 collision repair shops nationwide. Based on published industry data, the Company believes that the number of collision repair shops has decreased approximately 5% in each of the last two years. Distributors, which tend to be family-owned with only one to three distribution sites, typically serve a highly localized customer base with each distribution site serving customers located within 5 to 10 miles of the site depending upon demographics, road access and geography.

         Below is a Market Profile obtained from Industry Publications:

             No. of Collision                    Annual Shop
               Repair Shops                        Revenue
                                                  ($Millions)
                   9,000                         Less than $0.2
                  13,000                         $0.2 to $0.3
                  12,500                         $0.3 to $0.45
                   7,000                         $0.45 to $0.6
                   3,500                         $0.6 to $1.0
                   2,800                         $1.0 to $2.0
                     800                         $2.0 to $3.0
                     450                         $3.0 to $5.0
                     100                         Greater than $5.0

         Due to the large number of end users, and their increasing demands for personalized services such as multiple daily deliveries, assistance with color-mixing and matching, and assistance with paint application techniques and environmental compliance reporting, manufacturers typically service end-users through distributors such as FinishMaster. Nevertheless, some of the Company's paint manufacturers have elected to operate company-owned distribution facilities in selected markets, including markets in which the Company operates. The Company believes, however, that the largest automotive paint manufacturers have generally avoided the cost of operating their own distribution network due to their inability to offer multiple lines of paint which prevents them from spreading distribution expenses across the market's entire potential customer base. Consequently, the Company believes that independent distributors such as the Company, which can sell the products of several paint manufacturers, are better situated to service end users' needs than the distribution facilities of automotive paint manufacturers.

         Distributors and repair shops are in the process of consolidation due to, among other things, the declining number of repair jobs. According to the estimates of one industry source, the total number of vehicles on the road has increased from approximately 140 million in 1980 to 189 million in 1996, while the number of repair jobs has declined from approximately 18.5 million in 1980 to an estimated 13.0 million in 1995. This decline has been due to, among other things, automotive safety improvements such as anti-lock brakes, rear window-placed brake lights and more reliable radial tires. Stricter drunk driving laws, more vigorous law enforcement and the increasing percentage of drivers reaching middle age have also resulted in fewer accidents. Additionally, a higher percentage of collision damaged cars are declared total losses, rather than repaired, due to uni-body construction and rising costs of repair and refinishing. Over the past several years, the industry has benefited from warranty work to repair defective paint finishes on certain domestic vehicles manufactured in the late 1980s and early 1990s. However, the Company believes that the volume of warranty repair work decreased significantly in 1995, 1996 and 1997 from the levels experienced in prior years because of steps taken by the major U.S. automobile manufacturers to reduce multi-year warranty programs to repaint certain vehicles. The Company does not expect to realize significant future benefits from this set of warranty programs.

         The Company believes that environmental and other regulatory pressures and technological advancements in paints and coatings are also significant factors leading to consolidation of both distributors and collision repair shops. Historically, the application of paints and coatings has released emissions due to the products' high solvent content. In an effort to reduce these emissions, environmental regulations have been proposed or implemented at federal, state and local levels. Paint manufacturers have responded to these regulations by introducing technologically advanced lower volatile organic compounds ("VOC") and water-borne paints which require more advanced application techniques. Furthermore, the application equipment itself has been improved. For example, the latest high volume low pressure ("HVLP") spray guns deliver paint more efficiently to a given surface, resulting in less paint being emitted into the atmosphere. As a result, automotive refinishing has become a complex process, often requiring advanced spray booths and air filtration systems to reduce unwanted particulates and emissions. This complexity places new challenges on automotive refinishers who may not have the training or expertise necessary to apply the new paints and coatings or the financial resources to acquire the necessary equipment. The Company believes that its experience in assisting customers with regulatory compliance and reporting in California and Colorado will be applicable in other geographic areas as EPA-sponsored VOC regulations are enacted nationwide.

         Further, insurance companies have begun to designate certain collision repair shops as so-called "direct repair providers." As such, the designated collision repair shops (approximately 6,500 in the U.S.) are directed business by the insurance carriers in return for price concessions from customary rates. The Company believes this trend favors larger, more efficient repair shops.

Products and Suppliers

         The Company offers its customers a comprehensive selection of prominent brand name products and its own FinishMaster PrivateBrand products. The product line consists of approximately 9,000 stock keeping units ("SKUs"), including the three leading brands of automotive paints and coatings and a leading brand of related accessories. FinishMaster PrivateBrand products include some of the most frequently used refinishing accessories such as masking materials, body fillers, thinners, reducers and cleaners.

         The following table illustrates the approximate number of SKUs, suppliers and selected brand names in each of the Company's major product categories. The Company may change from time to time the selection and mix of its products.

                                          Approximate
                                            Number of         Approximate
                                         Manufacturers         Number of              Selected Suppliers and
Product Category                         and Suppliers           SKUs                       Brand Names

Branded Paints and Coatings                    3+             3,400               DuPont, PPG, BASF, etc.
Branded Accessories                            3              2,700               3M, Dynatron, US Chemical
Private Label Accessories                     25                100               FinishMaster PrivateBrand
Other Miscellaneous Products                                  2,800               Various
                                                              -----
Total                                                         9,000

         The Company relies on four leading suppliers for the majority of its product requirements. DuPont, PPG, and BASF supply virtually all of the Company's paint products, while 3M is the Company's largest supplier of paint-related accessories. Products supplied by DuPont, PPG and BASF accounted for approximately 65% and 3M approximately 25% of revenues in 1997. The Company continuously seeks opportunities with new and existing suppliers to supply the highest quality products.

         The Company believes that DuPont, PPG and BASF are market leaders, accounting for a majority of total domestic automotive paint sales. The Company believes that in fiscal 1997, it was the largest purchaser of aftermarket automotive paint in the United States from each of these manufacturers. The Company also acquires a modest amount of its paint requirements from several foreign manufacturers which have recently taken steps to expand the distribution of their paint products in the United States. As is common industry practice, the Company does not maintain long-term supply contracts with any of its key suppliers. The Company enters into written agreements with most of its major suppliers for each sales outlet. These agreements are nonexclusive and set forth the suppliers' warranties, procedures for resolving disputes and provisions which generally allow for annual returns of obsolete inventory to the supplier in return for credit or new inventory. Prices and terms are established by the suppliers' invoices and published price lists and may be changed by the supplier without notice. In addition, the agreements require the Company to maintain adequate inventories at a regularly established place of business, to train and manage its sales staff, and to use its best efforts to promote the products. These agreements typically contain reciprocal clauses allowing cancellation on written notice ranging from 30 to 90 days. Although each of these suppliers generally competes with the others along product lines, the Company does not believe the products are completely interchangeable because of high brand loyalty among customers and their brand-specific color matching computer systems. For this reason, the Company's acquisition program is also dependent on the willingness of the principal paint suppliers to continue to supply acquired businesses. The Company has agreements with other warehouse suppliers for the purchase of certain paint and non-paint supplies in specified geographic locations. These agreements contain minimum volume commitments.

         Whenever practical, purchases from suppliers are made in large volumes to maximize volume discounts and optimize payment terms. In addition, the Company's size generally permits it to benefit from periodic special incentive programs available from suppliers, which programs provide additional purchase discounts and extended due dates of payments in exchange for large volume purchases. The Company also benefits from manufacturer-provided discounts upon early payment of certain accounts and from other supplier-supported programs. Branded products carry the manufacturers' guaranties. Defective products typically may be returned to manufacturers at no charge to the Company and obsolete products generally may be returned for a slight restocking fee. Due to the manufacturers' favorable return policies, the Company also accepts customer returns of defective or obsolete products. The Company has arrangements with its suppliers that enable the Company to return product to the suppliers subject to certain restocking charges.

         The Company purchases substantially all of its automotive paint related accessories directly from 3M, although such supplies are also generally available from independent warehouse distributors at somewhat higher costs. The Company regularly purchases a small number of products not available directly from the manufacturers and certain low volume items from independent warehouse distributors.

Services

         The Company offers comprehensive value-added services designed to assist customers in operating their businesses more effectively. These services include:

         Rapid Delivery. Products are delivered to customers using the Company's delivery fleet of approximately 800 trucks. The Company offers multiple daily deliveries per customer to meet its customers' just-in-time inventory needs. Customer concerns for product availability typically take priority over all other competitive considerations, including price.

         Technical Support. The Company's technical support personnel demonstrate and recommend products. In addition, they assist customers with problems related to their particular product applications. Equipment specialists provide information to customers regarding their heavy equipment requirements, such as spray booths and frame straightening equipment, which are sold by the Company.

         Product Training. As a result of increasing regulations, manufacturers have introduced technologically advanced, lower VOC paints, which require significantly more sophisticated application techniques. The Company provides training services to its customers in order to teach them the techniques required to work with these products. Training sessions are typically conducted jointly by the Company and by one or more of its major suppliers at the customer's location or at an off-site location.

         Management Seminars. Management seminars are conducted at convenient locations to inform customers about regulations, compliance, and techniques to improve productivity and industry trends.

         Color Matching. The growing number of paint colors is a challenge for the refinishing industry. DuPont, for example, has more than 120,000 mix formulas. With its sophisticated PC-based color matching equipment and specialists, the Company provides color matching services to its customers.

         Inventory Management. The Company performs monthly physical inventories for customers who request this service. The Company also provides customers with management information reports on product usage.

         Assistance with Environmental Compliance Reporting. California air quality regulations mandate paint and application methods which result in reduced atmospheric emissions of paint and other related materials. In California, the Company provides information to its customers with respect to air quality reporting and arranges demonstrations of new products and applications designed to comply with air quality regulations. In addition, in California and in Colorado, the Company assists its customers with environmental reporting requirements by providing special reports designed to simplify their compliance. The EPA has proposed regulations to control VOC emissions from automobile refinishing nationwide and, accordingly, the Company is considering an expansion of these programs.

         Personnel Placement. Certain of the Company's divisions maintain an employment data base which includes employment openings and/or persons seeking employment with collision repair shops located in the market served. Upon request from a customer to fill an opening, the Company may provide the names of one or more persons for the position. Similar services are available to persons seeking employment. The Company does not charge for this service but benefits from enhanced relationships with its customers and their employees.

Operations

         Warehouse. The Company operates three distribution centers which are located in Michigan, California and Florida. Products are delivered from the distribution centers to sales outlets weekly by one of the Company's six semi-trucks.

         Sales Outlets. As of March 31, 1998, the Company operated 143 sales outlets servicing customers in 22 states with a delivery fleet of approximately 800 vehicles. Sales outlets are strategically located in order to provide prompt service to the Company's customers. Each sales outlet maintains a comprehensive selection of competitively priced products tailored to the specific market needs of its customers. While supplier commitments in a given market may prevent some outlets from carrying all of the Company's product lines, each outlet is authorized to carry the majority of the products, including at least two major paint brands. Sales outlets electronically order their inventory requirements on a regular basis from the Company's distribution center or directly from the manufacturer.

         Management Information Systems. Each of the Company's sales outlets uses either personal computers or terminals for inventory control and order processing. The Company's main IBM AS/400 computers collect and process data required for operations analysis, finance, warehouse and administrative functions and the management of receivables and inventory. The Company believes that its current systems are adequate but has initiated a program to research further system integration potential and operational efficiencies. The Company has also implemented a detailed plan to ensure Year 2000 compliance. The Company contemplates working closely with its major suppliers and customers in their Year 2000 compliance efforts. FinishMaster, like most organizations, has not completed the Year 2000 Compliance process but does not believe that the cost of such process will be material or that there is a material uncertainty regarding its ability to complete said process by Year 2000. The Company has in place a detailed testing and correction plan which would provide for a smooth transition into 2000. The focus is to confirm that the supply chain, from manufacturer to FinishMaster to customer, is not broken due to computer problems at the change of the century. In addition, the Company has written verification of Year 2000 compliance from all its hardware, software and suppliers with which it has data processing relationships.

Sales and Marketing

         As of March 31, 1998, the Company employed a 309 person direct sales force consisting of approximately 244 sales representatives, 29 regional managers, 27 technicians and 9 general managers. The Company assigns its sales personnel to specific customer accounts in an effort to build long-term relationships. Sales representatives make frequent visits to customer sites in order to review the customer's requirements and to offer general, technical and product support. The Company's sales personnel are generally compensated through a combination of sales commissions and base salaries. The Company emphasizes continuing education and training of its sales force in order to provide a high degree of support for its customers. The Company's customers primarily consist of independent automotive body repair shops and automobile dealerships. The Company does not maintain long-term contracts with its customers.

Customers

         In 1997, the Company served approximately 20,000 customers, none of which accounted for more than 1% of the Company's sales. The Company believes that it is the principal source of supply of automotive paint and related supplies for most of its customers. In addition to independent collision repair shops and automobile dealers, which are the Company's largest category of customers, the Company's customers include van converters, trucking companies, schools, municipalities, government agencies, sellers of automotive salvage, refinishers, marine and aviation refinishers and other commercial and industrial users.

Competition

         The distribution segment of the automotive refinishing industry is highly fragmented and competitive with many independent distributors competing primarily on the basis of technical assistance and expertise, price, speed of delivery and breadth of product offering. There are no other independent national distributors of automotive refinish paints and accessories. There are a number of independent regional distributors, many of which are in direct competition with the Company on a regional or local level. Competition in the purchase of independent distributors and sales outlets may occur between the Company and other automotive refinishing distributors which are also pursuing growth through acquisitions.

         The Company may also encounter significant sales competition from new market entrants, automotive paint manufacturers, buying groups or other large distributors which may seek to enter such markets or may seek to compete with the Company for attractive acquisition candidates. Although the largest automotive paint manufacturers have generally not operated their own distributors, or have done so only on a limited basis, they may decide to expand such activity in the future. For example, the Sherwin-Williams Company distributes its own automotive paints through its sales outlets. In addition, BASF, one of the Company's principal suppliers, distributes through its own outlets. While the Company does not believe that current direct distribution efforts by automotive paint manufacturers have significantly affected its sales, there can be no assurance that the Company will not encounter increased competition in the future. The Company may also compete with its suppliers in selling to certain large volume end users such as van converters, small manufacturers and large fleet operators.

Employees

         As of March 31, 1998, the Company employed approximately 1,660 persons on a full and part-time basis. None of the employees are covered by a collective bargaining agreement and the Company considers its relations with its employees to be good.

Governmental Regulation

         The  Company is subject  to various  federal,  state and local laws and regulations. These regulations impose requirements on the Company and its customers and provide opportunities to the Company for providing services to customers with respect to the use of new products and applications designed to comply with air quality regulations. Pursuant to the regulations of the United States Department of Transportation and certain state transportation departments, a license is required to transport the Company's products and annual permits are required due to classification of certain of the Company's products as "hazardous." Various state and federal regulatory agencies, such as the Occupational Safety and Health Administration and the United States Environmental Protection Agency, have jurisdiction over the operation of the Company's distribution centers and sales outlets, including worker safety, community and employee "right-to-know" laws, and laws regarding clean air and water. In addition, state and local fire regulations extensively control the design and operation of the Company's facilities. Such regulations are complex and subject to change. Regulatory or legislative changes may cause future increases in the Company's operating costs or otherwise negatively affect operations. Although the Company believes it has been and is currently in compliance with the applicable standards imposed pursuant to such laws and regulations, there can be no assurance that in the future the Company may not be adversely affected by such regulations or incur increased operating costs in complying with such regulations. The Company believes that, on balance, these regulations favorably affect the Company because it is, in most instances, better able than its smaller competitors to comply with such regulations and to assist its customers with compliance.

Environmental

         The principal environmental legislation presently affecting the Company and its customers in a significant manner is described below.

         Resource Conservation and Recovery Act of 1976 ("RCRA"). RCRA regulates the treatment, storage and disposal of hazardous and solid wastes. Under RCRA, liability and stringent management standards are imposed on a person who is a generator or transporter of a hazardous waste or an owner or operator of a waste treatment, storage or disposal facility. At some of its locations, the Company is subject to RCRA requirements as a small quantity generator.

         Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"). CERCLA addresses cleanup of sites at which there has been or may be a release of hazardous substances into the environment. CERCLA assigns liability for costs of cleanup and for damage to natural resources (i) to any person who, currently or at the time of disposal of a hazardous substance, owned or operated any facility at which hazardous substances were deposited; (ii) to any person who by agreement or otherwise arranged for the disposal or treatment, or arranged with a transporter for transport for disposal or treatment of hazardous substances owned or possessed by such person; and (iii) to any person who accepted hazardous substances for transport to disposal or treatment facilities or sites selected by such person from which there is a release or threatened release of hazardous substances. The Company has acquired a number of businesses which prior to acquisition may have sent waste to sites which have become subject to government cleanup under CERCLA.

         Clean Air Act and 1990 Amendments. The Clean Air Act requires compliance with national ambient air quality standards ("NAAQS") and empowers the EPA to establish and enforce limits on the emission of various pollutants from specific types of facilities. The Clean Air Act Amendments of 1990 (the "Amendments") modify the Clean Air Act in a number of significant areas. The Amendments, among other things, establish new programs and deadlines for achieving compliance with NAAQS, establish controls for hazardous air pollutants, establish a new national permit program for all major sources of pollutants and create significant new penalties, both civil and criminal, for violations of the Clean Air Act. The Amendments specifically require a review of VOC emissions from commercial products (which encompass emissions relating to the application of paint to automobiles). Pursuant to this review, the EPA decided to develop regulations controlling automotive refinishing coatings. At some of its locations the Company is subject to the Clean Air Act because it uses paint spraying equipment for paint matching and for training of customers.

         Other Federal and State Environmental Laws. The Company's operations are subject to regulation under, among others, the following federal laws: the Clean Water Act, the Safe Drinking Water Act, the Occupational Safety and Health Act and the Hazardous Materials Transportation Act. In addition, many states have other regulations and policies to cover more detailed aspects of hazardous materials management.

         Local Air Quality Regulations. The South Coast Air Quality Management District (the "SCAQMD") (Southern California) and the Bay Area Air Quality Management District (the "BAAQMD") (San Francisco Bay Area) have detailed regulations pertaining to metal coating and the use of VOCs. These regulations prohibit the sale of nonconforming automobile paint at the distributor level, which increases somewhat the compliance obligations of the Western Division's distribution sites. Subsequently, based on published industry data, 15 states have adopted VOC regulations through March 1998. Most of these states have VOC limits similar to the VOC limits proposed by the EPA. The national regulations proposed by the EPA will not override more restrictive state and local regulations such as California's regulations, which have the lowest VOC limits in the country. The Company believes its experience with such regulations, including compliance reporting and the use of paints and equipment designed to meet such regulations, is not matched by most smaller competitors.

         Compliance by the Company with environmental protection laws has had no material effect upon capital expenditures, earnings or competitive position.

Properties of the Company

         The following table sets forth certain information regarding the facilities operated by the Company as of March 31, 1998.


State (By Division)                           Number of                    Number of
                                            Sales Outlets            Distribution Centers
Central/Northeastern Division
Connecticut                                         3
Delaware                                            1
Illinois                                            5
Indiana                                             3
Maryland                                            3
Massachusetts                                       4
Michigan                                           11                            1
New Jersey                                          7
Ohio                                                2
Oklahoma                                            1
Pennsylvania                                        3
Texas                                              12
Virginia                                            4
Wisconsin                                           3
                                                    -

                                                   62                            1
Southeastern Division
Alabama                                             1
Florida                                            30                            1
Georgia                                             2
North Carolina                                      6
South Carolina                                      3

                                                   42                            1
Western Division



Arizona                                             3
California                                         30                            1
Colorado                                            6
                                                    -

                                                   39                            1
                                                   --                            -

             Total                                143                            3

         The Company's sales outlets range in size from 1,200 square feet to 13,000 square feet. Some of the larger sales outlets are also used as "drop ship" points from which they supply other sales outlets. Sales outlets consist of inventory storage areas, mixing facilities, display and counter space and, in some instances, sales office space. Sales outlets are strategically located in major markets to maximize market penetration, transportation logistics and overall customer service. The Company's distribution centers range in size from 5,000 square feet to 38,500 square feet. The distribution centers are equipped with efficient material handling and storage equipment.

         The Company owns the distribution center and one sales outlet in Michigan, one sales outlet in Indiana, and one in Florida. The remainder of the sales outlets and the other distribution centers are leased with terms expiring from 1997 to 2006, with options to renew. The Company typically assumes the lease of the former owner in acquisitions. In a number of instances, the Company's sales outlets are leased from the former owners of businesses acquired by the Company. The Company believes that all of its leases were at fair market rates when executed, that presently no single lease is material to its operations, and that alternative sites are presently available at market rates.

         The Company is leasing 8,800 square feet of executive offices which are located in Indianapolis, Indiana.

Legal Proceedings of the Company

         Neither the Company nor any of its subsidiaries is a party to any material pending legal proceeding.

Financial and Other Information of the Company

         Accompanying this Proxy Statement is an Annual Report to Shareholders of the Company for the fiscal year ending December 31, 1997 (the "Annual Report"). The Annual Report contains selected financial information of the Company, audited financial statements of the Company, management's discussion and analysis of financial condition and results of operations and market price and dividend information, all of which is incorporated by this reference into this Proxy Statement. (See "Incorporation By Reference" herein.)

         Appendix IV to this Proxy Statement contains the unaudited financial statements of the Company and management's discussion and analyses of financial condition and results of operations for the quarter ended March 31, 1998, and selected financial data for such quarter, all of which is incorporated by this reference into this Proxy Statement.

         Shareholders  of  the  Company  are  urged  to  review   carefully  the
information contained in the Annual Report and in Appendix IV in considering the Proposed Acquisition.

Proforma Financial Information

         The following unaudited pro forma consolidated financial data is based on the Company's audited financial statements, adjusted to give effect to the acquisition of Thompson and the Proposed Acquisition of AutoPaints.


         The historical results of operations for AutoPaints include the accounts of the Company, which is a majority-owned subsidiary of AutoPaints. Accordingly, the pro forma adjustments for AutoPaints will eliminate the accounts of the Company.


         The unaudited pro forma consolidated statement of operations for the year ended December 31, 1997 and the three months ended March 31, 1998 have been adjusted to give effect to the acquisitions as if they had occurred on January 1, 1997. The unaudited pro forma balance sheet at March 31, 1998 has been adjusted to give effect to the acquisition of AutoPaints as if it occurred on March 31, 1998 (the acquisition of Thompson is reflected in the historical balance sheet data of the Company).

         The unaudited pro forma data does not purport to be indicative of the results of operations or the financial position that would actually have been obtained if the transactions had occurred on the dates indicated or of the results of operations or the financial position that may be obtained in the future. The pro forma adjustments, as described in the accompanying data, are based on available information and certain assumptions that management believes are reasonable. The unaudited proforma financial data should be read in conjunction with the Consolidated Financial Statements of the Company and the related notes thereto accompanying this Proxy Statement in the Annual Report.


         The unaudited pro forma financial data with respect to the acquisition of Thompson and proposed acquisition of AutoPaints are based on the historical financial statements of the businesses. Thompson has been accounted for using the purchase method of accounting. The purchase price of Thompson, including the related fees and expenses, has been allocated to the tangible and identifiable intangible assets and liabilities of the acquired business based on the Company's estimates of their fair value, with the remainder allocated to goodwill.

         The Company is subject to indirect, majority ownership by Distribution, while AutoPaints is a wholly-owned subsidiary of Distribution. Accordingly, since the proposed acquisition of AutoPaints is a transaction within a controlled group, AutoPaints has been accounted for using its historical cost basis in the unaudited pro forma financial data which results in no recognition of goodwill.


         The historical results of operations for Thompson for the year ended September 27, 1997 have been presented with pro forma adjustments to eliminate the results of operations for the period from October 1, 1996 through December 31, 1996 and including the results of operations for the period from September 28, 1997 through the date of acquisition of November 21, 1997.


         The pro forma adjustments directly attributable to the acquisitions include adjustments to interest expense related to the financing of Thompson, charges for amortization of intangibles, depreciation of property and equipment relating to the allocation of the purchase price, and the related tax effects. The pro forma adjustments were prepared in accordance with current SEC guidelines and, accordingly, do not include reductions to operating expenses resulting from the elimination of duplicate functions and facilities directly attributable to the acquisitions.

            Unaudited Pro Forma Consolidated Statements of Operations
                      For the Year Ended December 31, 1997
                      (in thousands, except per share data)



                                                                                   Thompson Pro
                                                                   Pro Forma       Forma Purchase      FinishMaster &
                                               Thompson PBE      Adjustments for    Accounting         Thompson Pro
                           FinishMaster, Inc.    Inc.(a)           Thompson (c)    Adjustments (d)    Forma Combined (m)
                           ------------------    -------           ------------    ---------------    ------------------

NET SALES                      $130,175         $201,159           $(15,440)        $     ---               $315,894
COST OF SALES                    83,068          132,099             (8,690)              ---                206,477
                               --------         --------           --------         ---------               --------
GROSS PROFIT                     47,107           69,060             (6,750)              ---                109,417

EXPENSES
Operating, selling, general
  and administrative expenses    38,542           60,733             (4,943)              ---                 94,332



Depreciation                      1,443            2,283                (47)             (405) (e)             3,274

Amortization of intangible assets 3,290            2,904               (178)                8  (f)             6,334
                                                                                          310  (g)
                               --------         --------           --------         ---------               --------

Total operating expenses         43,275           65,920             (5,168)              (87)               103,940
                               --------         --------           --------         ---------               --------
INCOME (LOSS)
 FROM OPERATIONS                  3,832            3,140             (1,582)               87                  5,477

OTHER INCOME (EXPENSE)
Interest expense, net             2,661            4,131               (403)            9,008  (h)            12,841
                                                                                       (2,556) (i)
Minority Interest                   ---              ---                ---               ---                    ---

Charge in connection with
 the sale, consolidation or
 closure of certain sites           ---            3,616                ---               ---                  3,616
                               --------         --------           --------         ---------               --------
                                  2,661            7,747               (403)            6,452                 16,457
                               --------         --------           --------         ---------               --------

INCOME (LOSS) BEFORE
  INCOME TAXES AND
  EXTRAORDINARY GAIN              1,171           (4,607)            (1,179)          (6,365)                (10,980)
Income tax expense (benefit)        515           (1,618)              (386)          (1,722) (j)             (3,211)
                               --------         --------           --------         ---------               --------
NET INCOME (LOSS)
  BEFORE EXTRA-
  ORDINARY GAIN (t)                $656          ($2,989)             ($793)         ($4,643)                ($7,769)
                               ========         ========           ========         ========                ========

Net income (loss) per share data:
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY GAIN
  PER SHARE- BASIC                  .11                                                                        (1.30)
           - DILUTED                .11                                                                        (1.30)

WEIGHTED AVERAGE
  SHARES OUT-
  STANDING (l)                    5,993                                                                        5,993

            Unaudited Pro Forma Consolidated Statements of Operations
                    For the Year Ended December 31, 1997 (in
                        thousands, except per share data)


                                             FinishMaster
                                             Related
                                             AutoPaints        AutoPaints
                           LDI AutoPaints    Pro Forma         Pro Forma         Pro Forma
                              Inc. (b)       Adjustments (n)   Adjustments (k)   Combined
                              --------       ---------------   ---------------   --------
NET SALES                      $152,099        $(130,175)         ---            $337,818
COST OF SALES                    96,914          (83,068)         ---             220,323
                              ---------       -----------    --------            --------
GROSS PROFIT                     55,185          (47,107)         ---             117,495

EXPENSES
Operating, selling, general
  and administrative expenses    46,478          (38,542)      (1,994) (o)        100,274


Depreciation                      1,959           (1,443)          (6) (p)          3,784

Amortization of intangible assets 8,490           (3,290)      (4,160) (q)          7,374
                              ---------       -----------    --------            --------

Total operating expenses         56,927          (43,275)      (6,160)            111,432
                              ---------       -----------    --------            --------
INCOME (LOSS)
 FROM OPERATIONS                 (1,742)          (3,832)       6,160               6,063

OTHER INCOME (EXPENSE)
Interest expense, net             2,738           (2,661)         ---              12,918

Minority Interest                   165              ---         (165) (r)            ---

Charge in connection with
 the sale, consolidation or
 closure of certain sites           229               ---         ---               3,845
                              ---------       -----------    --------            --------
                                  3,132           (2,661)        (165)             16,763
                              ---------       -----------    --------            --------

INCOME (LOSS) BEFORE
  INCOME TAXES AND
  EXTRAORDINARY GAIN             (4,874)          (1,171)       6,325             (10,700)
Income tax expense (benefit)     (1,381)            (515)       1,992  (s)         (3,115)
                              ---------       -----------    --------            --------
NET INCOME (LOSS)
  BEFORE EXTRA-
  ORDINARY GAIN (t)             ($3,493)           ($656)      $4,333             ($7,585)
                              =========       ===========    ========            ========

Net income (loss) per share data:
NET INCOME (LOSS) BEFORE
 EXTRAORDINARY GAIN
 PER SHARE- BASIC                                                                   (1.01)
          - DILUTED                                                                 (1.01)

WEIGHTED AVERAGE
  SHARES OUT-
  STANDING (l)                                                                      7,535

Notes  to  Unaudited  Pro  Forma   Consolidated   Statement  of  Operations  (in
thousands):

(a) This column is the historical results of Thompson for the twelve months ended September 27, 1997.

(b) This column is the historical results of AutoPaints for the twelve months ended December 31, 1997.

(c) This column adjusts the historical results of Thompson by eliminating the period from October 1, 1996 through December 31, 1996 included in the historical twelve months ended September 27, 1997 and including the approximate two month period from September 28, 1997 through the date of acquisition of November 21, 1997. The remaining eleven month period is thus combined with the approximate one month from the date of acquisition, which is included in the Company's historical Statement of Operations.

(d) This column gives effect to the acquisition of Thompson as if it had occurred at the beginning of the year.

(e)      Reduced depreciation expense for the fair value of assets acquired.

(f) Increase in amortization of goodwill over an estimated useful life of 30 years.

(g)      Amortization related to capitalized debt issue costs.

(h) Record interest expense for new financing agreements with estimated annual interest rates ranging from 8% to 9%.

                                      Principal   Interest      Maturity
         Subordinated Notes Payable    30,000       9.0%        May, 2004
         Bank Financing                77,298       8.2%        Nov., 2003
                                       ------
                                      107,298

(i) Eliminate interest expense on debt refinanced in connection with the acquisition.

                                            Principal     Interest
                  Heller                     32,769         7.8%


(j) Adjusts the pro forma combined income tax expense to an effective rate of 29%, which differs from the statutory rate as a result of non-deductible goodwill amortization and other non-deductible expenses.

(k) This column gives effect to the proposed acquisition of AutoPaints as if it had occurred as of January 1, 1997. Effective January 31, 1998, AutoPaints distributed to its parent, Distribution, all of its net assets other than (i) the Florida Division of AutoPaints and (ii) the shares of the Company owned by AutoPaints. Accordingly, these adjustments reflect the costs associated with the administrative and other activities transferred to Distribution.

         The January 31, 1998 distribution consisted of the following net assets associated with the AutoPaints headquarters function and office:

               Furniture and equipment                                   $5
               Deferred income tax balances                           1,334
               Non-compete agreements (unamortized portion)          11,275
               Goodwill (unamortized portion)                        24,490
               Accounts payable and accrued liabilities                (331)
                                                                    -------
                                                                    $36,773
                                                                    =======


         The non-compete agreements and goodwill arose from the original acquisition by AutoPaints of 67.5% of the outstanding shares of FinishMaster. In connection with this distribution, all administrative functions and employees associated with the headquarters office of AutoPaints were transferred to Distribution and the headquarters function ceased.

(l) Reflects the 1,542,416 additional shares of Common Stock of the Company to be issued pursuant to the Proposed Acquisition.

(m) This column is the pro forma results of operations of the Company for the year ended December 31, 1997, assuming that the acquisition of Thompson took place on January 1, 1997.

(n) This column eliminates the accounts of FinishMaster which are already reflected in the first column of this pro forma statement.


(o) Operating expenses related to administrative and other activities transferred to Distribution. These operating expenses are directly associated with the AutoPaints headquarters function and office transferred to Distribution (see note (k)). These expenses consist of compensation, benefits and related payroll taxes for headquarters employees; audit, legal and other professional fees; as well as allocations of general corporate expenses from Distribution.


(p) Depreciation expense associated with fixed assets transferred to Distribution.


(q) Amortization expense associated with noncompete agreements and goodwill transferred to Distribution (see note (k)). This amortization expense consists of $860 associated with goodwill and $3,300 associated with non-compete agreements.


(r) Elimination of minority interests related to the shares of the Company to be transferred to Distribution.

(s)      Adjustment  to  income  tax  expense   resulting   from  the  preceding
         AutoPaints pro forma adjustments. Effective rate differs from the statutory rate as a result of non-deductible goodwill amortization.


(t) During 1997, AutoPaints recorded an extraordinary gain of $444 (net of related taxes of $271) resulting from the extinguishment of a long-term obligation. This gain has been excluded from the pro forma presentation.

            Unaudited Pro Forma Consolidated Statement of Operations
                      For the Quarter Ended March 31, 1998
                     (in thousands, except per share data)

                                                            FinishMaster
                                                              Related
                                                             AutoPaints       AutoPaints
                                            LDI AutoPaints    Pro Forma        Pro Forma          Pro Forma
                          FinishMaster(a)    Inc. (b)       Adjustments(d)   Adjustments (e)     Combined
                          ---------------    --------       --------------   ---------------     --------
NET SALES                   $   76,024     $   81,743         (76,024)              ---          $  81,743
COST OF SALES                   49,079         52,433         (49,079)              ---             52,433
                              --------     ----------         -------       -----------         ----------
GROSS PROFIT                    26,945         29,310         (26,945)              ---             29,310

EXPENSES
Operating, selling, general
 and administrative expenses    20,652         22,249         (20,652)             (142) (f)        22,107

Depreciation                       920          1,035            (920)              ---              1,035
Amortization of intangible
 assets                          1,574          2,109          (1,574)             (275) (g)         1,834
                              --------     ----------         -------       -----------         ----------

Total operating expenses        23,146         25,393         (23,146)             (417)            24,976
                              --------     ----------         -------       -----------         ----------
INCOME (LOSS) FROM
 OPERATIONS                      3,799          3,917          (3,799)              417              4,334

OTHER INCOME (EXPENSE)
Interest expense, net            2,792          2,808          (2,792)              ---              2,808
Minority Interest                  ---            172             ---              (172)(h)            ---
                              --------     ----------            ----       -----------         ----------
                                 2,792          2,980          (2,792)             (172)             2,808
                              --------     ----------            ----       -----------         ----------

INCOME (LOSS) BEFORE
 INCOME TAXES                    1,007            937          (1,007)              589              1,526

Income tax expense                 479            517            (479)              157(i)             674
                              --------     ----------        --------       -----------         ----------

NET INCOME                    $    528     $      420            (528)      $       432         $      852
                              ========     ==========        ========       ===========         ==========
Net income (loss)
  per share data:
NET INCOME (LOSS)
  PER SHARE  -  BASIC             0.09           0.27                                                 0.11
             - DILUTED            0.09           0.27                                                 0.11

WEIGHTED AVERAGE
 SHARES OUTSTANDING (c)          5,993          1,542                                                7,535

Notes  to  Unaudited  Pro  Forma   Consolidated   Statement  of  Operations  (in
thousands):

(a) This column is the historical results of FinishMaster (including Thompson) for the three months ended March 31, 1998.

(b) This column is the historical results of AutoPaints for the three months ended March 31,1998. AutoPaints includes the accounts of its majority-owned subsidiary, FinishMaster, Inc.

(c) Reflects the 1,542,416 additional shares of Common Stock of the Company to be issued pursuant to the Proposed Acquisition.

(d) This column eliminates the accounts of FinishMaster which are already reflected in the first column of this pro forma statement.

(e) Effective January 31, 1998, AutoPaints distributed to its parent, Distribution, all of its net assets other than (i) the Florida Division of AutoPaints and (ii) the shares of the Company owned by AutoPaints. Accordingly, these adjustments reflect the costs associated with the administrative and other activities transferred to Distribution.

(f) Operating expenses related to administrative and other activities transferred to Distribution.

(g)      Amortization   expense  associated  with  non-compete   agreements  and
         goodwill transferred to Distribution.

(h) Elimination of minority interests related to the shares of the Company to be transferred to Distribution.

(i)      Adjustment  to  income  tax  expense   resulting   from  the  preceding
         AutoPaints pro forma adjustments. Effective rate differs from the statutory rate as a result of non-deductible goodwill amortization.

                               FinishMaster, Inc.
                 Unaudited Pro Forma Consolidated Balance Sheet
                                 March 31, 1998
                                 (in thousands)



                                                                                                 Pro Forma
                                          FinishMaster      AutoPaints (k)   Adjustments (k)     Combined
                                          ------------      --------------   ---------------     --------

ASSETS
CURRENT ASSETS
     Cash                                $       575      $     1,208      $       (575)  $          1,208
     Accounts receivable                      29,167           30,894           (29,167)            30,894
     Inventory                                51,717           56,749           (51,717)            56,749
     Prepaid expenses and
       other current assets                    7,144            7,464            (7,144)             7,464
                                         -----------    -------------        ----------        -----------
TOTAL CURRENT ASSETS                          88,603           96,315           (88,603)            96,315

Property plant and equip-
 ment, net                                     9,607           10,948            (9,607)            10,948
Intangible assets, net                       109,662          117,312          (109,662)           117,312
Other assets                                   2,838            3,186            (2,838)             3,186
                                         -----------    -------------        ----------        -----------
TOTAL ASSETS                             $   210,710    $     227,761        $ (210,710)       $   227,761
                                         ===========    =============        ===========       ===========


LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Accounts payable                   $     33,104    $      34,324        $  (33,104)      $     34,324
     Accrued expenses and other
       current liabilities                    11,546           12,269           (11,546)            12,269
     Current maturities of
       long-term obligations                   8,526            8,746            (8,526)             8,746
                                         -----------    -------------        ----------        -----------
TOTAL CURRENT LIABILITIES                     53,176           55,339           (53,176)            55,339

LONG-TERM OBLIGATIONS,
 less current maturities                     124,074          124,688          (124,074)           124,688

Minority Interest                                              10,875           (10,875)

STOCKHOLDERS' EQUITY
Common Stock                                   5,993                              1,542 (j)          7,535
Additional paid-in capital                    14,466           42,625           (29,893)(j)         27,198
Retained earnings (accumulated
 deficit)                                     13,001           (5,766)            5,766 (j)         13,001
                                         -----------    -------------        ----------        -----------

Total stockholders' equity                    33,460           36,859           (22,585)            47,734
                                         -----------    -------------        ----------        -----------

TOTAL LIABILITIES AND
 STOCKHOLDERS' EQUITY                   $    210,710    $     227,761      $  ( 210,710)        $  227,761
                                        ============    =============      =============        ==========



Notes to Unaudited Pro Forma Consolidated Balance Sheet (in thousands).

(j) Reflects the 1,542,416 additional shares of Common Stock of the Company to be issued pursuant to the Proposed Acquisition.

(k) AutoPaints includes the accounts of its majority-owned subsidiary, FinishMaster, accordingly, the pro forma adjustments eliminate these amounts in determining the pro forma combined totals.

FinishMaster
Additional Proxy Disclosures
For the Year Ended December 31, 1997
 and the Quarter Ended March 31, 1998
(in thousands, except per share data)

     Selected Financial Data As of and For the Year Ended December 31, 1997
                     (in thousands, except per share data)



                                                              FinishMaster, Inc.
                                                              and Thompson PBE, Inc.
                                          FinishMaster, Inc.  Pro Forma Combined         LDI AutoPaints  Pro Forma Combined
                                          ------------------  ------------------         --------------  ------------------
                                                                  (unaudited)                               (unaudited)

NET INCOME (LOSS) PER SHARE    - BASIC           $ 0.11           $ (1.30)              $ 0.12 (a)           $ (1.01)
                               - DILUTED         $ 0.11           $ (1.30)              $ 0.12 (a)           $ (1.01)

CASH DIVIDENDS PER SHARE                         $ -              $     -               $    -               $     -

BOOK VALUE PER SHARE                             $ 5.50               n/a               $ 9.05 (b)           $  6.22

WEIGHTED AVERAGE SHARES OUTSTANDING               5,993             5,993                1,542 (a)             7,535
SHARES OUTSTANDING AT YEAR END                    5,993             5,993                1,542 (a)             7,535


     Selected Financial Data As of and For the Quarter Ended March 31, 1998
                      (in thousands, except per share data)
                                   (unaudited)

                                          FinishMaster, Inc.  LDI AutoPaints, Inc.    Pro Forma Combined
                                          ------------------  --------------------    ------------------


NET INCOME PER SHARE           - BASIC           $ 0.09          $ 0.21 (a)              $ 0.11
                               - DILUTED         $ 0.09          $ 0.21 (a)              $ 0.11

CASH DIVIDENDS PER SHARE                         $  -            $    -                  $    -

BOOK VALUE PER SHARE                             $ 5.58          $ 9.26 (b)              $ 6.33

WEIGHTED AVERAGE SHARES OUTSTANDING               5,993           1,542 (a)               7,535
SHARES OUTSTANDING AT YEAR END                    5,993           1,542 (a)               7,535



(a) Per share amounts for LDI AutoPaints, Inc. have been calculated using the number of the Company's shares to be issued pursuant to the Proposed Acquisition. Additionally, the per shares amounts have been computed for LDI AutoPaints, Inc. after consideration of the pro forma adjustments for each period presented.

(b) The book value per share for LDI AutoPaints has been determined excluding the book value of the AutoPaints investment in FinishMaster and the January 31, 1998 distribution of non-Florida Division assets to Distribution. The shares of FinishMaster owned by AutoPaints will be canceled and reissued to Distribution prior to the issuance of the shares reflected above. The resulting book value represents the net assets of the Florida Division of AutoPaints.

Conflicts of Interest

         AutoPaints is a wholly-owned subsidiary of Distribution, which, in turn, is a wholly-owned subsidiary of LDI. AutoPaints currently owns 4,045,100 shares, or approximately 67.5% of the outstanding Common Stock of the Company. Andre B. Lacy is a general partner of LDI and is President, Chairman of the Board and Chief Executive Officer of LDIM, the corporate managing general partner of LDI. Mr. Lacy also serves as Chairman of the Board, President and Chief Executive Officer of Distribution and as Chairman of the Board and Chief Executive Officer of both the Company and AutoPaints. Thomas U. Young is the President and Chief Operating Officer of both the Company and AutoPaints. Pursuant to an arrangement between the Company and AutoPaints, the Company pays to AutoPaints an amount in respect of the services Mr. Young provides to the Company (See "Remuneration of Executive Officers" and "Certain Relationships and Related Transactions" herein).

         In considering the recommendation of the Board with respect to the Proposed Acquisition, shareholders should be aware that certain officers and directors of the Company have interests in AutoPaints and its affiliates which present them with conflicts of interest inherent in considering the Proposed Acquisition. AutoPaints is the controlling shareholder of the Company and Andre
B. Lacy (who is an indirect beneficial owner of the shares of the Company held by AutoPaints) serves on the Board of Directors of each of Distribution, AutoPaints, and the Company. All other members of the Board of Directors, except the members of the Independent Committee, have management positions or consulting arrangements with LDI or its affiliates. (See "Directors and Director Nominees" herein).

         Because of the conflicts inherent in considering any transaction between the Company and AutoPaints, the Proposed Acquisition was considered and approved by the Independent Committee of the Board of Directors of the Company. (See "Background of the Proposed Acquisition" herein.) In addition, the Independent Committee obtained an opinion from McDonald & Company that the Proposed Acquisition is fair from a financial point of view to the shareholders of the Company who are not affiliated with LDI. (See "Opinion of the Financial Advisor to the Independent Committee" herein.)

         Subsequent to the execution of the Merger Agreement, the Company and AutoPaints entered into a contractual arrangement pursuant to which certain management and administrative functions are provided to the Company's southeast operations by AutoPaints without charge.

         The Merger Agreement contains an agreement by AutoPaints to vote the shares it owns in the Company for the Proposed Acquisition. Because AutoPaints owns approximately 67.5% of the outstanding shares of the Company, approval of the Proposed Acquisition is assured.

         For their duties on the Independent Committee, the members of the Independent Committee each received the Company's standard fee of $1,000 per Board meeting, $750 per Board Committee Meeting and $250 per telephonic Board meeting. (See "Director Compensation" herein.)

Summary of the Merger Agreement

         The following summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is Appendix III to this Proxy Statement (excluding the schedules and exhibits thereto).

The Merger

         In accordance with the provisions of the Merger Agreement, at the Effective Time (as defined in the Merger Agreement and which is anticipated to follow immediately the receipt of the approval of shareholders of the Company), AutoPaints will be merged with and into the Company.

         At the Effective Time, all of the issued and outstanding shares of AutoPaints owned by Distribution and the 4,045,100 shares of the Common Stock of the Company owned by AutoPaints immediately prior to the Effective Time shall, by virtue of the Proposed Acquisition, be cancelled and converted into a right of Distribution to receive (i) 4,045,100 shares of the Common Stock of the Company, issued in respect of the shares owned by AutoPaints which were cancelled in connection with the Proposed Acquisition, and (ii) 1,542,416 additional shares of the Common Stock of the Company.

Representations and Warranties

         The Merger Agreement contains representations and warranties by the parties including, but not limited to, representations and warranties regarding their organization, authority to enter into the Merger Agreement, required governmental approvals and obligations to pay broker or finder fees in connection with the Proposed Acquisition. In addition, Distribution, with respect to Distribution and AutoPaints, made certain representations and warranties concerning AutoPaints' capitalization, financial statements, undisclosed liabilities, litigation, compliance with law, taxes, employment arrangements, employee benefit plans, properties and labor matters.

Certain Covenants

         In addition, AutoPaints has made certain covenants in the Merger Agreement. Such covenants include the conduct of the business of AutoPaints prior to the Effective Time, access to information, and an agreement by AutoPaints that at the meeting of the shareholders of the Company at which the Proposed Acquisition is considered, all shares of the Company owned by AutoPaints will be voted in favor of the Proposed Acquisition. In addition, each of the parties made certain covenants regarding access to information, cooperation, notification of certain matters and consultation with regard to public announcements.

Conditions to Closing

         The respective obligations of each party to effect the Proposed Acquisition are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of conditions relating to (i) approval by the shareholders of the Company in accordance with applicable law, (ii) consummation of the Proposed Acquisition not being enjoined or prohibited by law, court order, decree or injunction, (iii) the delivery of the fairness opinion rendered by McDonald & Company to the Independent Committee and (iv) the representations and warranties of the parties set forth in the Merger Agreement continuing to be true and correct in all material respects.

Termination

         The Merger Agreement may be terminated (i) by mutual written consent of the parties to the Merger Agreement; (ii) by the parties thereto if the Effective Time shall not occur on or prior to June 30, 1998, provided, however, that the right to terminate the Merger Agreement pursuant to such provision shall not be available to any party whose failure to fulfill any obligation under the Merger Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; (iii) by the parties thereto, if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Proposed Acquisition and such order, decree, ruling or other action shall become final and not appealable; (iv) by the Company if (a) there shall have been a breach of any representation or warranty on the part of AutoPaints or Distribution under the Merger Agreement having a material adverse effect which shall not have been cured prior to 10 days following notice of such breach, or
(b) there shall have been a material breach of any covenant or agreement in the Merger Agreement on the part of AutoPaints or Distribution, which materially adversely affects the consummation of the Proposed Acquisition which shall not have been cured prior to 10 days notice of such breach; or (v) by AutoPaints or Distribution if (a) there shall have been a breach of any representation or warranty in the Merger Agreement on the part of the Company which materially adversely affects the consummation of the Proposed Acquisition which shall not have been cured prior to 10 days following notice of such breach; or (b) there shall have a material breach of any covenant or agreement in the Merger Agreement on the part of the Company which materially adversely affects the consummation of the Proposed Acquisition which shall not have been cured prior to 10 days following notice of such breach. The Merger Agreement does not provide for the payment of any termination fees.

Survival; Indemnification

         The representations and warranties made in the Merger Agreement shall terminate on the first anniversary of the Effective Time, provided, however, that if the Proposed Acquisition is consummated, the representation and warranty relating to tax issues shall survive for a period equal to the applicable statute of limitations for tax matters. During the one year period in which the representations and warranties survive, Distribution and the Company, respectively, agree to hold the other harmless from any and all claims, actions, damages, losses, costs and expenses (including reasonable attorneys' fees) incurred by such other party in connection with any representation or warranty made by Distribution and the Company, respectively, in the Merger Agreement having been untrue in any material respect as of the date made.

Regulatory Approvals Required for Consummation of the Proposed Acquisition

         The Company has determined that no approval of the Proposed Acquisition by federal or state regulatory authorities is required.

Federal Income Tax Consequences of the Proposed Acquisition

In General

         The following is a summary of the material federal income tax consequences of the Proposed Acquisition to the Company and its shareholders. This summary is based upon the Internal Revenue Code of 1986 (the "Code"), as currently in effect, the rules and regulations promulgated thereunder, current administrative interpretation and court decisions. No assurance can be given that future legislation, regulations, administrative interpretations or court decisions will not significantly change these authorities, possibly with retroactive effect.

         No rulings have been requested or received from the Internal Revenue Service ("IRS") as to the matters discussed and there is no intent to seek any such ruling. Accordingly, no assurance can be given that the IRS will not challenge the tax treatment of certain matters discussed or, if it does challenge the tax treatment, that it will not be successful.

Federal Income Tax Consequences to the Company

         AutoPaints will merge into the Company in a tax free reorganization. For federal income tax purposes this will result in the Company having a carryover basis in the assets and liabilities of AutoPaints.

Federal Income Tax Consequences to the Company Shareholders

         The Proposed Acquisition will not affect the individual tax situation of the Company's shareholders.

Accounting Treatment of the Proposed Acquisition

         The proposed acquisition of AutoPaints will be accounted for using the purchase method of accounting. Because the proposed acquisition of AutoPaints is within the controlled group of the Company, the assets and liabilities of AutoPaints will be recorded at the historical values at their date of acquisition.

Common Stock Price Preceding Public Announcements of the Proposed Acquisition

         On February 20, 1998, the last full trading day before the public announcement of the execution of the Merger Agreement with respect to the Proposed Acquisition, the high and low sales prices of the shares of Common Stock on the Nasdaq National Market were both $8.25 per share.

Absence of Dissenters' Rights of Appraisal; Ratification of Transaction

         Indiana law governs the rights of the Company's shareholders in connection with the Proposed Acquisition. Under the applicable provisions of Indiana law, the Company's shareholders will have no right of appraisal or similar rights of dissenters with respect to the Proposed Acquisition. The Company's Common Stock is traded on the Nasdaq National Market.

         A vote to approve the Proposed Transaction may be viewed as a ratification of the Proposed Transaction by a court or other regulatory body which may later review the Proposed Transaction. Such ratification may preclude a shareholder that votes to approve the Proposed Transaction from bringing or participating in such a proceeding.

Recommendation of the Board of Directors

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED ACQUISITION AND THE MERGER AGREEMENT.

         In making this recommendation, the Board of Directors considered the following material factors: (i) the need to meet the requirement for an additional equity investment in the Company under the Company's bank credit agreement (see "Background and Purpose of the Proposed Transaction"), (ii) the recommendation of management with regard to the Proposed Acquisition, (iii) the Fairness Opinion issued by McDonald & Company with respect to the Proposed Acquisition, and (iv) the recommendation of the Proposed Acquisition by the Independent Committee.

        PROPOSAL IV - APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

         The Board of Directors have approved a proposed amendment to the Company's Articles of Incorporation that would increase the number of authorized shares of Common Stock.

         The Company is currently authorized to issue 10,000,000 shares of Common Stock. The proposed amendment to the Company's Articles of Incorporation would increase the number of authorized shares of Common Stock to 25,000,000 shares of Common Stock. The proposed increase in authorized shares is being made primarily for the following reasons: (a) to permit the Company to declare potential future stock splits and/or stock dividends, (b) to permit the Company to issue additional shares as consideration for potential future mergers or acquisitions, and (c) to permit the Company to issue additional shares for other general corporate purposes. Continued availability of shares of Common Stock is necessary to provide the Company with the flexibility to take advantage of such opportunities. There are, at present, no plans, understandings, agreements or arrangements concerning the issuance of additional shares of the Company's Common Stock except for the shares presently reserved for issuance and for the Proposed Acquisition described elsewhere in this Proxy Statement.

         Authorized and unissued shares of the Company's Common Stock may be issued for such consideration as the Board of Directors determines to be adequate. The shareholders may or may not be given the opportunity to vote thereon, depending on the nature of any such transactions, applicable law, the rules and policies of the National Association of Securities Dealers, Inc. and the judgment of the Board of Directors. Shareholders have no pre-emptive rights to subscribe to newly issued shares of Common Stock.

         The Board of Directors believes that the proposed increase in the number of authorized shares of Common Stock will provide the flexibility needed to meet corporate objectives and that such proposed increase is in the best interest of shareholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE ARTICLES OF INCORPORATION.

                        VOTE REQUIRED TO APPROVE MATTERS

         A quorum for the meeting requires the presence in person or by proxy of holders of a majority of the outstanding shares of the Common Stock of the Company. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of election appointed for the meeting. Abstentions, "broker non-votes" (i.e., where brokers or nominees indicate that such persons have not received instructions from the beneficial owner or other person entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) and votes withheld will be included in the calculation of the presence of a quorum, but will not be counted as votes cast for or against the action to be taken on the matter. Therefore, abstentions or broker non-votes will have no effect in the election of directors, but will have the same effect as a vote against a particular issue with regard to the other matters to be considered, including the approval of the Proposed Acquisition.

         The election of each director requires a plurality of the votes cast. Votes withheld will be deemed not to have been cast. The Company's shareholders do not have the power to cumulate votes in the election of directors by (i) multiplying the number of votes they are entitled to cast by the number of directors for whom they are entitled to vote and (ii) casting the product for a single candidate or distributing the product among two or more candidates.

         The affirmative vote of the holders of the majority of the outstanding shares of Common Stock is required for the approval of the Proposed Acquisition. Other actions are authorized by the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the Annual Meeting.

                              SHAREHOLDER PROPOSALS

         Any proposals which shareholders of the Company intend to present at the next annual meeting of the Company must be received by the Company by February 12, 1999, for inclusion in the Company's proxy statement and proxy form for that meeting.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Company may solicit proxies personally or by telephone without additional compensation.

         Each Shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed return envelope.

         Insofar as any of the information in this Proxy Statement may rest peculiarly within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof.

                           INCORPORATION BY REFERENCE

         The following sections of the Company's Annual Report to Shareholders for the fiscal year ended December 31, 1997, a copy of which accompanies this Proxy Statement, are hereby incorporated by reference:

         (i)      Market Price and Dividend Information;

         (ii)     Selected Financial Data;

         (iii) Management's Discussion and Analysis of Financial Condition and Results of Operations; and

         (iv)     Audited Financial Statements of the Company.

No other portions of the Company's Annual Report to Shareholders shall be incorporated by reference in, or deemed a part of, this Proxy Statement.


                                         By Order of the Board of Directors

                                         /s/ Andre B. Lacy
                                         Andre B. Lacy, Chairman of the Board
                                         and Chief Executive Officer

The Special Committee of the
Board of Directors
February 16, 1998
Page -1-


                                                                   Appendix I to
                                                                 Proxy Statement


PRIVATE AND CONFIDENTIAL

February 16, 1998

The Special Committee of the
Board of Directors of
FinishMaster, Inc.
4259 40th Street S.E.
Kentwood, Michigan 49512

Gentlemen:

         You have requested our opinion as to the fairness, from a financial point of view, to the unaffiliated holders of the shares of Common Stock, without par value (the "Common Stock"), of FinishMaster, Inc. (the "Company") of the consideration to be paid by the Company in connection with the proposed merger (the "Merger") of LDI AutoPaints, Inc. ("LDI AutoPaints") with and into the Company pursuant to the Agreement and Plan of Merger dated as of February 16, 1998 (the "Agreement") by and among the Company, LDI AutoPaints and Lacy Distribution, Inc. ("LDI").

         We understand that LDI AutoPaints is a wholly-owned subsidiary of LDI. You have advised us that LDI is the beneficial owner of 4,045,100 shares of the Company's Common Stock, all of which shares are currently owned of record by LDI AutoPaints. You have also advised us that, pursuant to the Agreement, LDI
AutoPaints will be merged with and into the Company and all of the shares of common stock of LDI AutoPaints issued and outstanding prior to the Effective Time of the Merger will be converted into the right to receive an aggregate of 1,542,416 shares of Common Stock (the "Consideration"). In addition, at the Effective Time of the Merger and pursuant to the Agreement, all of the 4,045,100 shares of the Company's Common Stock owned by LDI AutoPaints will be cancelled, and LDI will be issued a new certificate registered in its name with respect to such shares. We have been advised that this one for one exchange of currently issued and outstanding Company shares for a new certificate as a consequence of the Merger is for a valid business purpose. There is no dilution suffered by the public shareholders as a consequence of this exchange nor is the net economic effect of the Merger on the public shareholders affected in any way by such exchange. Accordingly, we have disregarded any effect of this exchange for purposes of this opinion.

         McDonald & Company Securities, Inc., as part of its investment banking business, is customarily engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

         In connection with rendering this opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning the Company, including the Company's Annual Reports on Form 10-K for each of the years in the three year period ended December 31, 1996 and the Company's Quarterly Reports on Form 10-Q for each of the first three quarters of fiscal 1997; (iii) audited financial information for LDI AutoPaints--Florida Division for the year ended December 31, 1997; (iv) certain other internal information, primarily financial in nature, including projections, concerning the business and operations of the Company and LDI AutoPaints furnished to us by the Company and LDI AutoPaints for purposes of our analysis; (v) certain publicly available information concerning the trading of, and the trading market for, the Company's Common Stock; (vi) certain publicly available information with respect to certain other companies that we believe to be comparable to the Company or to LDI AutoPaints and the trading markets for certain of such other companies' securities; and (vii) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also met with certain officers and employees of the Company and LDI AutoPaints to discuss the business and prospects of the respective companies, as well as other matters we believe relevant to our inquiry.

The Special Committee of the
Board of Directors
February 16, 1998
Page -2-


         In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have assumed and relied upon the representations and warranties of the Company, LDI AutoPaints and LDI contained in the Agreement. In addition, we have assumed that any dividends or other transfers of assets made by LDI AutoPaints prior to the closing of the Merger will not include any assets reflected in the LDI AutoPaints--Florida Division audited financial statements as of December 31, 1997. We have not been engaged to, and have not independently attempted to, verify any of such information. We also have relied upon the managements of the Company and LDI AutoPaints as to the reasonableness and achievability of the financial and operating projections (and the assumptions and bases therefor) provided to us and, with your consent, we have assumed that such projections, including without limitation, projected cost savings and operating synergies from the Merger have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such respective managements of the Company and LDI AutoPaints. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions. In addition, we have not conducted an appraisal of any of the assets, properties or facilities of either the Company or LDI AutoPaints nor have we been furnished with any such evaluation or appraisal. We also have assumed that the conditions to the Merger as set forth in the Agreement would be satisfied and that the Merger would be consummated on a timely basis in the manner contemplated by the Agreement.

         It should be noted that this opinion is based on economic and market conditions and other circumstances existing on, and information made available as of, the date hereof and does not address any matters subsequent to such date. In addition, our opinion is, in any event, limited to the fairness, as of the date hereof, from a financial point of view, to the unaffiliated holders of the Company's Common Stock, of the Consideration and does not address the Company's underlying business decision to effect the Merger or any other terms of the Merger.

         We will receive a fee for our services in rendering this opinion, and the Company has agreed to indemnify us under certain circumstances.

         In the ordinary course of our business, we may actively trade securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

         It is understood that this opinion is directed to the Special Committee of the Board of Directors of the Company and may not be disclosed, summarized, excerpted from or otherwise publicly referred to without our prior written consent. We understand, however, that this opinion may be shared with the Board of Directors of the Company or become part of a public disclosure either as a part of a proxy statement or a notice to the public shareholders of the Company. Accordingly, we hereby consent to that use, provided however, that, any disclosure, summarization or excerpt from this opinion in such documents is subject to our prior review and consent, which consent shall not be unreasonably withheld. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote at the shareholders' meeting, if any, held in connection with the Merger.

         Based upon and subject to the foregoing and such other matters as we consider relevant, it is our opinion that as of the date hereof, the Consideration to be paid by the Company pursuant to the Agreement is fair, from a financial point of view, to the unaffiliated shareholders of the Company.

                                         Very truly yours,

                                         /s/ McDonald & Company Securities, Inc.

                                                                  Appendix II to
                                                                 Proxy Statement


Report of Independent Accountants



Board of Directors and Stockholders LDI AutoPaints, Inc.

We have audited the accompanying consolidated balance sheets of LDI AutoPaints, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997 and the eight-month period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of LDI AutoPaints, Inc. and Subsidiaries at December 31, 1997 and 1996 and the consolidated results of their operations and their cash flows for the year ended December 31, 1997 and the eight-month period ended December 31, 1996, in conformity with generally accepted accounting principles.


/s/ Coopers & Lybrand L.L.P.
Indianapolis, Indiana
March 20, 1998

LDI AutoPaints, Inc.
Consolidated Balance Sheets
at December 31, 1997 and 1996
(in thousands)

                                                                         December 31,
                                                                       1997           1996
                                     ASSETS
Current assets:
    Cash                                                            $   997       $     300
    Accounts receivable, net of allowance for
         doubtful accounts of
         $2,360 and $898, respectively                               30,294          14,270
    Inventory                                                        57,671          29,076
    Refundable income taxes                                           1,299              --
    Deferred income taxes                                             4,086             697
    Prepaid expenses and other current assets                         2,841             887
                                                                  ---------   -------------
         Total current assets                                        97,188          45,230

Property and equipment:
    Land                                                                368            368
    Vehicles                                                          1,297            270
    Buildings and improvements                                        4,610           3,662
    Machinery, equipment and fixtures                                10,264           6,992
                                                                  ---------    ------------
                                                                     16,539          11,292
    Accumulated depreciation                                         (4,789)         (3,158)
                                                                  ----------    ------------
                                                                     11,750           8,134
Other assets:
    Intangible assets, net                                          154,821          69,507
    Due from affiliate                                                2,650              --
    Deferred income taxes                                             5,001             892
    Other                                                               453             139
                                                                  ---------   -------------
                                                                    162,925          70,538
                                                                  ---------     -----------
                                                                  $ 271,863       $ 123,902
                                                                  =========       =========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Note payable, bank                                            $      --      $    1,841
    Accounts payable                                                 29,109          14,326
    Due to affiliate                                                  1,168           1,093
    Accrued expenses and other current liabilities                   12,056           3,112
    Current maturities of long-term obligations                       8,224           4,354
                                                                  ---------     -----------
         Total current liabilities                                   50,557          24,726

Long-term obligations, less current maturities                      134,804          18,676
Other noncurrent liabilities                                          2,538           3,600
Minority interest                                                    10,703          10,539

Commitments and contingencies (Note 8)

Stockholders' equity:
    Common stock, no par value; 1,000 shares
      authorized and 100 shares issued and outstanding                    1               1
    Additional paid-in capital                                       79,448          69,499
    Retained earnings (deficit)                                      (6,188)         (3,139)
                                                                  ----------   -------------
                                                                     73,261          66,361
                                                                  ---------     -----------
                                                                  $ 271,863       $ 123,902
                                                                  =========       =========



The accompanying notes are an integral part of the consolidated financial statements.

LDI AutoPaints, Inc.
Consolidated Statements of Operations
for the year ended December 31, 1997
and the eight months ended December 31, 1996
(in thousands)

                                                                  Year        Eight Months
                                                                 Ended              Ended
                                                             December 31,     December 31,
                                                                    1997             1996

Net sales                                                       $   152,099     $    72,960

Cost of sales                                                        96,914          47,262
                                                              -------------     -----------

         Gross profit                                                55,185          25,698
                                                              -------------     -----------

Expenses:
    Operating                                                        21,513          10,801
    Selling, general and administrative                              25,194          13,626
    Depreciation                                                      1,959             915
    Amortization of intangible assets                                 8,490           4,146
                                                             --------------    ------------

                                                                     57,156          29,488
                                                              -------------     -----------

         Loss from operations                                        (1,971)         (3,790)
                                                             ---------------    ------------

Other income (expense):
    Investment income                                                   128              47
    Interest expense                                                 (2,866)           (916)
                                                             ---------------   -------------

                                                                     (2,738)           (869)
                                                             ---------------   -------------

         Loss before income taxes, minority interest and
                 extraordinary item                                  (4,709)         (4,659)

Income tax benefit                                                   (1,381)         (1,507)
                                                             ---------------    ------------

         Loss before minority interest and extraordinary item        (3,328)         (3,152)

Minority interest                                                       165             (13)
                                                            ---------------   --------------

         Net loss before extraordinary item                          (3,493)         (3,139)

Extraordinary item                                                      444              --
                                                            --------------- ---------------

         Net loss                                              $     (3,049)    $    (3,139)
                                                               =============    ============





The accompanying notes are an integral part of the consolidated financial statements.

LDI AutoPaints, Inc.
Consolidated Statements of Cash Flows
for the year ended December 31, 1997
and the eight months ended December 31, 1996
(in thousands)

                                                                                    Year        Eight Months
                                                                                   Ended              Ended
                                                                               December 31,     December 31,
                                                                                      1997             1996

Operating activities:
    Net loss                                                                     $     (3,049)    $    (3,139)
    Adjustments to reconcile net loss to net cash
      provided by (used in) operating activities:
         Depreciation and amortization                                                 10,449           5,061
         Bad debt expense                                                                 967             653
         Gain on retirement of debt                                                      (715)             --
         Deferred income taxes                                                         (1,725)         (1,227)
         Minority interest                                                                165             (13)
         Loss on sale of property and equipment                                            --             738
         Changes in operating assets and liabilities:
              Accounts receivable                                                       3,250           1,388
              Inventories                                                              (1,438)           (582)
              Prepaid and other current assets                                            186            (207)
              Accounts payable and other current liabilities                          (11,830)          8,052
                                                                                 -------------    -----------

              Net cash provided by (used in) operating activities                      (3,740)         10,724
                                                                                --------------     ----------

Investing activities:
    Business acquisitions                                                             (74,149)        (75,125)
    Purchases of property and equipment                                                (1,111)           (739)
                                                                                --------------    ------------

              Net cash used in investment activities                                  (75,260)        (75,864)
                                                                                 -------------   -------------

Financing activities:
    Borrowings under note payable, bank                                                20,603          11,533
    Repayments under note payable, bank                                               (22,444)        (14,736)
    Acquisition financing                                                              73,819           1,144
    Debt issuance costs                                                                (1,689)             --
    Proceeds from long-term obligations                                                41,952              --
    Repayment of long-term obligations                                                (42,493)         (2,001)
    Capital contributions                                                               9,949          69,500
                                                                                 ------------     -----------

              Net cash provided by financing activities                                79,697          65,440
                                                                                  -----------     -----------

              Increase in cash                                                            697             300

Cash at beginning of year                                                                 300              --
                                                                                 ------------  --------------

Cash at end of year                                                               $       997    $        300
                                                                                  ===========    ============

Supplemental disclosure of cash flow information: Cash paid during the year for:
         Interest                                                                  $    2,234    $        916
                                                                                   ==========    ============

         Income taxes                                                              $    1,520      $    1,368
                                                                                   ==========      ==========




The accompanying notes are an integral part of the consolidated financial statements.

LDI AutoPaints, Inc.
Consolidated Statements of Stockholders' Equity for the year ended December 31, 1997 and the eight months ended December 31, 1996
(in thousands)


                                                                       Additional      Retained
                                                          Common        Paid-In        Earnings
                                                          Stock        Capital        (Deficit)      Totals

Initial capitalization at April 30, 1996            $           1    $         --     $        --   $        1

Capital contributions                                          --          69,499              --       69,499

Net loss for the year                                          --              --          (3,139)      (3,139)
                                                   --------------   -------------     ------------  -----------

Balances at December 31, 1996                                   1          69,499          (3,139)      66,361

Capital contributions                                          --           9,949              --        9,949

Net loss for the year                                          --              --          (3,049)      (3,049)
                                                   --------------   -------------     ------------  -----------

Balances at December 31, 1997                       $           1        $ 79,448      $   (6,188)    $ 73,261
                                                    =============        ========      ===========    ========




The accompanying notes are an integral part of the consolidated financial statements.

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

1.       Significant Accounting Policies:

         a. Nature of Business: LDI AutoPaints, Inc. (the "Company" or "AutoPaints") was formed as a wholly owned subsidiary of Lacy Distribution, Inc. ("Distribution") on April 30, 1996 as a holding company for distribution operations. The Company owns 67.5% of the outstanding common stock of FinishMaster, Inc. ("FinishMaster"). FinishMaster is the leading national distributor of automotive paints, coatings and paint-related accessories to the automotive collision repair industry. As of December 31, 1997, the FinishMaster operated 143 sales outlets and three distribution centers in 22 states. FinishMaster is organized into three major geographic regions--the Southeastern, Western and Central/Northeastern Divisions. The Company also operates 14 stores and one warehouse in the state of Florida under the name LDI AutoPaints. The Company has approximately 20,000 customers to which it provides a comprehensive selection of brand name products supplied by DuPont, PPG, BASF and 3M, in addition to its own FinishMaster PrivateBrand refinishing accessory products.

         b. Use of Estimates: The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

         c. Principles of Consolidation: The consolidated financial statements, identified as LDI AutoPaints, Inc., include the consolidated accounts of LDI AutoPaints, Inc., FinishMaster, Inc., Thompson PBE, Inc., and Refinishers Warehouse, Inc., all wholly owned subsidiaries. Sales by Refinishers Warehouse are primarily to FinishMaster and are eliminated in consolidation. All other significant intercompany, equity accounts and transactions are eliminated. References to the Company throughout this report relate to the consolidated entity.

         d. Transactions with Majority Shareholder: AutoPaints is a wholly owned subsidiary of Lacy Distribution, Inc., which is, in turn, a wholly owned subsidiary of LDI, Ltd. (LDI). Pursuant to an arrangement between the Company and Distribution, the Company pays Distribution for services it provides to the Company. During the period between April 30, 1996 and December 31, 1997, Distribution has provided services to the Company to support certain managerial tasks. Accordingly, the Company paid $1,037 to Distribution during the year ended December 31, 1997, and $988 in the eight months ended December 31, 1996 in return for the services of Distribution.

         e. Receivables: Trade accounts receivable represent amounts due primarily from automotive body repair shops and dealerships. Trade receivables are typically not collateralized. No single customer exceeds 10% of the Company's receivables at December 31, 1997.

         f. Inventories: Inventories are stated at the lower of first-in, first-out cost or market and consist primarily of purchased paint and refinishing supplies. Substantially all inventories consist of finished goods.

         g. Properties and Depreciation: Property and equipment are stated on the basis of cost and include expenditures for new facilities and equipment and those which materially extend the useful lives of existing facilities and equipment.

                  Expenditures for normal repairs and maintenance are charged to operations as incurred. Depreciation is computed by the straight-line method over the following range of estimated useful lives:

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

1.       Significant Accounting Policies, continued:

                  Vehicles                                    5 years
                  Building and Improvement                    Up to 40 years
                  Leasehold Improvement                       Life of lease
                  Machinery, Equipment and Fixtures           3 to 10 years

         h. Income Taxes: Deferred income taxes are recognized for the temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. The income tax provision is the tax payable/recoverable for the period and the change during the period in deferred tax assets and liabilities.

         i. Intangibles: Intangibles primarily consist of the excess of cost over fair market value of net assets of acquired businesses. Intangible assets, including noncompete agreements, are amortized on a straight-line basis over periods ranging from 5 to 30 years. Debt issuance costs are amortized over the term of the debt agreement.

                  The carrying value of goodwill is periodically reviewed to determine if an impairment has occurred. The Company measures the potential impairment of recorded goodwill based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period.

         j. Advertising: Advertising costs are expensed as incurred. The amounts were immaterial for all periods presented.

         k. Recent Accounting Pronouncements: In June of 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income. This statement establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Comprehensive income includes items such as foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. This statement is effective for fiscal years beginning after December 15, 1997, with reclassification of prior periods required.

                  In June of 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 131, Disclosure about Segments of an Enterprise and Related Information. This statement establishes standards for the way in which public entities report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires that general-purpose financial statements include selected information reported on a single basis of segmentation. This statement is effective for fiscal years beginning after December 15, 1997, with restatement of comparative information for earlier years being required.

                  The Company is currently evaluating the impact of these pronouncements.

2.       Acquisitions:

         The following table summarizes the assets acquired and liabilities assumed in acquisitions made by the Company in each of the periods presented. These acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the dates of

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

2.       Acquisitions, continued:

         acquisition. Intangible assets related to goodwill and covenants not to compete were recorded with each acquisition. Operating results of acquired entities have been included in the Company's consolidated financial statements as of the respective date of purchase.

                                                                  Year            Eight Months
                                                                 Ended                  Ended
                                                             December 31,         December 31,
                                                                    1997                 1996

         Accounts receivable                               $   20,239             $   16,311
         Inventory                                             27,158                 28,503
         Deferred taxes                                         6,082                     70
         Equipment and other                                    8,029                 11,475
         Intangible assets                                     91,629                 73,716
                                                          -----------            -----------

                                                              153,137                130,075
         Liabilities assumed                                   78,988                 54,950
                                                          -----------            -----------

              Acquisition price                                74,149                 75,125

         Acquisition debt                                      73,819                  1,144
                                                          -----------           ------------

              Net assets of business acquired,
                 net of acquisition debt                 $        330             $   73,981
                                                         ============             ==========

         Number of acquisitions                                     3                      4


On November 21, 1997, FinishMaster acquired substantially all of the outstanding common stock of Thompson PBE, Inc. for $8.00 per share. The total purchase price, including related acquisition costs, was $73,471. The Company funded the acquisition with a combination of bank financing and subordinated borrowings from LDI, Ltd., the parent of Distribution. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. Goodwill resulting from the acquisition of Thompson is being amortized over 30 years.

Effective July 1, 1996, the Company acquired 67.4% of the common stock of FinishMaster for a cash price of $47,594, including acquisition expenses. The purchase agreement includes a noncompetition agreement with the former owners for which the Company has agreed to pay $16,500, of which $12,000 was paid at close with the remainder due in five equal annual installments.

On May 31, 1996, the Company acquired the product lines, assets and related rights of Steego Automotive Paints ("Steego"), a division of Parts Depot Company, L.P., for a cash price of $11,687, including acquisition expenses.

The  Company  made   additional   acquisitions  in  1997  and  1996  which  were
individually immaterial.

The following table sets forth the unaudited pro forma results of operations for the current period in which acquisitions occurred and for the immediately preceding period as if the acquisitions were consummated at the beginning of the immediately preceding period. The unaudited pro forma results of operations data consists of the historical results of

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

2.       Acquisitions, continued:

         the Company as adjusted to give effect to (1) a reduction in employment and rental expense to reflect closure and consolidation of certain facilities, (2) amortization of goodwill and debt issuance costs, and
         (3) an increase in interest expense attributable to financing of the acquisitions. This pro forma information does not purport to be indicative what results would have been had the acquisitions been made as of those dates or of results which may occur in the future.


                                                                   Year            Eight Months
                                                                  Ended                  Ended
                                                              December 31,         December 31,
                                                                     1997                 1996

         Net sales                                          $    339,515           $   255,625
         Net income (loss)                                        (9,011)               (5,237)


3.       Intangible Assets:

         Intangible assets consisted of the following:

                                                                        December 31,
                                                                     1997              1996

         Goodwill                                                 $ 127,273         $ 35,644
         Noncompete agreements                                       43,161           42,941
         Debt issuance costs                                          1,689               --
                                                               ------------    -------------

                                                                    172,123           78,585
         Less accumulated amortization                               17,302            9,078
                                                                 ----------       ----------

              Intangible assets, net                              $ 154,821         $ 69,507
                                                                  =========         ========



         Included in the 1997 balance is goodwill as well as amounts associated with non-compete agreements totaling $24,490 and $11,550, respectively, net of related accumulated amortization, that were subsequently transferred to Distribution (see note 9).

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

4.       Long-term Obligations:

         Long-term obligations consisted of the following:


                                                                                            December 31,
                                                                                       1997              1996

         Notes payable to former owners of acquired businesses with interest at
              various rates up to 12%, due 1998 through 2007                         $ 19,241         $ 13,971
         Note payable to bank under line of credit with interest rate not exceeding
              the prime interest rate, refinanced in 1997                                  --            7,288
         Term credit facility payable to bank, bearing interest at 8.16%, payments
              1999 through 2003                                                        40,000               --
         Revolving credit facility bearing interest at 8.16% to 9.5%
              due November 2003                                                        51,479               --
         Senior subordinated debt payable to LDI at 9.0%, due May 2004                 30,000               --
         Other long-term financing at various rates                                     2,308            1,771
                                                                                 ------------      -----------

                                                                                      143,028           23,030
         Less current maturities                                                        8,224            4,354
                                                                                 ------------      -----------

                                                                                    $ 134,804         $ 18,676
                                                                                    =========         ========


         a. Revolving Credit Facility: FinishMaster has a revolving credit facility with a bank, limited to the lesser of $60 million less letter of credit obligations, or 80 percent of eligible accounts receivable plus 65 percent of eligible inventory, less letter of credit obligations and a reserve for three months facility rent. Principal is due on November 19, 2003. Interest rates and payment dates are variable based upon interest rate options selected by management. Interest rates at December 31, 1997 varied from 8.16% to 9.5%. The interest rates are 2.25% over LIBOR or 1% over prime in the case of Floating Rate Advances. FinishMaster is charged an annual administrative fee of $50 thousand, and an annual commitment fee, payable monthly, of 0.5% on the unused portion of the revolving credit facility.

         b. Term Credit Facility: The term loan requires quarterly principal payments beginning March 31, 1999. Interest rates and payment dates are variable based upon interest rate options selected by management. The interest rate at December 31, 1997 was 8.16%. This rate is 2.25% over LIBOR.

                  Substantially all of FinishMaster's assets serve as collateral for the revolving credit facility and term credit facility. These credit agreements contain various covenants pertaining to, among other things, achieving a minimum fixed coverage ratio, a leverage ratio, and an interest expense coverage ratio. The covenants also limit purchases and sales of assets, restrict payment of dividends and direct the use of excess cash flow. These quarterly covenants become effective with the period ending March 31, 1998. As a condition of the amended bank credit facility of $100 million, LDI agreed to make by June 30, 1998 an additional equity investment into FinishMaster of $14 million or such lesser amount as may be acceptable to the Company's bank. The Company intends to satisfy this requirement through a sale of the Florida operation to FinishMaster in exchange for equity in FinishMaster. (See Note 9.)

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

4.       Long-term Obligations, continued:

         c. Senior Subordinated Debt: The senior subordinated debt matures May 19, 2004. Interest accrues at 9.0% annually, and is payable quarterly. Holders of subordinated debt are expressly subordinate in right of payment to all senior indebtedness.

                  The aggregate principal payments for the next five years subsequent to December 31, 1997 are as follows:

                  1998                                         $      8,224
                  1999                                                9,736
                  2000                                               10,952
                  2001                                               10,323
                  2002                                               10,494
                  Thereafter                                         93,299
                                                               ------------

                                                                 $  143,028
                                                                 ==========

         The Company is currently pursuing other financing arrangements. Should the Company be successful in implementing favorable financing terms, proceeds will be used to retire certain bank term loans, a portion of amounts outstanding under the revolving credit facility and the subordinated debt payable to LDI. Early retirement of indebtedness will result in an extraordinary loss in the amount of the net book value of capitalized debt issue costs. At December 31, 1997 unamortized debt issue costs were approximately $1.6 million.

         The carrying amounts of certain financial instruments such as cash, accounts receivable, accounts payable and long term obligations approximate their fair values. The fair value of the long-term debt is estimated using discounted cash flow analysis and the Company's current incremental borrowing rates for similar types of arrangements.

         During 1997, the Company recorded an extraordinary gain of $444 (net of related taxes of $271) resulting from the extinguishment of a long-term obligation.


5.       Employee Savings Plan:

         The Company has an Employee Savings Plan which covers substantially all employees who have met certain requirements as to date of service. The Company currently contributes $0.25 for each $1 contributed by employees up to 6% of their annual compensation. In addition, the Company may contribute, at the discretion of the Board of Directors, an additional amount equal to 1% of the employees' annual compensation. Company contributions charged to operations under the Plan were approximately $326 and $158 for years ended December 31, 1997 and 1996, respectively.

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

6.       Stock Options:

         FinishMaster has an Employee Stock Option Plan under which options up to 600,000 shares of FinishMaster's common stock may be granted to officers, key employees and nonemployee directors of FinishMaster. All options granted under this plan have been granted at a price equal to the market price at the date of the grant. All options granted have a maximum life of ten years from the date of the grant and are fully vested at the date of issue.

         FinishMaster recognizes compensation expense related to its stock option plan in accordance with APB No. 25, Accounting for Stock Issued to Employees. Options are granted at not less than the fair market value of FinishMaster's common stock on the date of grant, therefore, no compensation is recognized. Had compensation expense been determined at the date of the grant based on the fair value of the awards consistent with Statement of Financial Accounting Standards No. 123, Accounting for Stock Based Compensation, the Company's net income would have been reduced to the pro forma amounts indicated in the following table:

                                               Year            Eight Months
                                              Ended                  Ended
                                          December 31,         December 31,
                                                 1997                 1996

               Net loss:
                  As reported               $ (3,049)             $ (3,139)
                  Pro forma                   (3,182)               (3,139)

         The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for December 31, 1997 and 1996, respectively: risk free interest rate of 5.5 and 5.7 percent; no dividend yield for all years; expected lives of 9 and 8 years; and volatility of 46.8 percent for all years. Option valuation models, like the stock price Black-Scholes model, require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not necessarily provide a reliable single measure of the fair value of its stock options.



                                                      December 31, 1997                 December 31, 1996
                                                       Weighted Average                  Weighted Average
                                                   Options        Exercise Price    Options        Exercise Price

         Outstanding, beginning of year             169,310           $ 10.71        222,085      $
         Granted                                     45,000              7.00             --                --
         Exercised                                       --                --            140             10.50
         Forfeited                                    4,310             10.50         52,635             10.76
                                                   --------           -------       --------          --------

         Outstanding and exercisable, end of
              year ($7.00 to $11.00 per share)      210,000          $   9.92        169,310           $ 10.71
                                                    =======          ========       ========           =======

         The weighted-average fair value of options granted during the years ended December 31, 1997 and 1996 were $4.85 and $6.65 per option, respectively. The remaining contractual life of options outstanding at December 31, 1997 is 8.3 years.

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

7.       Income Taxes:

         The provision for federal and state income taxes consisted of the following:

                                              Year            Eight Months
                                             Ended                  Ended
                                         December 31,         December 31,
                                                1997                 1996

              Current:
                  Federal               $       272             $    (360)
                  State                          72                    80
              Deferred                       (1,725)               (1,227)
                                         -----------            ----------

                                          $  (1,381)             $ (1,507)
                                          ==========             =========

         The reconciliation of income taxes computed at the federal statutory tax rate to the Company's effective tax rate is as follows:



                                                            Year            Eight Months
                                                           Ended                  Ended
                                                       December 31,         December 31,
                                                              1997                 1996

              Federal statutory tax rate                    34.0 %               34.0 %
              State tax provision                            1.5                  1.7
              Nondeductible intangible amortization         (6.9)                (3.5)
              Other                                          0.7                  0.2
                                                          --------              -----

                  Effective tax rate                        29.3 %               32.4 %
                                                          ========               ======

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

7.       Income Taxes, continued:

         Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                                 December 31,
                                                           1997              1996

         Deferred tax assets:
              Depreciation                              $     834         $     143
              Amortization of intangibles                   2,474             1,171
              Allowance for doubtful accounts               1,147               295
              Inventory                                     1,865               326
              Accrued expenses                              2,715                 3
              Other, net                                       52                25
                                                       ----------       -----------

                                                            9,087             1,963

         Deferred tax liabilities:
              Depreciation                                     --               374
                                                       ----------        ----------

                                                          $ 9,087          $  1,589
                                                          =======          ========



8.       Contingencies and Commitments:

         The Company occupies facilities and uses equipment under operating lease agreements requiring annual rental payments approximating the following amounts for the five years subsequent to December 31, 1997:

                     1998                                     $   7,120
                     1999                                         5,928
                     2000                                         3,251
                     2001                                         1,383
                     2002                                           649
                     Thereafter                                   1,271
                                                             ----------

                                                               $ 19,602
                                                               ========

         Rent expense charged to operations, including short-term leases, aggregated $4,351 and $2,171 for the years ended December 31, 1997 and 1996, respectively.

         On January 14, 1998, FinishMaster announced the planned relocation of its administrative headquarters from the Kentwood, Michigan distribution center to new office space located in Indianapolis, Indiana that will be leased by the Company from LDI. The Company anticipates incurring relocation and integration costs in 1998 in conjunction with the combination of certain stores and moving of administrative functions.

LDI AutoPaints, Inc.
Notes to Consolidated Financial Statements
(dollars in thousands)

8.       Contingencies and Commitments, continued:

         The Company is dependent on four main suppliers for the purchases of the paint and related supplies that it distributes. A loss of one of the suppliers or a disruption in the supply of the products provided could have a material adverse effect on the Company's operating results. The suppliers also provide purchase discounts, prompt payment discounts, extended terms and other incentive programs. To the extent these programs are changed or terminated, there could be a material adverse impact to the Company.

         The Company has three agreements with warehouse suppliers for the purchase of certain paint and nonpaint supplies in specified geographic locations. The agreements provide for aggregate specified minimum purchases of $8.1 million in 1998, $7.8 million in 1999 and 2000, and $2.8 million in 2001, 2002 and 2003.
         The agreements expire in 1999, 2000, and 2003.

         The Company is not involved in any material legal actions as of December 31, 1997.


9.       Subsequent Event:

         Effective January 31, 1998, AutoPaints made a dividend to Distribution consisting of all its net assets, excluding the net assets related to the Florida Division and the shares of FinishMaster owned by AutoPaints. This distribution consisted of the following net assets:

               Furniture and equipment                              $     5
               Deferred income tax balances                           1,334
               Non-compete agreements (unamortized portion)          11,275
               Goodwill (unamortized portion)                        24,490
               Accounts payable and accrued liabilities                (331)
                                                                    -------
                                                                    $36,773
                                                                    =======

         On February 16, 1998, FinishMaster, AutoPaints and Distribution entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, which is subject to the approval of FinishMaster's shareholders, AutoPaints will merge with and into FinishMaster, and FinishMaster will issue an additional 1,542,416 shares of the common stock of FinishMaster to Distribution. FinishMaster will also seek shareholder approval for an increase in the number of authorized common shares from 10 million to 25 million shares.

         On March 27, 1998, FinishMaster entered into a subordinated revolving credit agreement with LDI for $10.0 million to fund working capital and acquisition needs. Principal is due March 27, 1999. Interest rates and payment dates are variable based upon interest options selected by management. The interest rates are 2.25% over LIBOR or 1.0% over prime in the case of floating rate advances. Holders of subordinated debt are expressly made subordinate in right of payment of all senior indebtedness.

                              LDI AutoPaints, Inc.
                      Condensed Consolidated Balance Sheets
                             (dollars in thousands)



                                                                                March 31,        December 31,
                                                                                    1998               1997
                                                                                (unaudited)
ASSETS
Current Assets:
      Cash and cash equivalents                                                $   1,208        $       997
      Accounts receivable, net of allowance for doubtful
           accounts of $1,854 and $2,360 respectively                             30,894             30,294
      Inventories                                                                 56,749             57,671
      Prepaid expenses and other current asset                                     7,464              8,226
                                                                               ---------        -----------

          Total current assets                                                    96,315             97,188

Property, plant and equipment, net                                                10,948             11,750

Other Assets:
      Intangible assets, net                                                     117,312            154,821
      Other                                                                        3,186              8,104
                                                                               ---------         ----------

                                                                                 120,498            162,925
                                                                               ---------         ----------

          Total assets                                                         $ 227,761          $ 271,863
                                                                               =========          =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
      Accounts payable                                                         $  34,324          $  30,277
      Accrued expenses and other current liabilities                              12,269             12,056
      Current maturities of long-term obligations                                  8,746              8,224
                                                                             -----------         ----------

          Total current liabilities                                               55,339             50,557

Long-term obligations, net of current maturities                                 124,688            134,804
Other non-current liabilities                                                          0              2,538
Minority Interest                                                                 10,875             10,703
                                                                             -----------          ---------

          Total liabilities                                                      190,902            198,602
                                                                              ----------           --------

Common Stock                                                                           1                  1
Additional paid-in capital                                                        42,624             79,448
Retained earnings (deficit)                                                      (5,766)            (6,188)
                                                                             -----------          ---------

          Total stockholders' equity                                              36,859             73,261
                                                                             -----------          ---------

          Total liabilities and  stockholders' equity                          $ 227,761          $ 271,863
                                                                               =========          =========

                              LDI AutoPaints, Inc.
                 Condensed Consolidated Statements of Operations
                             (dollars in thousands)
                                    Unaudited


                                                                     Three Months Ended March 31,
                                                                          1998             1997

Net Sales                                                             $  81,743   $  34,915
Cost of Sales                                                            52,433      22,122
                                                                     ----------   ---------

                Gross Margin                                             29,310      12,793

Expenses
         Operating                                                       11,913       4,925
         Selling, general and administrative                             10,336       5,303
         Depreciation                                                     1,035         393
         Amortization                                                     2,109       2,040
                                                                      ---------   ---------

                Total                                                    25,393      12,661
                                                                       --------    --------

                Income From Operations                                    3,917         132

Interest expense, net                                                     2,808         506
                                                                      ---------   ---------

Income (loss) before income taxes and minority interest                   1,109       (374)

Income tax expense (benefit)                                                517        (65)
                                                                     ----------   ---------

Net income (loss) before minority interest                                  592       (309)

Minortiy interest                                                           172        132
                                                                    -----------   --------

Net Income (Loss)                                                          $420      ($441)
                                                                     ==========     =======


                              LDI AutoPaints, Inc.
                 Condensed Consolidated Statements of Cash Flows
                             (dollars in thousands)
                                    Unaudited



                                                                                        Three Months Ended March 31,
                                                                                             1998             1997

Cash flows from operating activities:
        Net Income                                                                             420       (441)
        Adjustments to reconcile net income to net cash provided by operations:
                 Amortization and depreciation                                               3,144      2,433
                 Changes in operating assets and liabilities:
                         Accounts receivable                                                  (656)      (469)
                         Inventories                                                           962        615
                         Prepaid expenses and other assets                                   2,268       (885)
                         Accounts payable and other current liabilities                      4,197     (2,546)
                                                                                         ---------     -------

                                 Net cash provided by (used in) operating                   10,335     (1,293)

Cash flows from investing activities:
        Purchases of property and equipment                                                  (165)       (357)
        Other                                                                                (297)          0
                                                                                        ---------    ----------

                                 Net cash used in investing activities                       (462)       (357)

Cash flows from financing activities:
        Borrowings under note payable, bank                                                     0      12,811
        Repayments under note payable, bank                                                     0      (9,367)
        Proceeds from long term obligations                                                33,300           0
        Repayments from long term obligations                                             (42,894)     (1,197)
        Debt issuance costs                                                                   (69)          0
        Purchase of common stock                                                                0         (51)
                                                                                   --------------    --------

                                 Net cash provided by (used in) financing                  (9,663)      2,196
                                                                                       ----------    --------

                                 Net increase (decrease) in cash                              210         546

Cash and cash equivalents, beginning of period                                                998         300
                                                                                      -----------    --------

Cash and cash equivalents, end of period                                                $   1,208    $    846
                                                                                        =========    ========

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
LDI AutoPaints, Inc.
March 31, 1998

NOTE 1 - Basis of Presentation


The condensed consolidated financial statements include the accounts of LDI AutoPaints, Inc. (AutoPaints) and its wholly owned subsidiaries FinishMaster, Inc., Thompson PBE, Inc., and Refinishers Warehouse, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. The accompanying condensed consolidated financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods covered have been included. For further information, refer to the consolidated financial statements and notes thereto for the year ended December 31, 1997 included in FinishMaster's proxy statement. The results of operation for the interim periods presented are not necessarily indicative of the results for the full year.


NOTE 2 - Distribution to Parent


Effective January 31, 1998, AutoPaints distributed to its Parent, Lacy Distribution, Inc., all of its net assets other than the Florida Division and shares of FinishMaster owned by AutoPaints. This distribution consisted of the following net assets:



         Furniture and equipment                             $     5
         Deferred income tax balances                          1,334
         Non-compete agreements (unamortized portion)         11,275
         Goodwill (unamortized portion)                       24,490
         Accounts payable and accrued liabilities               (331)
                                                             -------
                                                             $36,773
                                                             =======

                                                                 Appendix III to
                                                                 Proxy Statement

















                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                               FINISHMASTER, INC.,

                              LDI AUTOPAINTS, INC.

                                       AND

                             LACY DISTRIBUTION, INC.

                          Dated as of February 16, 1998

                                                 TABLE OF CONTENTS

                                                                            Page

ARTICLE I      THE MERGER......................................................1
               SECTION 1.1     The Merger......................................1
               SECTION 1.2     Effective Time..................................1
               SECTION 1.3     Effects of the Merger...........................1
               SECTION 1.4     Articles of Incorporation and By-Laws...........1
               SECTION 1.5     Directors.......................................1
               SECTION 1.6     Officers........................................1
               SECTION 1.7     Conversion of Shares............................1
               SECTION 1.8     Reorganization..................................1

ARTICLE II     REPRESENTATIONS AND WARRANTIES OF AP AND
               DISTRIBUTION....................................................1
               SECTION 2.1     Organization....................................1
               SECTION 2.2     Capitalization..................................2
               SECTION 2.3     Authority Relative to This Agreement............2
               SECTION 2.4     No Violation....................................2
               SECTION 2.5     Financial Statements............................2
               SECTION 2.6     Information.....................................3
               SECTION 2.7     Absence of Certain Changes;
                                 No Undisclosed Liabilities....................3
               SECTION 2.8     Litigation......................................3
               SECTION 2.9     Compliance with Applicable Law..................3
               SECTION 2.10    Taxes...........................................3
               SECTION 2.11    Termination, Severance and Employment
                                  Agreements...................................4
               SECTION 2.12    Employee Benefit Plans; ERISA...................4
               SECTION 2.13    Environmental Matters...........................5
               SECTION 2.14    Assets, Real Property, Intellectual Property.   5
               SECTION 2.15    Labor Matters...................................6
               SECTION 2.16    Certain Fees....................................6
               SECTION 2.17    No Default......................................6

ARTICLE III REPRESENTATIONS AND WARRANTIES OF FMST.............................6
               SECTION 3.1     Organization....................................6
               SECTION 3.2     Authority Relative to This Agreement............6
               SECTION 3.3     No Violation....................................7
               SECTION 3.4     Proxy Statement, Other Information..............7
               SECTION 3.5     Certain Fees....................................7

ARTICLE IV     COVENANTS       ................................................7
               SECTION 4.1     Conduct of Business of AP.......................7
               SECTION 4.2     Access to Information...........................8
               SECTION 4.3     Shareholders' Meeting...........................9
               SECTION 4.4     Cooperation.....................................9
               SECTION 4.5     Notification of Certain Matters.................9
               SECTION 4.6     Public Announcements............................9

ARTICLE V      CONDITIONS TO CONSUMMATION OF THE MERGER.......................10
               SECTION 5.1     Conditions to Each Party's
                                   Obligation To Effect the Merger............10

ARTICLE VI      TERMINATION; AMENDMENT; WAIVER................................10
                SECTION 6.1     Termination...................................10
                SECTION 6.2     Fees and Expenses.............................11
                SECTION 6.3     Effect of Termination.........................11
                SECTION 6.4     Amendment.....................................11
                SECTION 6.5     Extension; Waiver.............................11

ARTICLE VII     MISCELLANEOUS.................................................11
                SECTION 7.1     Non-Survival of Representations,
                                     Warranties and Agreements................11
                SECTION 7.2     Indemnification...............................11
                SECTION 7.3     Entire Agreement; Assignment..................11
                SECTION 7.4     Validity......................................11
                SECTION 7.5     Notices.......................................12
                SECTION 7.6     Governing Law.................................12
                SECTION 7.7     Interpretation................................13
                SECTION 7.8     Parties in Interest...........................13
                SECTION 7.9     Counterparts..................................13
                SECTION 7.10     Expenses.....................................13
                SECTION 7.11     Obligation of Distribution...................13

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (the "Agreement") is dated as of February 16, 1998, by and among FinishMaster, Inc., an Indiana corporation ("FMST"), LDI AutoPaints, Inc., an Indiana corporation ("AP"), and Lacy Distribution, Inc., an Indiana corporation ("Distribution").

                                    ARTICLE I
                                   THE MERGER

         SECTION 1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the Indiana Business Corporation Law ("IBCL"), AP shall be merged with and into FMST (the "Merger") as soon as practicable following the satisfaction of the conditions set forth in Section 6.1 hereof. Following the Merger, FMST shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of AP shall cease.

         SECTION 1.2 Effective Time. The Merger shall be consummated by filing, and shall be effective at the time of acceptance for filing by the Indiana Secretary of State of, articles of merger (the "Articles of Merger") in such form as is required by, and executed in accordance with, the relevant provisions of the IBCL, and such other documents as shall be required by the provisions of the IBCL (the time of such filing being the "Effective Time").

         SECTION 1.3 Effects of the Merger. The Merger shall have the effects set forth in the IBCL.

         SECTION 1.4 Articles of Incorporation and By-Laws. The Articles of Incorporation and Amended and Restated Code of By-Laws of FMST as in effect at the Effective Time shall be the articles of incorporation and code of by-laws of the Surviving Corporation.

         SECTION 1.5 Directors. The directors of FMST at the Effective Time shall be the directors of the Surviving Corporation, until the next annual shareholders' meeting of the Surviving Corporation and until their successors shall be elected or appointed and shall duly qualify.

         SECTION 1.6 Officers. The officers of FMST at the Effective Time shall be the officers of the Surviving Corporation and will hold office from the Effective Time until their respective successors are duly elected or appointed and qualify in the manner provided in the articles of incorporation and code of by-laws of the Surviving Corporation, or as otherwise provided by law.

         SECTION 1.7 Conversion of Shares. At the Effective Time, all of the issued and outstanding shares of AP (the "Shares") and the Four Million Forty-Five Thousand One Hundred (4,045,100) shares of the common stock of FMST owned by AP immediately prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, be cancelled and converted into the right to receive (i) Four Million Forty-Five Thousand One Hundred (4,045,100) shares of common stock of FMST, issued in respect of the Shares owned by AP which were cancelled in connection with the Merger, and (ii) One Million Five Hundred Forty-Two Thousand Four Hundred Sixteen (1,542,416) additional shares of the common stock of FMST (collectively the "Merger Consideration").

         SECTION 1.8 Reorganization. The parties intend that the transaction to be effected under this Agreement will be and is a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, and each of the provisions of this Agreement shall be limited and construed in a manner consistent with that intention and result.

                                   ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF AP AND DISTRIBUTION

         Distribution represents and warrants to FMST as follows:

         SECTION 2.1 Organization. Distribution and AP are corporations duly organized and validly existing under the laws of the State of Indiana. AP is in good standing as a foreign corporation in each jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or to so qualify would have a material adverse effect on the financial condition, results of operations, business or prospects of AP or on the ability of AP to consummate the transaction contemplated by this Agreement (which for all purposes hereof consists solely of the Merger) (a "Company Material Adverse Effect"). AP has made available to FMST true and correct copies of its articles of incorporation and code of by-laws.

         SECTION 2.2  Capitalization.

         (a) AP Capitalization. The authorized shares of AP consists of One Thousand (1,000) shares of common stock. As of the date hereof, there are One Hundred (100) shares issued and outstanding. Since December 31, 1997 through the date hereof, no shares have been issued. There are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating AP to issue, transfer or sell any shares of AP. All issued and outstanding Shares are validly issued, fully paid, nonassessable and free of preemptive rights.

         SECTION 2.3  Authority Relative to This Agreement.

         (a) Approvals. The execution and approval of this Agreement by Distribution and AP and the consummation of the transaction contemplated hereby have been duly authorized by the Board of Directors of Distribution and AP, and by Distribution in its capacity as the sole shareholder of AP. No other corporate proceedings on the part of Distribution or AP are necessary for the execution and delivery of this Agreement by AP and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by AP and Distribution and, assuming this Agreement constitutes a valid and binding obligation of FMST, this Agreement constitutes a valid and binding agreement of AP and Distribution enforceable against AP and Distribution in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by equitable principles.

         (b) Other Authorizations. Other than in connection with, or in compliance with, applicable requirements of the IBCL with respect to the transaction contemplated hereby, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by AP of the transaction contemplated by this Agreement other than authorizations, consents and approvals the failure to obtain, or filings the failure to make, which would not, in the aggregate, cause or result in a Company Material Adverse Effect.

         SECTION 2.4 No Violation. Neither the execution or delivery of this Agreement by AP, the performance by AP of its obligations hereunder nor the consummation by AP of the transaction contemplated hereby will (a) constitute a breach or violation of any provision of the articles of incorporation or code of by-laws of AP, (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of AP under, any note, bond, mortgage, indenture, deed of trust, license, agreement or other instrument to which AP is a party or by which it or any of its respective properties or assets is bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to AP, or any of its properties or assets, other than, in the case of clauses (b) and (c) above, such breaches, violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not have a Company Material Adverse Effect. No representation or warranty is made regarding whether or not any consent may be required in respect of any AP site lease.

         SECTION 2.5 Financial Statements. The audited financial statements of LDI AutoPaints -Florida Division as of December 31, 1997 have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes) and fairly present in all material respects the financial position of LDI AutoPaints -Florida Division as of the date thereof and the results of its operations and cash flows for the period then ended. The unaudited financial statements of AP as of January 31, 1998 have been prepared in accordance with GAAP applied on a consistent basis (except as otherwise stated in such financial statements, including the related notes, and except that such financial statements do not contain all of the footnote disclosures required by GAAP) and fairly presents, in all material respects, the financial position of AP as of the date thereof. The unaudited balance sheet of AP as of January 31, 1998 excludes certain assets and liabilities of AP which have been distributed to and assumed by Distribution as of January 31, 1998 (which assets and liabilities were not, as of December 31, 1997, a part of the assets and liabilities of LDI AutoPaints -Florida), and are not, at the time of the execution of this Agreement, and will not be, at the Effective Time, a part of the assets or liabilities of AP. The assets and liabilities of AP shown on such balance sheet of AP as of January 31, 1998 consist of (1) all of the assets and liabilities of LDI AutoPaints -Florida Division, and (2) the Four Million Forty Five Thousand One Hundred (4,045,100) shares of FMST owned by AP. Neither AP nor any of its assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, any material contract or agreement or amendment thereto, except those contracts and agreements copies of which have been made available to FMST.

         SECTION 2.6 Information. None of the information supplied in writing by AP specifically for inclusion or incorporation by reference in the Proxy Statement, if any, or any other document filed or to be filed by or on behalf of FMST with the SEC or any other governmental entity in connection with the transaction contemplated by this Agreement, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 2.7 Absence of Certain Changes; No Undisclosed Liabilities. Since December 31, 1997, there has not been a Company Material Adverse Effect. Since December 31, 1997, AP has not (i) except in the ordinary course of business, incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, or suffered any event or occurrence which, individually or in the aggregate, would have a Company Material Adverse Effect or (ii) made any material changes in accounting methods, principles or practices or (iii) declared, set aside or paid any dividend or other the distribution with respect to its shares other than the distribution to Distribution, as of January 31, 1998, of all assets and liabilities of AP other than (x) the business of LDI AutoPaints -Florida Division and (y) the Four Million Forty Five Thousand One Hundred (4,045,100) shares of FMST owned by AP. Since December 31, 1997, AP has conducted its operations in the ordinary course of business consistent with past practice in all material respects.

         SECTION 2.8 Litigation. There is no suit, claim, action, proceeding, or investigation pending or threatened in writing or, to the knowledge of AP, otherwise threatened against AP or any of its properties or assets before any court or governmental entity which, individually or in the aggregate, could, if determined adversely, reasonably be expected to have a Company Material Adverse Effect or delay the consummation of the transaction contemplated by this Agreement in any material respect. AP is not subject to any outstanding order, writ, injunction or decree which, insofar as can be reasonably foreseen, individually or in the aggregate, in the future would have a Company Material Adverse Effect or would delay the consummation of the transaction contemplated hereby in any material respect.

         SECTION 2.9 Compliance with Applicable Law. AP holds all permits, licenses, variances, exemptions, orders and approvals of all governmental entities necessary for the lawful conduct of its businesses, if any (the "AP Permits"), except where such failures to hold such permits, licenses, variances, exemptions, orders and approvals would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. AP is in compliance with the terms of the AP Permits, except where the failure so to comply would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. The business of AP is not being conducted in violation of any law, ordinance or regulation of any governmental entity except for violations or possible violations which individually or in the aggregate are not reasonably expected to result in a Company Material Adverse Effect. No investigation or review by any governmental entity with respect to AP is pending or threatened in writing or, to the knowledge of AP, otherwise threatened, other than, in each case, those which would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

         SECTION 2.10 Taxes. AP has filed, or caused to be filed, all federal, state, local and foreign income and other tax returns required to be filed by it, has paid or withheld, or caused to be paid or withheld, all taxes of any nature whatsoever, with any related penalties, interest and liabilities (any of the foregoing being referred to herein as a "Tax"), that are shown on such tax returns as due and payable, or otherwise required to be paid, other than such Taxes as are being contested in good faith and for which reserves have been established in accordance with GAAP except where the failure so to file or pay would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect. AP has or will have paid all Taxes due with respect to any period ending on or prior to the Effective Time, or where the payment of Taxes is not yet due, have or will have established, or with respect to Taxes incurred after the date hereof, will timely establish in accordance with past practices, an adequate accrual in accordance with GAAP except for failures to pay or accrue that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. There are no claims, assessments or audits pending or threatened in writing, or to AP's knowledge otherwise threatened, against AP for any alleged deficiency in any Tax, and AP does not know of any Tax claims or assessments threatened against AP which if upheld could, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (after giving effect to any reserves maintained by AP). AP has not filed a consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"). There is no material inter-company item which would be taken into account by, or excess loss account which would be includable in income of, AP as a result of the transaction contemplated by this Agreement pursuant to the Treasury Regulations promulgated under Section 1502 of the Code. There are no waivers or extensions of any applicable statute of limitation to assess any Taxes. All returns filed by or on behalf of AP with respect to Taxes are true and correct in all material respects. There are no outstanding requests by AP for any extension of time within which to file any return (except for normal automatic extensions) or within which to pay any Taxes shown to be due on any return. There are no liens for any Taxes upon the assets of AP (other than statutory liens for Taxes not yet due and payable and liens for real estate taxes being contested in good faith) which individually or in the aggregate could have a Company Material Adverse Effect. AP is not a party to, is not bound by or does not have any obligation under, a tax sharing or tax allocation agreement or arrangement for the allocation, apportionment, sharing, indemnification or payment of taxes. The cancellation of the 4,045,100 shares of FMST held by AP, and the issuance in the Merger of a like number of shares to Distribution as part of the Merger Consideration, will not result in an adverse tax consequence to FMST of a magnitude greater than $50,000.

         SECTION 2.11 Termination, Severance and Employment Agreements. AP has provided to FMST a complete and accurate list of each employment or severance agreement of any officer of LDI AutoPaints -Florida not terminable by the terms thereof without material liability or obligation (either individually or collectively) on 60 days' or less notice.

         SECTION 2.12 Employee Benefit Plans; ERISA.

         (a) Except as previously disclosed to the FMST in writing, (i) each "employee benefit plan" (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), and all other employee benefit, bonus, incentive, stock option (or other equity-based), severance, change in control, welfare (including post-retirement medical and life insurance) and fringe benefit plans (whether or not subject to ERISA) maintained or sponsored by AP or any member of Distribution's controlled group of entities (within the meaning of Code Sections 414(b), (c), (m) or (o)) (each, an "ERISA Affiliate), for the benefit of any employee or former employee of AP or any of its ERISA Affiliates (individually, a "Plan," and collectively, the "Plans") is, and has been operated in accordance with its terms and in compliance (including the making of governmental filings) with all applicable laws, including ERISA and the applicable provisions of the Code, except for failures that would not, individually or in the aggregate, have a Company Material Adverse Effect, (ii) each of the Plans presently maintained by AP and intended to be "qualified" within the meaning of Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, (iii) no "reportable event," as such term is defined in Section 4043(c) of ERISA (for which the 30-day notice requirement to the Pension Benefit Guaranty Corporation ("PBGC") has not been waived), has occurred with respect to any Plan that is subject to Title IV of ERISA which presents a risk of liability to any governmental entity or other person which, individually or in the aggregate, may reasonably be expected to have a Company Material Adverse Effect, and (iv) there are no pending or threatened in writing or to AP's knowledge otherwise threatened, claims (other than routine claims for benefits) by, on behalf of or against, any of the Plans or any trust related thereto which would, individually or in the aggregate, have a Company Material Adverse Effect. No Plan is a "multiemployer plan" (within the meaning of ERISA) nor to the knowledge of AP has AP or any ERISA Affiliate ever contributed or been required to contribute to any multiemployer plan.

         (b) (i) No Plan has incurred a material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code) whether or not waived and (ii) neither AP nor any ERISA Affiliate has incurred any liability under Title IV of ERISA except for required premium payments to the PBGC, which payments have been made when due, and no events have occurred which are reasonably likely to give rise to any liability of AP or an ERISA Affiliate under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against AP by the PBGC, in any such case, which presents a risk of liability which would, individually or in the aggregate, have a Company Material Adverse Effect.

         (c) With respect to each Plan, if any, that is subject to Title IV of ERISA, (i) AP has provided to FMST copies of the most recent actuarial valuation report prepared for such Plan prior to the date hereof, (ii) the assets and liabilities in respect of the accrued benefits as set forth in the most recent actuarial valuation report prepared by the Plan's actuary fairly presented the funded status of such Plan in all material respects, and (iii) since the date of such valuation report there has been no adverse change in the funded status of any such Plan which would, individually or in the aggregate, have a Company Material Adverse Effect.

         (d) Neither AP nor any ERISA Affiliate has failed to make any contribution or payment to any Plan which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code which would have a Company Material Adverse Effect.

         (e) AP has not sponsored, maintained, administered or contributed to or participated in a Plan subject to Title VI of ERISA within the last seven years.

         SECTION 2.13 Environmental Matters. AP has obtained and is in substantial compliance with the terms and conditions of all required permits, licenses and other authorizations required under Environmental Laws (as hereinafter defined), except for failures or noncompliance which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. AP is in substantial compliance with all applicable Environmental Laws, except for failures to comply which would not reasonably be expected to, individually or in the aggregate, have a Company Material Adverse Effect. AP has disclosed past and present noncompliance with, or liability under, Environmental Laws and discharges, emissions, leaks, releases or disposals of any substance or waste regulated under or defined by Environmental Laws that have formed the basis of any claim, action, suite, proceeding, hearing or investigation under any applicable Environmental Laws which, in any such case, individually or in the aggregate, would have a Company Material Adverse Effect. AP has not received notice of any past or present events, conditions, circumstances, activities, practices, incidents, actions or plans that have resulted in any common law or legal liability, or otherwise form the basis of any material liability under, any applicable Environmental Laws, which would, individually or in the aggregate, have a Company Material Adverse Effect. For purposes of this Section 2.13, (a) "Environmental Laws" mean applicable federal, and local laws, regulations and codes relating in any respect to pollution or protection of the environment and (b) "Hazardous Substances" means any toxic, caustic, or otherwise dangerous substance (whether or not regulated under federal, state or local environmental statutes, rules, ordinances, or orders), including (i) "hazardous Substance" as defined in 42 U.S.C. ss. 9601, and (ii) petroleum products, derivatives, byproducts and other hydrocarbons.

         SECTION 2.14  Assets, Real Property, Intellectual Property.

         (a) AP owns or has rights to use all assets necessary to permit AP to conduct its business as it is currently being conducted except where the failure to own or have the right to use such assets would not, individually or in the aggregate, have a Company Material Adverse Effect.

         (b) Except as previously disclosed to FMST, AP has, (i) good, valid and marketable or indefeasible title to all real property material to its business operations, free and clear of any liens, encumbrances, mortgages and security interests other than Permitted Liens (as hereinafter defined), or (ii) rights by lease or other agreement to use all such real property. The term "Permitted Liens" shall mean (i) liens or encumbrances for water, sewage and similar charges and current taxes and assessments not yet due and payable or being contested in good faith, (ii) mechanics', carriers', workers', repairers', materialmen's, warehousemen's and other similar liens or encumbrances arising or incurred in the ordinary course of business, (iii) liens, encumbrances, mortgages and security interests arising or resulting from any action taken by FMST, (iv) liens, encumbrances, mortgages and security interests of record or securing indebtedness, (v) liens, encumbrances, mortgages and security interests incurred in the ordinary course of business since December 31, 1997, (vi)
easements,   rights  of  way,   restrictions   and  other  similar   charges  or
encumbrances, and any other liens, encumbrances, mortgages and security interests, that do not materially interfere with the ordinary conduct of AP's business. All real property leases under which AP is a lessee or lessor are, as of the date hereof, valid, binding and enforceable in accordance with their terms, and there are not existing defaults thereunder which would, individually or in the aggregate, have a Company Material Adverse Effect.

         (c) As presently used by AP, none of the Intellectual Property owned by AP is infringed or challenged or threatened in any way, except for infringements, challenges or threats which would not individually or in the aggregate, have a Company Material Adverse Effect. "Intellectual Property" means trademarks, trade names, service marks, service names, mark registrations, logos, assumed names, copyright registrations, patents and all applications therefor and all other similar proprietary rights.

         SECTION 2.15 Labor Matters. AP has not (i) been subject to, threatened in writing, or to AP's knowledge otherwise threatened, with any strike, lockout or other labor dispute the result of which had or could reasonably be expected to have or constitute, a Company Material Adverse Effect, or (ii) received written notice of any pending petition for certification before the National Labor Relations Board with respect to any group of employees of AP who are not currently organized. AP is not a party to any collective bargaining agreement with a labor union.

         SECTION 2.16 Certain Fees. Neither AP nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions in connection with the transaction contemplated herein.

         SECTION 2.17 No Default. Except for defaults or violations which, in the aggregate, would not reasonably be expected to constitute a Company Material Adverse Effect, AP is not in default or violation (and no event has occurred which with notice or lapse of time or both would constitute a default or violation) of any material term, condition or provision of (i) its articles of incorporation, code of by-laws, or other governing documents, (ii) any note, mortgage, indenture or other evidence of indebtedness, guarantee, license, agreement or other contract, instrument or contractual obligation to which AP is now a party or by which it or any of its assets may be bound, or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to AP on the date hereof.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF FMST

         FMST represents and warrants to AP and Distribution as follows:

         SECTION 3.1 Organization. FMST is a corporation duly organized and validly existing under the laws of the State of Indiana and is in good standing as a foreign corporation in each other jurisdiction where the properties owned, leased or operated, or the business conducted, by it require such qualification and where failure to be in good standing or so to qualify would have a material adverse effect on the financial condition, results of operations or businesses of FMST.

         SECTION 3.2  Authority Relative to This Agreement.

         (a) Approvals. FMST has full corporate power and authority to execute and deliver this Agreement and, subject to obtaining the necessary approval of this Agreement by its shareholders to the extent required by applicable law or the NASDAQ National Market System ("NMS"), to consummate the transaction contemplated hereby. The execution and delivery of this Agreement by FMST and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of FMST, and no other corporate proceedings on the part of FMST are necessary for the execution and delivery of this Agreement by FMST and, subject to the filing of the Articles of Merger pursuant to Section 1.2 and obtaining the necessary approvals of FMST's shareholders to the extent required by applicable law or the NMS, the performance by FMST of its obligations hereunder and the consummation by FMST of the transactions contemplated hereby. This Agreement has been duly executed and delivered by FMST and, assuming this Agreement constitutes a valid and binding obligation of each of AP and Distribution, this Agreement constitutes a valid and binding agreement of FMST, enforceable against FMST in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors rights generally or by general equitable principles.

         (b) Other Authorizations. Other than in connection with, or in compliance with applicable requirements of the IBCL with respect to the transaction contemplated hereby, the Exchange Act, the securities laws of the various states, no authorization, consent or approval of, or filing with, any court or any public body or authority is necessary for the consummation by FMST of the transactions contemplated by this Agreement other than authorizations, consents and approvals of which the failure to obtain, or filings of which the failure to make, would not, in the aggregate, have a material adverse effect on the financial condition, results of operations or business of FMST or on the ability of FMST to consummate the transaction contemplated hereby.

         SECTION 3.3 No Violation. Neither the execution or delivery of this Agreement by FMST, the performance by FMST of its respective obligations hereunder nor the consummation by it of the transaction contemplated hereby will
(a) constitute a breach or violation under the Articles of Incorporation or Code of By-Laws of FMST or (b) constitute a breach, violation or default (or any event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or encumbrance upon any of the properties or assets of FMST under, any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument to which either FMST is a party or by which they or any of their properties or assets are bound or (c) constitute a violation of any order, writ, injunction, decree, statute, rule or regulation of any court or governmental authority applicable to FMST or any of their properties or assets, other than, in the case of clauses (b) and (c) above, such breaches. violations, defaults, terminations, accelerations or creation of liens and encumbrances which, in the aggregate, would not have a material adverse effect on the financial condition, results of operations or business of FMST taken as a whole or on the ability of FMST to consummate the transaction contemplated hereby.

         SECTION 3.4 Proxy Statement, Other Information. No document filed or to be filed by or on behalf of FMST with the SEC or any other governmental entity in connection with the transaction contemplated by this Agreement, contained when filed, or will contain, at the respective times filed with the SEC or other governmental entity, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing shall not apply to information supplied by AP in writing specifically for inclusion or incorporation by reference in any such document. None of the information supplied in writing by FMST specifically for inclusion or incorporation by reference in the Proxy Statement, if any, or any other document filed or to be filed by or on behalf of FMST with the SEC or any other governmental entity in connection with the transaction contemplated by this Agreement, contains, or will contain, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.5 Certain Fees. Neither FMST nor its officers, directors or employees has employed any broker or finder or incurred any liability for any financial advisory, brokerage or finder's fees or commissions in connection with the transaction contemplated herein for which AP could have any liability, except for the financial advisory fee payable to McDonald & Company in connection with the rendering of its fairness opinion to the Independent Committee.

                                   ARTICLE IV
                                    COVENANTS

         SECTION 4.1 Conduct of Business of AP. Except as contemplated by this Agreement, as previously disclosed to FMST or as otherwise agreed by the parties hereto, during the period from the date of this Agreement to the Effective Time, AP will conduct its operations in accordance with its ordinary and usual course of business and consistent with past practice in all material respects. Without limiting the generality of the foregoing, and except as contemplated by this Agreement or as previously disclosed to FMST, prior to the Effective Time, AP will not, without the prior written consent of FMST (such consent not to be unreasonably withheld):

         (a) issue, sell or repurchase, or authorize or propose the issuance, sale or repurchase of any shares of common stock of AP, or securities convertible into such shares, or any rights, warrants or options to acquire such shares or other convertible securities;

         (b)      declare or pay any dividend or distribution on its shares;

         (c) except for such transactions in the ordinary course of business or fees and expenses related to the transaction contemplated hereby, authorize or enter into any agreement with respect to any commitment or transaction which requires AP to pay in excess of $50,000 in the aggregate;

         (d) except in the ordinary course of business consistent with past practice and except as previously disclosed to FMST or as may be required by law, adopt or amend in any material respect or terminate any profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, plan, fund or other arrangement (collectively, "Compensation Plans"), or grant, or become obligated to grant, any general increase in the compensation of executive officers or any increase in the compensation payable or to become payable to any executive officer or institute any material new welfare program or Compensation Plan, or make any material change in any Compensation Plan;

         (e) except as required by the consummation of the Merger, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business;

         (f) except for transactions in the ordinary course of business (i) incur, assume or prepay any long-term or short-term debt or issue any debt securities except for borrowing under existing lines of credit or prepayments or other borrowings not to exceed $100,000 in the aggregate; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any material obligations of any other person;
(iii) make any loans, advances or capital contributions to, or investments in, any other person (other than advances to customers in amounts not to exceed $25,000 in the aggregate, or customary loans to employees in amounts not material to the maker of such loan); (iv) pledge or otherwise encumber shares of AP; or (v) mortgage or pledge any of its material assets, tangible or intangible, or create or suffer to exist any lien thereupon, excluding Permitted Liens;

         (g) propose or adopt any amendments to its article of incorporation or code of by-laws;

         (h) except for transactions in the ordinary course of business, contemplated hereby or otherwise disclosed herein, acquire, sell, lease or dispose of any assets which in the aggregate are material to AP taken as a whole, or enter into or modify, amend, terminate or waive any rights under any commitments, contracts, agreements or transactions which would, individually or in the aggregate, be material to AP taken as a whole;

         (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or any equity interest therein;

         (j) make any material tax election or settle or compromise any material federal, state or local tax liability or assent to the assessment of any federal, state or local tax;

         (k) authorize any new capital expenditure or expenditures not reflected in the capital expenditure budget provided to FMST and which in the aggregate are in excess of $25,000; or

         (1) agree, in writing or otherwise, to take any of the foregoing actions.

         SECTION 4.2 Access to Information. So long as this Agreement has not been terminated, between the date of this Agreement and the Effective Time, AP will give FMST and its authorized representatives access during normal business hours to all stores, offices, warehouses and other facilities and to all books and records, will permit FMST to make such inspections as it may reasonably require and will cause its officers and use reasonable best efforts to cause its accountants promptly to furnish FMST with such financial and operating data and other information with respect to the business and properties of AP as FMST may from time to time reasonably request.

         SECTION 4.3 Shareholders' Meeting.

         (a) Shareholder Approval of FMST. If required by applicable law or the NMS in order to consummate the Merger, FMST, acting through its Board of Directors, shall, in accordance with its articles of incorporation and such requirements:

                  (i) duly call, give notice of, convene and hold a meeting of its shareholders as soon as practicable after the execution of this Agreement or to take such actions necessary to cause the Merger to be considered at its next annual meeting of shareholders;

                  (ii) subject to its fiduciary duties under applicable law as advised by counsel, include in the Proxy Statement the recommendation of its Board of Directors that shareholders of FMST vote in favor of the approval and adoption of this Agreement; and

                  (iii) use its reasonable best efforts (x) to obtain and furnish the information required to be included by it in the Proxy Statement, to respond promptly to any comments made by the SEC with respect to the Proxy Statement and any preliminary version thereof and to cause the Proxy Statement to be mailed to its shareholders at the earliest practicable time following the execution of this Agreement and
         (y) subject to its fiduciary duties under applicable law as advised by counsel, to obtain the necessary approval of the Merger by its shareholders.

         (b) Voting of Shares by AP. AP agrees that, at the meeting of the shareholders of FinishMaster at which the Merger is considered, all of the shares of FinishMaster owned by AP will be voted in favor of the Merger.

         SECTION 4.4 Cooperation. Subject to the terms and conditions herein provided and to the fiduciary duties of FMST's directors as advised by counsel to FMST, each of the parties hereto agrees to use its reasonable best efforts (and to use its reasonable best efforts to cause its affiliates) (a) to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transaction contemplated by this Agreement including, without limitation, (i) promptly making any filings that are required to be made or seeking any consents, approvals, permits or authorizations that are required to be obtained under any federal, state or other law or regulation,
(ii) using its reasonable best efforts to respond promptly and fully to any and all inquiries of government officials or agencies and to endeavor to resolve any inquiries or objections made by any such officials or agencies, and (iii) using its reasonable best efforts to prevent or ameliorate the effects of any Order or Injunction to refrain from taking, directly or indirectly, any action contrary to or inconsistent with the provisions of this Agreement, including action which would impair such party's ability to consummate the transactions contemplated hereby. In case at any time before or after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall use their respective reasonable best efforts to take all such necessary action.

         SECTION 4.5 Notification of Certain Matters. Each of the parties hereto shall give the others prompt notice of (i) the occurrence, or non-occurrence, of any event which causes or has caused any representation or warranty of any party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, and (ii) any material failure of AP or FMST, as the case may be, or any officer, director, employee, representative or agent thereof, to comply with or satisfy any material covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this
Section 4.5 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 4.6 Public Announcements. FMST and AP will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation except as may be required by law or any securities exchange or similar authority. The parties agree that, upon execution of this Agreement, they will cause to be disseminated a joint press release.

                                    ARTICLE V
                    CONDITIONS TO CONSUMMATION OF THE MERGER

         SECTION 5.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver, where legally permissible, prior to the Effective Time of the following conditions:

         (a) This Agreement shall have been adopted by the requisite vote of the shareholders of FMST in accordance with applicable law and the requirements of NMS, if such vote is required by applicable law or the NMS;

         (b) No statute, rule, regulation, order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority of competent jurisdiction which restrains, enjoins or otherwise prohibits the consummation of the Merger; provided, however, that AP and FMST shall use their reasonable best efforts to have any such order, decree or injunction vacated and otherwise take all actions required pursuant to Section 4.4;

         (c) delivery of fairness opinion rendered by McDonald & Company to the Independent Directors; and

         (d) the representations and warranties of AP and Distribution (which may be waived by FMST) and of FMST (which may be waived by Distribution) shall be true and correct in all material respects.

                                   ARTICLE VI
                         TERMINATION; AMENDMENT; WAIVER

         SECTION 6.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the shareholders of FMST:

         (a) by mutual written consent duly authorized by the boards of directors of AP, Distribution and FMST (including, if required, the Independent Committee);

         (b) by FMST, Distribution or AP if the Effective Time shall not have occurred on or before June 30, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 6.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

         (c) by FMST, Distribution or AP if any court of competent jurisdiction in the United States or other United States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and nonappealable;

         (d) by FMST if (i) there shall have been a breach of any representation or warranty on the part of the AP or Distribution under this Agreement having a Company Material Adverse Effect, which shall not have been cured prior to 10 days following notice of such breach (provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to the Company Material Adverse Effect for purposes of this
Section  6.1(d)  such   materiality  or  the  Company  Material  Adverse  Effect
qualification will be in all respects ignored (but subject to the overall standard as to materiality set forth immediately prior to this proviso)), or
(ii) there shall have been a material breach of any covenant or agreement in this Agreement on the part of the AP or Distribution, which materially adversely affects the consummation of the Merger which shall not have been cured prior to 10 days following notice of such breach;

         (e) by AP or Distribution if (i) there shall have been a breach of any representation or warranty in this Agreement on the part of FMST which materially adversely affects the consummation of the Merger, which shall not have been cured prior to 10 days following notice of such breach (provided, however, that if any of the representations and warranties is already qualified in any respect by materiality or as to a material adverse effect for purposes of this Section 6.1(e) such materiality or material adverse effect qualification will be in all respects ignored (but subject to the overall standard as to materiality set forth immediately prior to this proviso)), or (ii) there shall have been a material breach of any covenant or agreement in this Agreement on the part of FMST which materially adversely affects the consummation of the Merger which shall not have been cured prior to 10 days following notice of such breach.

         SECTION 6.2 Fees and Expenses. Except as set forth in this Agreement, whether or not the Merger is consummated, all legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

         SECTION 6.3 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.1 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party or its directors, officers or shareholders, other than the provisions of Sections 4.7, 6.2 and 7.9. Nothing contained in this Section 6.3 shall relieve AP or Distribution, or FMST, from liability for any breach of this Agreement.

         SECTION 6.4 Amendment. To the extent permitted by applicable law, this Agreement may be amended by action taken by AP, Distribution and FMST (and the shareholders of FMST, if required by applicable law) at any time before or after adoption of this Agreement by the shareholders of FMST, but no amendment shall be made which increases the consideration, changes the form of consideration to be received by the holder of the Shares in the Merger, or which adversely affects the rights of shareholders of FMST hereunder without the approval of such shareholders and, if required, the Independent Committee. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         SECTION 6.5 Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein unless waiver is unlawful or specifically prohibited. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 Non-Survival of Representations, Warranties and Agreements. The representations and warranties made herein shall terminate on the first anniversary of the Effective Time or the earlier termination of this Agreement pursuant to Section 6.1 as the case may be; provided, however, that if the Merger is consummated, the representation and warranty contained in Section 2.10 shall survive for a period equal to the applicable statute of limitations for tax matters (each of the above referenced time periods being hereinafter referred to as a "Survival Period").

         SECTION 7.2 Indemnification. During the Survival Period applicable to that certain representation and warranty, Distribution agrees to indemnify and hold harmless FMST from any and all claims, action, damages, losses, costs and expenses (including reasonably attorneys' fees) incurred by FMST in connection with any representation or warranty made by Distribution in this agreement having been untrue in any material respect at the time made. During the Survival Period applicable to that certain representation and warranty, FMST hereby agrees to indemnify and hold harmless Distribution from any and all claims, actions, damages, losses, costs and expenses (including reasonably attorneys' fees) incurred by Distribution in connection with any representation or warranty made by FMST in this agreement having been untrue in any material respect as of the date made.

         SECTION 7.3 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

         SECTION 7.4 Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         SECTION 7.5 Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given when (i) delivered in person, or (ii) one business day after delivery to a reputable overnight courier service (e.g. Federal Express), postage pre-paid, or (iii) delivered by telecopy and promptly confirmed by telephone and by delivery of a copy in person or overnight as aforesaid, in each case with postage prepaid, addressed as follows:

         If to FMST:

                           FinishMaster, Inc.
                           54 Monument Circle
                           Indianapolis, Indiana 46204
                           Telecopy:        (317) 237-5430
                           Attention:       Andre B. Lacy, Chairman of the Board

         with a copy to:

                           Barnes & Thornburg
                           11 S. Meridian Street, Suite 1300
                           Indianapolis, Indiana 46204
                           Telecopy:        (317) 231-7433
                           Attention:       Robert H. Reynolds, Esquire

         and

                           Sommer & Barnard
                           111 Monument Circle, Suite 4000
                           Indianapolis, Indiana 46204
                           Telecopy:        (317) 236-9802
                           Attention:       James A. Strain, Esquire

         If to AP or Distribution:

                           LDI AutoPaints, Inc.
                           54 Monument Circle
                           Indianapolis, Indiana 46204
                           Telecopy:        (317) 237-5430
                           Attention:       Andre B. Lacy, Chairman of the Board

         with a copy to:

                           Barnes & Thornburg
                           11 S. Meridian Street, Suite 1300
                           Indianapolis, Indiana 46204
                           Telecopy:        (317) 231-7433
                           Attention:       Robert H. Reynolds, Esquire

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

         SECTION 7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Indiana, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         SECTION 7.7 Interpretation. When a reference is made in this Agreement to the "knowledge of AP," such reference shall mean the actual knowledge of the Chief Executive Officer or President of AP. For purposes of this Agreement AP shall not be deemed to be an affiliate of FMST. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. If an ambiguity or question of intent or interpretation arises, then this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party to this Agreement by virtue of the authorship of any of the provisions of this Agreement.

         SECTION 7.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and except for the provisions of Section 1.7 and 4.7, which are intended to be for the benefit of the persons referred to therein and their beneficiaries (and may be enforced by such persons as intended third-party beneficiaries), nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         SECTION 7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

         SECTION 7.10 Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such expenses.

         SECTION 7.11 Obligation of Distribution. Whenever this Agreement requires AP to take any action, such requirement will be deemed to include an undertaking on the part of Distribution to cause AP to take such action.

         IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, all as of the day and year first above written.

                              FINISHMASTER, INC.
                              ("FMST")

                              By:      /s/ Andre B. Lacy
                              Name:    Andre B. Lacy
                              Title:   Chairman of the Board & CEO


                              LDI AUTOPAINTS, INC. ("AP")

                              By:      /s/ Andre B. Lacy
                              Name:    Andre B. Lacy
                              Title:   Chairman of the Board & CEO


                              LACY DISTRIBUTION, INC.
                              ("Distribution")

                              By:      /s/ Andre B. Lacy
                              Name:    Andre B. Lacy
                              Title:   Chairman of the Board & CEO

                                                                  Appendix IV to
                                                                 Proxy Statement


                      CONDENSED CONSOLIDATED BALANCE SHEETS
                               FINISHMASTER, INC.
                        (in thousands, except share data)



                                                                                  March 31,      December 31,
ASSETS                                                                              1998                1997
CURRENT ASSETS                                                                  (unaudited)
         Cash                                                                   $    575          $      364
         Accounts receivable, net of allowance for doubtful
                  accounts of $1,722 and $2,247 respectively                      29,167              28,744
         Inventory                                                                51,717              53,442
         Prepaid expenses and other current assets                                 7,144               7,894
                                                                                ----------             -----

                  TOTAL CURRENT ASSETS                                            88,603              90,444

PROPERTY AND EQUIPMENT, NET                                                        9,607              10,296

OTHER ASSETS:
         Intangibles assets, net                                                 109,662             110,870
         Other                                                                     2,838               3,808
                                                                                ----------         ----------

                                                                                 112,500             114,678
                                                                                 --------            -------

                                                                                $210,710            $215,418
                                                                                ========            ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
         Accounts payable                                                       $ 33,104          $   28,274
         Accrued expenses and other current liabilities                           11,546              12,072
         Current maturities of long-term obligations                               8,526               8,005
                                                                                --------             -------

                  TOTAL CURRENT LIABILITIES                                       53,176              48,351

LONG-TERM OBLIGATIONS, net of current maturities                                 124,074             134,135

STOCKHOLDERS' EQUITY:
         Preferred Stock, no par value, 1,000,000 shares authorized;
                  no shares issued or outstanding
         Common stock, $1 stated value, 10,000,000
                  shares authorized, 5,992,640 shares issued
                  and outstanding                                                  5,993               5,993
         Additional paid-in capital                                               14,466              14,466
         Retained earnings                                                        13,001              12,473
                                                                                ----------         ---------

                                                                                  33,460              32,932
                                                                                ----------         ---------

                                                                                $210,710            $215,418
                                                                                ========            ========


The accompanying notes are an integral part of the condensed consolidated financial statements.

                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                               FINISHMASTER, INC.
                      (in thousands, except per share data)
                                   (unaudited)


                                                                               Three Months Ended March 31,

                                                                                     1998           1997
                                                                                     ----           ----

NET SALES                                                                           $76,024        $29,239

COST OF SALES                                                                        49,079         18,610
                                                                                     ------         ------

                                                GROSS PROFIT                         26,945         10,629

EXPENSES
         Operating                                                                   11,714          4,667
         Selling, general and administrative                                          8,938          3,801
         Depreciation                                                                   920            277
         Amortization of intangible assets                                            1,574            740
                                                                                      -----            ---

                                                        TOTAL                        23,146          9,485
                                                                                     ------          -----

                                     INCOME FROM OPERATIONS                           3,799          1,144

Interest expense, net                                                                 2,792            488
                                                                                      -----            ---

INCOME BEFORE INCOME TAXES                                                            1,007            656
         Income tax expense                                                             479            250
                                                                                        ---            ---

                                                  NET INCOME                           $528           $406
                                                                                       ====           ====

                              NET INCOME PER SHARE  - BASIC                            $.09           $.07
                                                                                       ====           ====

                                                    - DILUTED                          $.09           $.07
                                                                                       ====           ====

                     WEIGHTED AVERAGE NUMBER OF SHARES OF
                                   COMMON STOCK OUTSTANDING                           5,993          5,996
                                                                                      =====          =====

The accompanying notes are an integral part of the condensed consolidated financial statements.

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                               FINISHMASTER, INC.
                                 (in thousands)
                                   (unaudited)



                                                                                Three Months Ended March 31,

                                                                                    1998             1997
                                                                                    ----             ----

OPERATING ACTIVITIES
         Net Income                                                                 $528              $406
         Adjustments to reconcile net income to net cash
         provided by (used in) operating activities:
                  Depreciation and amortization                                    2,494             1,017
                  Changes in operating assets and liabilities:
                           Accounts receivable                                      (423)             (157)
                           Inventories                                             1,725             1,038
                           Prepaid expenses and other assets                       1,720               146
                           Accounts payable and other current liabilities          4,304            (3,966)
                                                                                   -----           -------

                                    NET CASH PROVIDED BY (USED IN)
                                    OPERATING ACTIVITIES                          10,348            (1,516)

INVESTING ACTIVITIES
         Purchases of property and equipment                                        (231)             (144)
         Other                                                                      (297)               (1)
                                                                                   -----               ---

                  NET CASH USED IN
                  INVESTING ACTIVITIES                                              (528)             (145)

FINANCING ACTIVITIES
         Borrowings under note payable, bank                                          --            12,811
         Repayment under note payable, bank                                           --            (9,367)
         Proceeds from long term obligations                                      33,300                --
         Repayment of long term obligations                                      (42,840)           (1,186)
         Debt issuance costs                                                         (69)               --
         Purchase of common stock                                                     --               (51)
                                                                                ---------        ---------

                  NET CASH (USED IN) PROVIDED
                  BY FINANCING ACTIVITIES                                         (9,609)            2,207
                                                                                 -------         ---------

                  INCREASE IN CASH                                                   211               546

                  CASH AT BEGINNING OF PERIOD                                        364               300
                                                                                     ---               ---

                  CASH AT END OF PERIOD                                             $575              $846
                                                                                    ====              ====


The accompanying notes are an integral part of the condensed consolidated financial statements.

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                               FINISHMASTER, INC.
                                 March 31, 1998

NOTE 1 - Basis of Presentation

The condensed consolidated financial statements include the accounts of FinishMaster, Inc., Thompson PBE, Inc. and Refinishers Warehouse, Inc. All significant intercompany balances and transactions have been eliminated in consolidation. These condensed consolidated financial statements are unaudited and have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and notes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods covered have been included. For further information, refer to the consolidated financial statements and notes thereto included in FinishMaster's annual report on Form 10-K for the year ended December 31, 1997. The results of operations for the interim periods presented are not necessarily indicative of the results for the full year. Certain reclassifications have been reflected in prior year amounts to conform with the presentation of corresponding amounts in the current period.

NOTE 2 - Income Taxes

         The effective tax rate for the three months ended March 31, 1998 increased over that of the three months ended March 31, 1997 due to the non-deductible nature of certain expenses, primarily the amortization of goodwill associated with the acquisition of Thompson PBE, Inc.

NOTE 3 - Net Income Per Share

The following table sets forth the computation of basic and diluted net income per share (in thousands except per share data):

                                             Three Months Ended March 31,
                                                1998             1997

Numerator:
         NET INCOME                             $528             $406
                                                ====             ====

Denominator:
         BASIC-WEIGHTED AVERAGE SHARES         5,993            5,996
Effect of dilutive securities:
         EMPLOYEE STOCK OPTIONS                   --               --
                                            --------        ---------

DILUTED-WEIGHTED AVERAGE SHARES                5,993            5,996
                                               =====            =====

Basic net income per share                     $0.09            $0.07
                                               =====            =====

Diluted net income per share                   $0.09            $0.07
                                               =====            =====

The effect of employee stock options on the calculation of weighted average shares outstanding for purposes of determining diluted earnings per share is antidilutive for the three months ended March 31, 1998 and 1997.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS
                               FinishMaster, Inc.
                                 March 31, 1998

Results of Operations

The following table sets forth, certain items from the Company's Statement of Operations as a percentage of net sales for the three months ended March 31, 1998 and 1997, respectively,

                                                       Three months ended
                                                            March 31,
                                                      1998            1997
                                                      ----            ----

Net sales                                             100.0%          100.0%
Cost of sales                                          64.6            63.6
                                                       ----            ----

Gross profit                                           35.4            36.4
Operating expenses                                     15.4            16.0
Selling, general and administrative                    11.7            13.0
Depreciation and amortization                           3.3             3.4
                                                        ---             ---

                                                       30.4            32.4
                                                       ----            ----

Income from operations                                  5.0             4.0
Interest expense                                        3.7             1.7
Provision for income taxes                              0.6             0.9
                                                        ---             ---

Net income                                              0.7%            1.4%
                                                        ====            ====

Net Sales. Net sales for the quarter ended March 31, 1998 increased by $46.8 million or 160% to $76.0 million from $29.2 million for the same period in 1997. The increase is the result of the acquisition of Thompson in November 1997. The Thompson sales were offset by a decline in same outlet sales. Same outlet sales declined primarily due to a slowdown in the van conversion industry and flat industry market conditions.

Gross Profit. Gross profit for the quarter ended March 31, 1998 increased by $16.3 million to $26.9 million from $10.6 million for the same period in 1997. Gross profit as a percentage of sales decreased to 35.4% for the quarter ended March 31, 1998 from 36.4% for the same period in 1997. The decrease in gross profit as a percentage of sales is due to the sale of Thompson's higher cost inventories which were acquired through the acquisition.

Operating Expenses. Operating expenses for the quarter ended March 31, 1998 increased by $7.1 million to $11.7 million from $4.6 million for the same period in the prior year. Operating expenses as a percent of sales decreased to 15.4% for the quarter ended March 31, 1998 compared to 16.0% for the same period in 1997. Operating expenses consist of wages, building and vehicle costs for the outlets and the distribution centers. The decrease in operating expenses as a percentage of sales is the result of the Company's cost containment measures including, but not limited to, headcount reductions and streamlining sales outlet and distribution activities.

Selling, General, and Administrative Expenses. (SG&A) SG&A expenses for the quarter ended March 31, 1998 increased by $5.1 million to $8.9 million from $3.8 million for the same period in the prior year. SG&A expenses decreased as a percentage of sales to 11.7% for the quarter ended March 31, 1998 compared to 13.0% for the same period in the prior year. The decrease in SG&A expenses as a percentage of sales is due to the Company's cost containment measures including, but not limited to, head count reductions, and reductions in travel and entertainment and advertising expense. General and administrative expenses consist of corporate support staff and expenses for commission, wages, and expenses supporting customer sales activity. The Company expects continued improvement in SG&A expenses as a percentage of sales as the Company consolidates certain corporate functions as a result of the Thompson acquisition.

Depreciation and Amortization of Intangible Assets. Depreciation expense for the quarter ended March 31, 1998 increased by $0.6 million to $0.9 million from $0.3 million for the same period in the prior year. Amortization of intangible assets for the quarter ended March 31, 1998 increased by $0.8 to $1.6 million from $0.7 million for the same period in the prior year. Depreciation and amortization consists primarily of depreciation expenses related to the distribution center and store locations and amortization of goodwill and non-compete costs related to acquisitions. The increase in depreciation and amortization is primarily attributable to the Thompson acquisition.

Interest Expense. Interest expense for the quarter ended March 31, 1998 increased by $2.3 million for the quarter ended March 31, 1998 to $2.8 million from $0.5 million for the same period in the prior year. Interest expense primarily includes interest on the Company's credit facilities as well as interest on mortgages and notes payable to former owners of acquired businesses. The increase in interest expense is primarily attributable to interest on debt incurred to finance the Thompson transaction. The Thompson transaction occurred November 21, 1997 and the total acquisition price of $73.5 million was funded through borrowings.

Provision for Income Tax. The Company's effective tax rate for the quarter ended March 31, 1998 was 47.6% compared to 38.1% for the three months ended March 31, 1998. This rate varied from the Company's statutory tax rate of 34%, primarily due to state taxes along with certain non-deductible expenses, primarily the amortization of goodwill associated with the acquisition of Thompson.

Liquidity and Capital Resources

The Company's liquidity and capital resources have been significantly influenced by acquisition activity. The Company historically has financed acquisitions through a combination of seller financing, internally generated cash flow and unsecured bank borrowings under the Company's loan facilities.

On November 21, 1997, the Company acquired substantially all of the outstanding common stock of Thompson for $8.00 net per share. Thompson, like the Company, is an aftermarket distributor of automotive paints, coatings and related supplies. The total purchase price, including related acquisition costs, was $73,471,000. The Company also refinanced $34,474,000 of Thompson indebtedness. The Company funded the acquisition and refinanced Thompson's indebtedness with a combination of bank financing and subordinated borrowings from LDI, the Company's majority shareholder.

Cash provided by operating activities was $10.3 million for the quarter ended March 31,1998, in contrast to cash used of $1.5 million for the comparable period of the prior year. The increase in cash provided by operations is primarily attributable to accounts payable management, prepaid management and increased operating profitability compared to the prior period. Accounts payable increased $8.3 million as a result of favorable vendor terms from prior purchases, as well as an increased focus on cash management. Prepaid expenses and other current assets decreased $1.8 million, primarily as a result of the collection of non-trade receivables. Net income before non-cash charges, or depreciation and amortization, increased $1.6 million compared to the same period of the prior year.

Cash used in investing activities was $0.5 million for the quarter ended March 31, 1998, compared to $0.1 million for the comparable period of the prior year. Capital expenditures used $0.3 million of cash to improve sales outlet facilities and purchase equipment. The Company uses operating leases to finance its computer system and delivery vehicles. Contingent costs incurred in conjunction with previous acquisitions used $0.2 million of cash for the period ended March 31, 1998.

Cash used for financing activities was $9.6 million for the quarter ended March 31, 1998, in contrast to cash provided of $2.2 million in the same period of the prior year. For the quarter ended March 31, 1998, cash was used to repay debt associated with bank financing.

The Company had working capital of approximately $35.4 million at March 31, 1998. In addition to working capital, the Company had term credit and revolving credit facilities totaling $110 million, and senior subordinated debt of $30 million. At March 31, 1998 the Company had available $26.0 million of unused revolving credit.

As a condition of the amended bank credit facility of $100 million, the Company agreed to obtain by June 30, 1998, additional equity of $14 million or such lesser amount as may be acceptable to the Company's bank. The Company intends to satisfy this requirement, subject to shareholder approval, through the acquisition of AutoPaints, an indirect wholly-owned subsidiary of LDI, in exchange for additional equity in the Company.

The Company is currently considering other financing arrangements. Should the Company be successful in obtaining alternate financing arrangements on favorable terms, proceeds will be used to retire certain bank term loans, a portion of outstanding indebtedness under the revolving credit facility and the subordinated debt payable to LDI. Early retirement of indebtedness will result in an extraordinary loss in the amount of the net book value of capitalized debt issue costs. At March 31, 1998, unamortized debt issue costs were approximately $1.6 million.

Forward-looking Statements and Associated Risks

This Appendix may contain certain forward-looking statements pertaining to, among other things, the Company's future results of operations, cash flow needs and liquidity, acquisitions and other aspects of its business. Similar forward-looking statements may be made by the Company from time to time. These statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in the Company's business strategy or an inability to execute its strategy due to changes in its industry or the economy generally, difficulties associated with assimilating acquisitions, the emergence of new or growing competitors, seasonal and quarterly fluctuations, governmental regulation, the potential loss of key suppliers, and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the future developments described in the forward-looking statements contained in this Appendix will in fact occur.

SELECTED FINANCIAL DATA

The following selected consolidated financial data as of and for the quarter ended March 31, 1998 are derived from the Company's unaudited consolidated financial statements. The financial data should be read in conjunction with the Company's unaudited consolidated financial statements and notes thereto, which are included elsewhere in this Appendix IV, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                               Quarter Ended March 31, 1998
                                          (in thousands, except per share data)
Statements of Operations Data

Net sales                                                   76,024
Gross profit                                                26,945
Income from operations                                       3,799
Net income                                                     528
                                                          ========

Net income per share   - Basic                                 .09
                                                         =========

                       - Diluted                               .09
                                                         =========

Weighted average shares outstanding                          5,993


                                                       March 31, 1998
                                                        (in thousands)
Balance Sheet Data

Working capital                                             35,427
Total assets                                               210,710
Long-term debt                                             132,600
Stockholders' equity                                        33,460

                                 REVOCABLE PROXY
                               FINISHMASTER, INC.
                         Annual Meeting of Shareholders
                                  June 30, 1998

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Andre B. Lacy and Thomas U. Young, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of FinishMaster, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at University Place Conference Center & Hotel, 850 West Michigan Street, Indianapolis, Indiana, on Tuesday, June 30, 1998, at 10:00 A.M., local time, and at any and all adjournments thereof, as follows on the reverse side.

         THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X]      Please mark votes as in this example.

The Board of Directors recommends a vote "FOR" each of the listed propositions.

1. The election as directors of all nominees listed below for a one year term expiring at the next annual meeting, except as marked to the contrary.

         Nominees:   Andre B. Lacy, Thomas U. Young, Margot L. Eccles,
                     William J. Fennessy, Walter S. Wiseman,
                     Peter L. Frechette and Michael L. Smith

         [ ] For All Nominees      [ ] Withheld From All Nominees

         [ ] --------------------------------
             For all nominees except as noted above

         [ ] MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW





2. Ratification of the appointment of Coopers & Lybrand, LLP as auditors for the year ending December 31, 1998.
                                                 [ ] FOR [ ] AGAINST [ ] ABSTAIN

3. Approval of the acquisition of LDI AutoPaints, Inc. pursuant to an Agreement and Plan of Merger dated as of February 16, 1998 which provides that LDI AutoPaints, Inc. will merge with and into the Company.
                                             [ ] FOR  [ ]  AGAINST   [ ] ABSTAIN

4. Approval of the amendment of the Company's Articles of Incorporation to increase the number of authorized shares of common stock, without par value, from 10,000,000 to 25,000,000 shares.
                                             [ ] FOR  [ ]  AGAINST   [ ] ABSTAIN

5. In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

         This Proxy may be revoked at any time prior to the voting thereof.

         The undersigned acknowledges receipt from the Company, prior to the execution of this proxy, of notice of the meeting, a proxy statement and an Annual Report to Shareholders.

         Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.



Signature:                                      Date
          -----------------------------------        -------------------------


Signature:                                      Date
          -----------------------------------        -------------------------

[Information incorporated by reference from the Annual Report to Shareholders is filed in electronic format only pursuant to Note D.4. to Schedule 14A]

MARKET PRICE AND DIVIDEND INFORMATION
-------------------------------------------------------------------------------

FinishMaster's  common stock trades on The NASDAQ Stock Market's National Market
(NASDAQ)   under  the  symbol  FMST.   The  number  of   beneficial   owners  of
FinishMaster's common stock at March 31, 1998 was approximately 761.

The range of high and low sales prices reported by NASDAQ for the last nine quarters were:

     YEAR          QUARTER ENDED                HIGH              LOW


     1996          March 31                     15                9-1/2
     1996          June 30                      15-1/4            9-9/16
     1996          September 30                 11-5/8            8-1/4
     1996          December 31                  9-3/8             6-1/2
     1997          March 31                     8-1/2             5-3/4
     1997          June 30                      8-3/4             5-1/4
     1997          September 30                 8-3/4             5-3/8
     1997          December 31                  11-3/4            6-1/4
     1998          March 31                     11-3/4            7-3/4

These quotations reflect interdealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.


No cash dividends on common stock have been paid during any period and none are expected to be paid in the foreseeable future. The Company anticipates that all earnings and other cash resources of the Company will be retained by the Company for investment in its business.

SELECTED FINANCIAL DATA

The following selected consolidated financial data as of and for the year ended December 31, 1997, the nine month period ended December 31, 1996 and three years ended March 31,1996, 1995 and 1994 are derived from the Company's audited consolidated financial statements. The financial data should be read in conjunction with the Company's audited consolidated financial statements and notes thereto, which are included elsewhere herein, and with "Management's Discussion and Analysis of Financial Condition and Results of Operations."


                                          Fiscal Year      Nine Months
                                        Ended December    Ended December
                                              31,              31,                        Year Ended March 31,
                                           1997 (2)          1996 (1)           1996              1995              1994
                                        ---------------- ----------------- ---------------- ----------------- -----------------
                                                                (in thousands, except per share data)
Statements of Operations Data
Net sales                                  $130,175           $ 95,822        $107,511           $ 79,382         $ 64,693
Gross profit                                 47,107             33,891          38,012             28,048           22,068
Income from operations                        3,832              2,566           5,073              5,394            3,710
Net income                                 $    656           $    660        $  2,649           $  3,462         $  2,145
                                           ========           ========        ========           ========         ========

Net income per share - Basic               $   0.11           $   0.11        $   0.44           $   0.58         $   0.48
                                           ========           ========        ========           ========         ========
Diluted                                    $   0.11           $   0.11        $   0.44           $   0.58         $   0.48
                                           ========           ========        ========           ========         ========

Weighted average shares outstanding           5,994              6,000           6,000              6,000            4,472


(1) The Company changed its fiscal year-end from March 31 to December 31, effective for the period ended December 31, 1996.


(2) The operating results for the year ended December 31, 1997 are affected by the acquisition of Thompson, PBE, Inc. on November 21, 1997. The results of Thompson for the month of December, 1997 are included in the December 31, 1997 amounts. For further explanation of the operating effect of the Thompson acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the year ended December 31, 1997 included herein.




                                       December 31,                               March 31,
                                   1997 (2)         1996            1996 (1)        1995             1994
                              ---------------- --------------- --------------- --------------- -----------------
                                                               (in thousands)
Balance Sheet Data
Working capital                 $ 42,093         $ 22,819        $ 25,036        $ 17,763        $ 21,734
Total assets                     215,418           66,477          66,772          46,442          39,287
Long-term debt                   142,140           21,970          23,248           7,208           3,967
Stockholders' equity              32,932           32,326          31,665          28,956          25,554



(1) The Company changed its fiscal year-end from March 31 to December 31, effective for the period ended December 31, 1996.


(2)      Reflects the acquisition of Thompson PBE, Inc. on November 21, 1997.


Acquisition Data

Acquisitions made by FinishMaster have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the dates of acquisition. Operating results of these acquired organizations are included in FinishMaster's consolidated financial statements from the respective dates of purchase. Details of these acquisitions are contained in the notes to the consolidated financial statements. The Thompson, PBE, Inc. acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

FinishMaster, Inc. is the leading distributor of automotive paints, coatings and paint-related accessories to the automotive collision repair industry in the United States. The Company serves its customers through 143 sales outlets and three distribution centers located in 22 states. The Company has approximately 20,000 customers to which it provides a comprehensive selection of brand name products supplied by E.I. DuPont de Nemours & Co. ("DuPont"), PPG Industries, Inc. ("PPG"), BASF Corporation ("BASF") and Minnesota Mining & Manufacturing Co., Inc. ("3M") in addition to its own FinishMaster PrivateBrand refinishing accessory products. The Company is typically the primary source of supply to its customers and offers a broad range of services designed to enhance the operating efficiencies and competitive positions of its customers and suppliers.

The Company is the leading consolidator in the automotive refinishing distribution industry, having successfully completed approximately 25 acquisitions over the past seven years, ranging in size from $0.3 million fill-in acquisitions to the acquisition of Thompson PBE, Inc. (the "Thompson acquisition"). On November 21, 1997, the Company acquired substantially all outstanding shares of common stock of Thompson PBE, Inc., a Delaware corporation, for $8.00 per share, or an aggregate of approximately $73,471,000, including acquisition costs. In addition to the cash purchase price, the Company refinanced approximately $34,474,000 of Thompson's outstanding indebtedness at the date of purchase. The Thompson acquisition, significantly expanded the Company's geographic presence in the Southeastern and Western United States. The Company's operations are currently organized into three divisions: Southeastern Division, Western Division, and Central/Northeastern Division. The Company intends to continue its strategy of expanding through additional acquisitions.

As part of the integration of Thompson PBE and FinishMaster, the Company is planning to consolidate and upgrade its store and corporate computer systems over the next two years. Current estimates for this upgrade amount to approximately $3.5 million.

Effective March 1, 1998 the Company moved its corporate offices to 54 Monument Circle, Indianapolis, IN 46204. Relocating to the new headquarters will be executive management including the President and Chief Operating Officer, Purchasing, Management Information Systems, Human Resources, Operations and Finance Executives, as well as the Accounting department.

Computer memory was very expensive on early mainframe computers, therefore, some computer programs used only the final two digits for the year in the date field and assumed that the first two digits were "19." As a result, some computer applications may be unable to interpret the change from year 1999 to year 2000. The Company has implemented a detailed plan to ensure Year 2000 compliance. The Company contemplates working closely with its major suppliers and customers in their Year 2000 compliance efforts. FinishMaster, like most organizations, has not completed the Year 2000 Compliance process but does not believe that the cost of such process will be material or that there is a material uncertainty regarding its ability to complete said process by Year 2000. The Company has in place a detailed testing and correction plan which would provide for a smooth transition into 2000. The focus is to confirm that the supply chain, from manufacturer to FinishMaster to customer, is not broken due to computer problems at the change of the century. In addition, the Company has written verification of Year 2000 compliance from all its hardware, software and suppliers with which it has data processing relationships.

The Company changed its fiscal year-end from March 31 to December 31, effective for the period ending December 31, 1996.

Results of Operations

The following table sets forth for the periods indicated certain items from the Company's Statement of Operations and the corresponding calculations as a percentage of net sales.


                                                                                Twelve Months Ended         Twelve Months Ended
                                                                                      12/31/96                   12/31/95
                                                  Year Ended 12/31/97             (unaudited) (1)             (unaudited) (1)

                                                 $            % of NS            $              % of NS     $            % of NS
                                               ------------------------       --------------------------    ---------------------
NET SALES                                        $130,175        100.0%         $125,795          100.0%  $   99,235       100.0%
COST OF SALES                                      83,068         63.8%           81,591           64.9%      63,568        64.1%
                                               ------------------------       --------------------------    ---------------------

GROSS PROFIT                                       47,107         36.2%           44,204           35.1%      35,667        35.9%


EXPENSES:
Operating                                           20,568        15.8%           20,295           16.1%      14,676        14.8%
Selling, general and administrative                 17,982        13.8%           17,427           13.8%      13,381        13.5%
Depreciation                                         1,435         1.1%              974            0.8%         559         0.5%
Amortization of intangible assets                    3,290         2.6%            2,487            2.0%       1,284         1.3%
                                               ------------------------       --------------------------    ---------------------

                                                    43,275        33.3%           41,183           32.7%      29,900        30.1%
                                               ------------------------       --------------------------    ---------------------
INCOME FROM OPERATIONS                               3,832         2.9%            3,021            2.4%       5,767         5.8%

OTHER INCOME (EXPENSE)
Investment income                                      128         0.1%               99            0.1%        261          0.3%
Interest expense                                    (2,789)       (2.1%)          (1,713)          (1.4%)      (687)        (0.7%)
                                               ------------------------       --------------------------    ---------------------
                                                    (2,661)       (2.0%)          (1,614)          (1.3%)      (426)        (0.4%)
                                               ------------------------       --------------------------    ---------------------

INCOME BEFORE INCOME TAXES                           1,171         0.9%           1,407             1.1%       5,341         5.4%
Income tax expense                                     515         0.4%             745             0.6%       1,871         1.9%
                                               ------------------------       --------------------------    ---------------------
NET INCOME                                       $     656         0.5%       $     662             0.5%    $  3,470         3.5%
                                               ========================       ==========================    =====================

NET INCOME PER SHARE - BASIC                  $       0.11                    $    0.11                     $   0.58
                                              ============                    ==========                    ========

                     - DILUTED                $       0.11                    $    0.11                     $   0.58
                                              ============                    =========                     ========


WEIGHTED AVERAGE  SHARES OUTSTANDING
                                                     5,994                        6,000                        6,000
                                              ============                    =========                     ========

(1) The Company changed its fiscal year-end from March 31 to December 31, effective for the period ended December 31, 1996.

Year ended December 31, 1997 versus Twelve months ended December 31, 1996

The Company changed its fiscal year-end from March 31 to December 31, effective for the period ended December 31, 1996. As a result, the audited amounts for the year ended December 31, 1997 are presented with the comparable unaudited amounts for the twelve months ended December 31, 1996 and 1995. Management believes that for purposes of management's discussion and analysis the comparison between the twelve month periods provides a more meaningful understanding of the Company's performance. The results of operations for the fiscal year ended December 31, 1997 include the results of operations for Thompson from December 1, 1997 to December 31, 1997. The results of operations for the period from November 21, 1997, the date of the acquisition, to November 30, 1997 is not significant.

Net Sales. Net sales for the year ended December 31, 1997 increased by $4.4 million or 3.5% to $130.2 million from $125.8 million for the same period in 1996. This increase was attributable to the additional sales contributed by Thompson of $12.4 million for the month of December and sales from other acquisitions of $1.7 million for the year. The Thompson sales were offset by a decline in same outlet sales. Same outlet sales declined primarily due to a slowdown in the van conversion industry, the loss of certain low margin business resulting from small market share, suppliers discounting and offering large incentives in certain markets to increase market share and flat industry market conditions.

Gross Profit. Gross profit for the year ended December 31, 1997 increased to $47.1 million from $44.2 million for the same period in 1996. Gross profit as a percentage of sales increased to 36.2% for the year ended December 31, 1997 from 35.1% for the same period in 1996. The increase in gross profit percentage is the result of participation in suppliers' rebate and incentive programs and optimizing early payment discounts from suppliers.

Operating Expenses. Operating expenses for the year ended December 31, 1997 increased by $0.3 million to $20.6 million from $20.3 million for the same period in the prior year. Operating expenses as a percent of sales decreased to 15.8% for the year ended December 31, 1997 compared to 16.1% for the same period in 1996. Operating expenses consist of wages, building and vehicle costs for the outlets and the distribution centers. The decrease in operating expenses as a percentage of sales is the result of the Company's profit improvement activities, including, but not limited to, staffing reductions and streamlining sales outlet and distribution activities, which reduced operating expenses by approximately $2.4 million. The profit improvements of $2.4 million were offset by Thompson's operating expenses of $2.3 million for the month of December and other acquisitions of $0.4 million for the year.

Selling, General, and Administrative Expenses. (SG&A) SG&A expenses for the year ended December 31, 1997 increased by $0.6 million to $18.0 million from $17.4 million for the same period in the prior year. SG&A decreased as a percentage of sales to 13.8% for the year ended December 31, 1997 compared to 13.9% for the same period for the year ended December 1996. SG&A costs for the year ended December 31, 1997 were reduced approximately $2.5 million over the same period in the prior year as the result of the Company's cost reduction activities, including head count reductions, professional fees, travel and entertainment, and advertising. The cost reduction of $2.5 million was offset by Thompson's SG&A costs for the month of December of $2.2 million, selling costs of other acquisitions of $0.3 million and one time costs related to the integration of Thompson and future acquisitions of $0.6 million. General and administrative expenses consist of corporate support staff and expenses for commission, wages, and expenses supporting customer sales activity.

Depreciation and Amortization of Intangible Assets. Depreciation expenses for the year ended December 31, 1997 increased by $0.5 million over the same period in the prior year. Depreciation and amortization consists primarily of depreciation expenses related to the corporate distribution center and store locations and amortization of goodwill and non-compete costs related to acquisitions. The increase is attributable to $0.2 million of Thompson's depreciation for the month of December. In addition, $0.3 million is from depreciable assets acquired to improve operating efficiencies as well as a full year's depreciation on assets from the prior year's acquisitions. Amortization of intangible assets increased by $0.8 million for the year ended December 31, 1997 over the same period of the prior year. The increase is attributable to $0.3 million of goodwill amortization for the Thompson acquisition and $0.5 million of additional acquired intangibles.

Interest Expense. Interest expense increased $1.1 million for the year ended December 31, 1997 over the same period in the prior year. Interest expense primarily includes interest on mortgages and notes payable to former owners of acquired businesses as well as interest on the Company's credit facilities. The increase in interest expense was the result of interest on debt incurred to finance the Thompson transaction. The Thompson transaction occurred November 21, 1997 and the total acquisition price of $73.5 million was funded through borrowings.

Provision for Income Tax. The Company's effective tax rate for the for the year ended December 31, 1997 was 44% compared to 53% for the twelve months ended December 31, 1996. This rate varied from the Company's statutory tax rate of 34% primarily due to state taxes along with certain expenses which are not deductible for tax purposes.

Twelve months ended  December 31, 1996 versus  Twelve months ended  December 31,
1995

For purposes of management's discussion and analysis, the unaudited amounts for the twelve months ended December 31, 1996 are presented with the comparable unaudited amounts for the twelve months ended December 31, 1995.

Net Sales. Net sales for the twelve months ended December 31, 1996 were $125.8 million, an increase of approximately 26.8% compared to $99.2 million for the twelve months ended December 31, 1995. The sales increase resulted from sales generated by acquisitions in Maryland and Virginia in the twelve months ended December 31, 1996. In addition, acquisitions in Delaware, Michigan, New Jersey, Oklahoma, Pennsylvania, and Texas in 1995 contributed sales to the entire twelve months ended December 31, 1996.

Gross Profit. Gross profit for the twelve months ended December 31, 1996 was $44.2 million compared to $35.7 million for the twelve months ended December 31, 1995 and as a percentage of net sales decreased to 35.1% from 35.9%. Gross profit percentage declined as a percentage of net sales as competitive pricing pressures increased in the twelve months ended December 31, 1996 as paint manufacturers intensified efforts to gain market share.

Operating Expenses. Operating expenses for the twelve months ended December 31, 1996 were $20.3 million compared to $14.7 million for the twelve months ended December 31, 1995. Operating expenses as a percentage of net sales increased to 16.1% for the twelve months ended December 31, 1996 compared to 14.8% for the twelve months ended December 31, 1995. Operating expenses consist of wages, building and vehicle costs for the outlets and the distribution centers. The increase as a percentage of net sales resulted from higher operating costs of recent acquisitions along with one-time expenses related to consolidating and relocating several facilities in 1996. Efficiencies gained from sales outlet consolidations in the Southwestern Region has enabled the Company to close its Texas distribution center during the first quarter of 1997. Certain expenses related to the closing of the Texas distribution center affected the twelve months ended December 31, 1996. The additional expense increase was partially offset by the Company's programs to reduce costs.

Selling, General and Administrative. SG&A expenses for the twelve months ended December 31, 1996 were $17.4 million compared to $13.4 million for the twelve months ended December 31, 1995. SG&A expenses as a percentage of net sales increased to 13.8% for the twelve months ended December 31, 1996 compared to 13.5% for the twelve months ended December 31, 1995. General and administrative expenses consist of corporate support staff and expenses for commission, wages, and expenses supporting customer sales activity.

Depreciation and Amortization. Depreciation and amortization for the twelve month period was $3.5 million compared to $1.8 million for the twelve months ended December 31, 1995. Depreciation and amortization as a percentage of net sales increased to 2.8% for the twelve months ended December 31, 1996 compared to 1.8% for the twelve months ended December 31, 1995. Depreciation and amortization consist primarily of depreciation expenses related to the Michigan distribution center and sales outlets and amortization of goodwill and costs of non-competition agreements related to acquisitions. The increase results from amortization of intangibles and depreciation of fixed assets incurred in connection with the Company's acquisitions in Virginia and Maryland during the current period and a full year's amortization and depreciation for prior year's acquisitions along with revisions, in 1996, to the estimated lives of certain intangibles.

Interest Expense. Interest expense for the twelve months ended December 31, 1996 was $1.7 million compared to $0.7 million for the twelve months ended December 31, 1995. Interest expense primarily includes interest on mortgages and notes payable to former owners of acquired businesses as well as interest on the Company's line of credit. The increase was the result of interest incurred in connection with seller financing for current year acquisitions and the increased use of the Company's line of credit to support acquisitions and working capital requirements.

Provision for Income Tax. The Company's effective tax rate for the twelve months ended December 31, 1996 was 53% compared to 40% for the twelve months ended December 31, 1995. This rate varied from the Company's statutory tax rate of 34% primarily due to state taxes along with certain expenses which are not deductible for tax purposes.

Quarterly Information

The following table sets forth consolidated statements of operations data for each of the eight quarters ended December 31, 1997. The unaudited quarterly information has been prepared on the same basis as the annual information and, in management's opinion, includes all adjustments, consisting of only normal recurring entries, necessary for a fair presentation of the information for the quarters presented. The operating results for any quarter are not necessarily indicative of results for any future period.

                                                                  Quarterly Results for the Periods Ended
                                                     December 31, 1997                           December 31, 1996
                                        --------------------------------------------  ------------------------------------------
                                        3/31/97    6/30/97    9/30/97    12/31/97(3)  3/31/96    6/30/96    9/30/96    12/31/96
                                                                 (in thousands, except per share data)
Net sales                                $29,239    $31,034    $30,696    $39,206      $29,973     $33,149   $33,399     $29,274
Cost of sales                             18,610     19,462     19,539     25,457       19,660      21,222    21,584      19,125
                                        --------   --------   --------   --------     --------    --------  --------    --------
Gross profit                              10,629     11,572     11,157     13,749       10,313      11,927    11,815      10,149
Operating expenses                         4,667      4,593      4,739      6,569        4,982       5,062     5,182       5,069
Selling, general and
   administration                          3,801      3,942      3,903      6,336        4,235       4,425     4,062       4,705
Depreciation and  amortization(1)          1,017      1,026      1,057      1,625          641        705        769      1,346
                                        --------   --------   --------   --------     --------    --------  --------    --------
Income(loss) from operations               1,144      2,011      1,458       (781)         455       1,735     1,802        (971)
Investment income, net                         6         26         35         61           22          29        12          36
Interest expense                            (494)      (437)      (345)    (1,513)        (340)       (478)     (509)       (386)
                                        --------   --------   --------   --------     --------    --------  --------    --------

Income(loss) before income taxes             656      1,600      1,148     (2,233)         137       1,286     1,305      (1,321)
Income tax expense(benefit) (1)              250        595        436       (766)         135        587        478       (455)
                                        --------   --------   --------   --------     --------    --------  --------    --------
Net income (loss)                         $  406   $  1,005  $     712    $(1,467)     $     2    $    699 $     827    $   (866)
                                        ========  =========  =========  ==========     =======    ======== =========    =========

Net income (loss) per share - Basic (2)   $ 0.07     $ 0.17     $ 0.12   $ (0.24)       $ 0.00     $ 0.12     $ 0.14   $   (0.14)
                                        ========  =========  =========  =========    =========   ========  =========   ==========
                           - Diluted (2)  $ 0.07     $ 0.17     $ 0.12   $ (0.24)       $ 0.00     $ 0.12     $ 0.14   $   (0.14)
                                        ========  =========  =========  =========    =========   ========  =========   ==========

(1) The increase in depreciation and amortization results from amortization of intangibles and depreciation of fixed assets incurred in connection with the Company's acquisitions in the periods ended December 31, 1997 and 1996 and a full year's amortization and depreciation for prior year's acquisitions along with revisions to the estimated lives of certain intangibles in the quarter ending December 31, 1996.

(2) The sum of the quarterly net income (loss) per share amounts for the periods presented may not equal the annual amount reported because net income per share is computed independently for each quarter.

(3) The operating results for the quarter ended December 31, 1997 are affected by the Thompson acquisition, which was completed on November 21, 1997. The results of Thompson for the month of December, 1997 are included in the December 31, 1997 amounts. For further explanation of the operating effect of the Thompson acquisition, see "Management's Discussion and Analysis of Financial Condition and Results of Operations" for the year ended December 31, 1997.

Seasonality and Quarterly Fluctuations. The Company's sales and operating results have varied from quarter to quarter due to various factors and the Company expects these fluctuations to continue. Among these factors are seasonal buying patterns of the Company's customers and the timing of acquisitions. Historically, outlet sales have slowed in the late fall and winter of each year largely due to inclement weather and the reduced number of business days during the holiday season. As a result, financial performance for the Company's outlets is generally lower during the December and March quarters compared to the June and September quarters. In addition, the timing of acquisitions may cause substantial fluctuations of operating results from quarter to quarter. The Company takes advantage of periodic special incentive programs available from suppliers which extend the due date of purchases beyond terms normally available with large volume purchases. The timing of these programs can contribute to fluctuations in the Company's quarterly cash flow. Although the Company continues to investigate strategies to smooth the seasonal pattern of its quarterly results of operations, there can be no assurance that the Company's net sales, results of operations and cash flow will not continue to display these seasonal patterns.

Inflation and Other Economic Factors

Inflation  affects  FinishMaster's  costs of materials sold,  salaries and other related costs of distribution. To the extent permitted by competition, FinishMaster has offset these higher costs of materials through selective price increases.

The Company's business may be negatively affected by cyclical economic downturns in the markets in which it operates. In addition, markets in the van conversion industry may increase the cyclical nature of the Company's operations. Sales in this market accounted for approximately 5-10% of sales for the periods reported. There is no assurance that the Company will not be materially adversely affected in the future by cyclical downturns in its markets. The Company's financial performance is also dependent on its ability to acquire businesses and profitably integrate them into their operations.

Quantitative and Qualitative Disclosure About Market Risk

The Company considered the provisions of Financial Reporting Release No. 48 "Disclosure of Accounting Policies for Derivative Financial Instruments and Derivative Commodity Instruments and Disclosure of Quantitative and Qualitative Information about Market Risk Inherent in Derivative Financial Instruments, Other Financial Instruments and Derivative Commodity Instruments." The Company had no holdings of derivative financial or commodity based instruments at December 31, 1997. A review of the Company's other financial instruments and risk exposures at December 31, 1997 indicated that the Company had exposure to interest rate risk. At December 31, 1997, the Company concluded that near-term changes to interest rates should not materially affect the Company's financial position, results of operations or cash flows.

Liquidity and Capital Resources

The consolidated financial statements contain audited statements of cash flows for the year ended December 31, 1997, the nine months ended December 31, 1996 and the year ended March 31, 1996. The following table shows unaudited condensed consolidated statements of cash flows for the three comparable twelve month periods.

                                               Year Ended             Twelve Months Ended        Twelve Months Ended
                                           December 31, 1997           December 31, 1996          December 31, 1995
                                                                          (unaudited)                (unaudited)
                                           --------------------------------------------------------------------------
                                                                         (in thousands)
Net cash provided by (used in):

Operating activities                          $  1,257                     $  3,280                     $ (1,875)

Investing activities                           (74,846)                      (6,135)                      (5,085)

Financing activities                            73,653                        2,617                        7,084
                                              --------                     --------                     --------

Increase (decrease) in cash                         64                         (238)                         124

Cash at beginning of period                        300                        1,647                        2,138
                                              --------                     --------                     --------

Cash at end of period                         $    364                     $  1,409                     $  2,262
                                              ========                     ========                     ========

The Company's liquidity and capital resources have been significantly influenced by acquisition activity. The Company historically has financed acquisitions through a combination of seller financing, internally generated cash flow and unsecured bank borrowings under the Company's loan facilities. In addition, net proceeds of $16.2 million from a February, 1994 public stock offering were used to accelerate the Company's acquisition program.

On November 21, 1997, the Company acquired substantially all of the outstanding common stock of Thompson PBE, Inc. for $8.00 per share. Thompson, like FinishMaster, is an aftermarket distributor of automotive paints, coatings and related supplies. The total purchase price, including related acquisition costs, was $73,471,000. The Company also refinanced $34,474,000 of Thompson indebtedness. The Company funded the acquisition and refinanced Thompson's indebtedness with a combination of bank financing and subordinated borrowings from LDI.

Cash provided by operating activities was $1.3 million for the year ended December 31,1997, compared to $3.3 million for the comparable period of the prior year. The decrease in cash provided by operations is primarily attributable to cash used to take advantage of early payment discounts available from suppliers and for partial payment of the past due Thompson accounts payable. In addition, cash was used for large inventory buys at year end in advance of price increases.

Cash of $3.4 million was provided by accounts receivable reductions for the year ended December 31, 1997 compared to $1.0 million in the same period of the prior year. This was a result of increased collection efforts and improvements in days sales outstanding.

The Company used cash of $1.5 million in the year ended December 31, 1997 and $0.4 million in the same period in the prior year as the result of large inventory buys from major suppliers in advance of price increases. Inventory at December 31, 1997 included approximately $5.0 million attributable to large year-end buys.

Cash used of $6.4 million for accounts payable and other current liabilities increased $5.3 million over the same period in the prior year. The increase in cash used was a result of increased participation in major supplier discount programs and the payment of Thompson's past due accounts payable.

The Company's investing activities used cash of $74.1 million to acquire three businesses, including Thompson, in the year ended December 31, 1997. This compares to $5.3 million used to acquire six businesses in the same period in the prior year. In addition the Company had capital expenditures of $0.7 million and $0.6 million in the years ended December 31, 1997 and 1996, respectively. Capital expenditures were primarily for sales outlet and warehouse improvements and equipment. The Company uses operating leases to finance its computer system and delivery vehicles.

The Company's financing activities provided cash of $73.7 million for the year ended December 31, 1997 compared to $2.6 million in the same period in the prior year. For the year ended December 31, 1997 cash was provided from borrowings to finance the Thompson acquisition of $73.8 million and $34.4 million to refinance Thompson's debt. In addition, $5.6 million was borrowed on the working capital line to reduce Thompson's past due accounts payable and $4.1 million was used for repayment of long term seller financing on other current and prior acquisitions. For the year ended December 31, 1996 cash provided by financing activities of $2.6 million was used for working capital and acquisition requirements.

The Company had working capital of approximately $42.0 million at December 31, 1997. In addition to working capital, the Company had term credit and revolving credit facilities totaling $100 million, and senior subordinated debt of $30 million. At December 31, 1997 the Company had available $8.5 million of unused revolving credit.

As a condition of the amended bank credit facility of $100 million, LDI agreed to make by June 30, 1998 an additional equity investment of $14 million or such lesser amount as may be acceptable to the Company's bank. The Company intends to satisfy this requirement through an acquisition of LDI AutoPaints ("AutoPaints") in exchange for equity in the Company.

The Company is currently pursuing other financing arrangements. Should the Company be successful in implementing favorable financing terms, proceeds will be used to retire certain bank term loans, a portion of outstanding under the revolving credit facility and the subordinated debt payable to LDI. Early retirement of indebtedness will result in an extraordinary loss in the amount of the net book value of capitalized debt issue costs. At December 31, 1997 unamortized debt issue costs were approximately $1.6 million.

Forward-looking Statements and Associated Risks

This Report contains certain forward-looking statements pertaining to, among other things, the Company's future results of operations, cash flow needs and liquidity, acquisitions and other aspects of its business. Similar forward-looking statements may be made by the Company from time to time. These statements are based largely on the Company's current expectations and are subject to a number of risks and uncertainties. Actual results could differ materially from these forward-looking statements. Important factors to consider in evaluating such forward-looking statements include changes in external market factors, changes in the Company's business strategy or an inability to execute its strategy due to changes in its industry or the economy generally, difficulties associated with assimilating acquisitions, the emergence of new or growing competitors, seasonal and quarterly fluctuations, governmental regulation, the potential loss of key suppliers, and various other competitive factors. In light of these risks and uncertainties, there can be no assurance that the future developments described in the forward-looking statements contained in this Report will in fact occur.

REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Stockholders
FinishMaster, Inc.



We have audited the accompanying consolidated balance sheets of FinishMaster, Inc. and Subsidiaries as of December 31, 1997 and December 31, 1996, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997 and the nine month period ended
December 31, 1996. Our audits also included the financial statement schedule listed in the index at Item 14(a). These financial statements and financial statement schedule are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of FinishMaster, Inc. and Subsidiaries at December 31, 1997 and December 31, 1996 and the consolidated results of their operations and their cash flows for the year ended December 31, 1997 and the nine-month period ended December 31, 1996, in conformity with generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.



                          /s/ COOPERS & LYBRAND L.L.P.
                            COOPERS & LYBRAND L.L.P.



Grand Rapids, Michigan
March 20, 1998

REPORT OF INDEPENDENT AUDITORS





Board of Directors and Stockholders
FinishMaster, Inc.



We have audited the accompanying consolidated statements of operations, stockholders' equity, and cash flows of FinishMaster, Inc. and Subsidiary for the year ended March 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, consolidated financial statements referred to above present fairly, in all material respects the consolidated results of operations and cash flows of FinishMaster, Inc. and Subsidiary for the year ended March 31, 1996, in conformity with generally accepted accounting principles.





                                                        /s/ ERNST & YOUNG L.L.P.
                                                        ERNST & YOUNG L.L.P.








Detroit, Michigan
April 18,1996

                               FINISHMASTER, INC.
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share amounts)


                                                                                        December 31,         December 31,
                                                                                            1997                 1996
                                                                                     -------------------- --------------------

ASSETS
CURRENT ASSETS
     Cash                                                                                $     364            $     300
     Accounts receivable, net of allowance for doubtful
         accounts of $2,247 and $700 respectively                                           28,744               12,752
     Inventory                                                                              53,442               24,828
     Refundable income taxes                                                                 1,299                   -
     Deferred income taxes                                                                   3,844                  474
     Prepaid expenses and other current assets                                               2,751                  785
                                                                                          --------               ------
                                                        TOTAL CURRENT ASSETS                90,444               39,139

PROPERTY AND EQUIPMENT
     Land                                                                                      368                  368
     Vehicles                                                                                1,082                   55
     Buildings and improvements                                                              3,797                3,105
     Machinery, equipment and fixtures                                                       9,065                5,909
                                                                                            ------               ------
                                                                                            14,312                9,437
     Accumulated depreciation                                                               (4,016)              (2,866)
                                                                                        -----------            ---------
                                                                                            10,296                6,571
OTHER ASSETS
     Intangible assets, net                                                                110,870               20,357
     Deferred income taxes                                                                   3,374                  289
     Other                                                                                     434                  121
                                                                                       -----------           ----------
                                                                                           114,678               20,767
                                                                                          --------             --------
                                                                                         $ 215,418             $ 66,477
                                                                                         =========             ========

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
     Note payable, bank                                                              $         -             $    1,841
     Accounts payable                                                                       28,274                7,786
     Accrued expenses and other current liabilities                                         12,072                2,554
     Current maturities of long-term obligations                                             8,005                4,139
                                                                                            ------               ------
                                                   TOTAL CURRENT LIABILITIES                48,351               16,320

LONG-TERM OBLIGATIONS, less current maturities                                             134,135               17,831

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
     Preferred stock, no par value, 1,000,000 shares authorized;
         no shares issued and outstanding
     Common stock, $1 stated value; 10,000,000 shares authorized;
         5,992,640 and 6,000,140 shares issued and outstanding                              5,993                6,000
     Additional paid-in capital                                                             14,466               14,509
     Retained earnings                                                                      12,473               11,817
                                                                                           -------              -------
                                                                                            32,932               32,326
                                                                                          --------              -------
                                                                                         $ 215,418             $ 66,477
                                                                                         =========             ========



The accompanying notes are an integral part of the consolidated financial statements.

                               FINISHMASTER, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)


                                                                                            Nine Months
                                                                        Year Ended             Ended             Year Ended
                                                                       December 31,         December 31,         March 31,
                                                                           1997                 1996               1996
                                                                    -------------------- ------------------- ------------------

NET SALES                                                                $130,175             $ 95,822            $107,511

COST OF SALES                                                              83,068               61,931              69,499
                                                                          -------              -------             -------
GROSS PROFIT                                                               47,107               33,891              38,012

EXPENSES:
   Operating                                                               20,568               15,313              16,382
   Selling, general and administrative                                     17,982               13,192              14,467
   Depreciation                                                             1,435                  755                 779
   Amortization of intangible assets                                        3,290                2,065               1,311
                                                                           ------               ------              ------
                                                                           43,275               31,325              32,939
                                                                          -------              -------             -------
                                            INCOME FROM OPERATIONS          3,832                2,566               5,073

OTHER INCOME (EXPENSE):
   Investment income                                                          128                   77                 183
   Interest expense                                                        (2,789)              (1,373)               (841)
                                                                          --------             --------          ---------
                                                                           (2,661)              (1,296)               (658)
                                                                         ---------             --------            --------

INCOME BEFORE INCOME TAXES                                                  1,171                1,270               4,415
   Income tax expense                                                         515                  610               1,766
                                                                          -------              -------              ------
                                                                         $    656             $    660             $ 2,649
                                                                         ========             ========             =======
NET INCOME

                              NET INCOME PER SHARE       - BASIC       $      .11           $      .11          $      .44
                                                                       ==========           ==========          ==========

                                                         - DILUTED     $      .11           $      .11          $      .44
                                                                       ==========           ==========          ==========

                               WEIGHTED AVERAGE SHARES OUTSTANDING          5,994                6,000               6,000
                                                                         ========            =========             =======



The accompanying notes are an integral part of the consolidated financial statements.

                               FINISHMASTER, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)


                                                                          Nine months      Year ended
                                                             Year ended  ended December    March 31,
                                                            December 31,     31,
                                                                 1997        1996          1996
                                                           -------------------------------------------

OPERATING ACTIVITIES:
  Net income                                                $    656         $    660         $  2,649

  Adjustments  to  reconcile  net  income
    to net cash  provided  by  (used  in)
    operating activities:
      Depreciation and amortization                            4,725            2,820            2,090
     Bad debt expense                                            859              798              548

     Deferred income taxes                                      (681)            (400)             (38)
      Changes in operating assets and liabilities:
         Account receivable                                    3,388            2,324           (1,997)
         Inventories                                          (1,456)            (815)            (778)
         Prepaids and other current assets                       177             (270)            (243)
         Accounts payable and other current liabilities       (6,411)          (2,775)          (2,694)
                                                            --------         --------         --------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES            1,257            2,342             (463)


INVESTING ACTIVITIES:
  Business acquisitions                                      (74,149)          (3,083)         (22,193)
  Purchases of property and equipment                           (697)            (620)            (762)
  Sale of marketable securities                                   --               --            6,906
  Other                                                           --              (11)            (313)
                                                            --------         --------         --------

NET CASH USED IN INVESTING ACTIVITIES                        (74,846)          (3,714)         (16,362)


FINANCING ACTIVITIES:

  Borrowings under note payable, bank                         20,603           21,256           14,162
  Repayments under note payable, bank                        (22,444)         (19,415)         (14,162)

  Purchase of common stock                                       (50)              --               --
  Acquisition financing                                       73,819            1,191           10,774
  Debt issuance costs                                         (1,689)              --               --

  Proceeds from long-term obligations                         41,951               --            7,809
  Repayment of long-term obligations                         (38,537)          (2,469)          (2,787)
                                                            --------         --------         --------
NET CASH PROVIDED BY FINANCING ACTIVITIES                     73,653              563           15,796
                                                            --------         --------         --------


INCREASE (DECREASE) IN CASH                                       64             (809)          (1,029)

CASH AT BEGINNING OF PERIOD                                      300            1,109            2,138
                                                            --------         --------         --------

CASH AT END OF PERIOD                                       $    364         $    300         $  1,109
                                                            ========         ========         ========



SUPPLEMENTAL  DISCLOSURE  OF CASH FLOW  INFORMATION  Cash paid during the period for:
    Interest                                                $  2,192         $  1,313         $    762
                                                            ========         ========         ========

    Taxes                                                   $  1,520         $    687         $    774
                                                            ========         ========         ========


The accompanying notes are an integral part of the consolidated financial statements.

                               FINISHMASTER, INC.
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                                 (in thousands)

                                                                         Additional        Net
                                                             Common       paid-in       Unrealized      Retained
                                                             Stock        Capital      Gain/(Loss)      Earnings      Totals
                                                          ------------- ------------- --------------- ------------- ------------

BALANCES AT APRIL 1, 1995                                    $ 6,000      $ 14,508       $      (60)  $    8,508    $   28,956

Adjustment related to sale of marketable securities                                              60                         60

Net income for the year                                                                                    2,649         2,649
                                                             -------       -------        ---------      -------        ------

BALANCES AT MARCH 31, 1996                                     6,000        14,508                 -      11,157        31,665

Options exercised                                                                1                                            1

Net income for the nine month period                                                                         660           660
                                                             -------       -------        ---------      -------        ------

BALANCES AT DECEMBER 31, 1996                                  6,000        14,509                        11,817        32,326
                                                                                            -

Purchase of common stock                                          (7)          (43)
                                                                                                                           (50)

Net income for the year                                                                                      656           656
                                                             -------       -------        ---------      -------        ------

BALANCES AT DECEMBER 31, 1997                                $ 5,993      $ 14,466        $    -          $12,473      $32,932
                                                             =======      ========        ======          =======      =======



The accompanying notes are an integral part of the consolidated financial statements.

FINISHMASTER, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  SIGNIFICANT ACCOUNTING POLICIES

Nature of Business: FinishMaster, Inc. ("the Company" or "FinishMaster") is the leading national distributor of automotive paints, coatings and paint-related accessories to the automotive collision repair industry. As of December 31, 1997 the Company operated 143 sales outlets and three distribution centers in 22 states. The Company is organized into three major geographic regions - the Southeastern, Western and Central/Northeastern Divisions. The Company has approximately 20,000 customers to which it provides a comprehensive selection of brand name products supplied by DuPont, PPG, BASF and 3M, in addition to its own FinishMaster PrivateBrand refinishing accessory products. The Company is highly dependent on a small number of key suppliers.

Majority Stockholder: On February 23, 1994, the Company completed an initial public offering of common stock on the NASDAQ national market under the trading symbol "FMST." The Company sold 1.7 million shares of common stock at an initial public offering price of $10.50 per share. The net proceeds from the offering of approximately $16.2 million were used by FinishMaster to fund acquisitions, repay indebtedness, finance working capital and for general corporate purposes. As a result of these transactions, 4,045,000 shares or 67.4% of the Company's outstanding stock was owned by Maxco, Inc. ("Maxco") at March 31, 1996. On July 9, 1996, LDI AutoPaints, Inc. ("AutoPaints"), an Indiana corporation, purchased all of the shares of common stock owned by Maxco. Effective December 31, 1996, LDI, Ltd. ("LDI") transferred to AutoPaints 100 shares of the Company which it had purchased on the open market in August, 1995. As a result of these transactions, AutoPaints' ownership of FinishMaster stock was 4,045,100 shares or 67.5% at December 31, 1997.

Use of Estimates: The preparation of these consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Principles of Consolidation: The consolidated financial statements, identified as FinishMaster, Inc., include the consolidated accounts of FinishMaster, Inc., Thompson PBE, Inc., and Refinishers Warehouse, Inc., which are wholly owned subsidiaries. Sales by Refinishers Warehouse are primarily to FinishMaster and are eliminated in consolidation. All other significant intercompany, equity accounts and transactions are eliminated. References to the Company or FinishMaster throughout this report relate to the consolidated entity.

Transactions with Majority Shareholder: AutoPaints is a wholly-owned subsidiary of Lacy Distribution, which is, in turn, a wholly-owned subsidiary of LDI. Pursuant to an arrangement between the Company and AutoPaints, the Company pays AutoPaints for services it provides to the Company. During the period between July 10, 1996 and December 31, 1997, AutoPaints has provided services to the Company to support certain managerial tasks. Accordingly, the Company paid $291,000 to AutoPaints during the year ended December 31, 1997, and $262,000 in the nine months ended December 31, 1996 in return for the services of AutoPaints.

Prior to July 9, 1996, Maxco provided to the Company certain services. The services included central purchasing of all insurance, including employee benefit coverages, general and automobile liability, property and casualty. Accordingly, the Company paid $1,723,000 to Maxco during the period between January 1, 1996 and July 9, 1996 for these services. The amounts charged by Maxco and AutoPaints are representative of arm's length prices.

Receivables: Trade accounts receivable represent amounts due primarily from automotive body repair shops and dealerships. Trade receivables are typically not collateralized. No single customer exceeds 10% of the Company's receivables at December 31, 1997.

Inventories: Inventories are stated at the lower of first-in, first-out cost or market and consist primarily of purchased paint and refinishing supplies. Substantially all inventories consist of finished goods.

Properties and Depreciation: Property and equipment are stated on the basis of cost and include expenditures for new facilities and equipment and those which materially extend the useful lives of existing facilities and equipment.

Expenditures for normal repairs and maintenance are charged to operations as incurred. Depreciation is computed by the straight-line method over the following range of estimated useful lives:

          Vehicles                                5 Years
          Building & Improvement                  Up to 40 Years
          Leasehold Improvement                   Life of Lease
          Machinery, Equipment & Fixtures         3 to 10 Years

Income Taxes: Deferred income taxes are recognized for the temporary differences between the tax bases of assets and liabilities and their financial reporting amounts. The income tax provision is the tax payable/recoverable for the period and the change during the period in deferred tax assets and liabilities.

Intangibles: Intangibles primarily consist of the excess of cost over fair market value of net assets of acquired businesses. Intangible assets, including non-compete agreements, are amortized on a straight-line basis over periods ranging from 5 to 30 years. Debt issuance costs are amortized over the term of the debt agreement.

The carrying value of goodwill is periodically reviewed to determine if an impairment has occurred. The Company measures the potential impairment of recorded goodwill based on the estimated undiscounted cash flows of the entity acquired over the remaining amortization period.

Advertising: Advertising costs are expensed as incurred. The amounts were immaterial for all periods presented.

Recent Accounting Pronouncements: In June of 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." This statement establishes standards for the reporting and display of comprehensive income and its components within the financial statements. Comprehensive income includes items such as foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. This statement is effective for fiscal years beginning after December 15, 1997, with reclassification of prior periods required.

In June of 1997, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards No. 131, "Disclosure about Segments of an Enterprise and Related Information." This statement establishes standards for the way in which public entities report information about operating segments in annual financial statements. It also establishes standards for related disclosures about products and services, geographic areas, and major customers. This statement requires that general-purpose financial statements include selected information reported on a single basis of segmentation. This statement is effective for fiscal years beginning after December 15, 1997, with restatement of comparative information for earlier years being required.

The Company is currently evaluating the impact of these pronouncements.

Reclassification: Certain reclassifications have been reflected in prior year amounts to conform with the presentation of corresponding amounts in the current period.

2.  NET INCOME PER SHARE

In February of 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 128, "Earnings per Share". This Statement simplifies the standards for computing earnings per share, replacing the presentation of primary earnings per share with a presentation of basic earnings per share. SFAS No. 128 also requires dual presentation of basic and diluted earnings per share on the face of the income statement for all entities with complex capital structures. Basic earnings per share is computed by dividing income available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share is computed similarly to fully diluted earnings per share pursuant to APB Opinion No. 15, "Earnings per Share", which is superseded by this Statement.

The following table sets forth the computation of basic and diluted net income per share (in thousands except per share data):

                                   Nine Months
                                          Year Ended           Ended        Year Ended March 31,
                                       December 31, 1997    December 31,            1996
                                                                1996
                                       ------------------ ----------------- ------------------
Numerator:
    NET INCOME                             $  656              $  660              $2,649
                                           ------              ------              ------

Denominator:
    BASIC-WEIGHTED AVERAGE SHARES           5,994               6,000               6,000
Effect of dilutive securities:
    EMPLOYEE STOCK OPTIONS                     --                  --                  46

  DILUTED-WEIGHTED AVERAGE SHARES           5,994               6,000               6,046
                                           ------              ------              ------

Basic net income per share                 $ 0.11              $ 0.11              $ 0.44
                                           ======              ======              ======


Diluted net income per share               $ 0.11              $ 0.11              $ 0.44
                                           ======              ======              ======



The effect of employee stock options on the calculation of weighted average shares outstanding for purposes of determining diluted earnings per share is antidilutive for the year ended December 31, 1997 and the nine months ended December 31, 1996.


3.  ACQUISITIONS

The following table summarizes the assets acquired and liabilities assumed in acquisitions made by FinishMaster in each of the periods presented. These acquisitions have been accounted for as purchases and accordingly, the acquired assets and liabilities have been recorded at their estimated fair values at the dates of acquisition. Intangible assets related to goodwill and covenants not to compete were recorded with each acquisition. Operating results of acquired entities have been included in FinishMaster's consolidated financial statements as of the respective date of purchase.

                                                                                          Nine Months
                                                                      Year Ended        ended December      Year Ended
                                                                     December 31,             31,           March 31,
                                                                         1997                1996             1996
                                                                  -------------------- ----------------- ----------------
                                                                                      (in thousands)

Accounts receivable                                                  $   20,239             $    755          $  3,229
Inventory                                                                27,158                  511             8,500
Deferred taxes                                                            6,082                  -                 -
Equipment and other                                                       8,029                  456             1,492
Intangible assets                                                        91,629                2,617            13,247
                                                                         ------                -----            ------
                                                                        153,137                4,339            26,468
Liabilities assumed                                                      78,988                1,256             4,275
                                                                        -------               ------            ------
                                             ACQUISITION PRICE           74,149                3,083            22,193
Acquisition debt                                                         73,819                1,191            10,774
                                                                        -------               ------           -------
                            NET ASSETS OF BUSINESSES ACQUIRED,
                                       NET OF ACQUISITION DEBT       $      330             $  1,892          $ 11,419
                                                                     ==========             ========          ========

Number of acquisitions                                                        3                    1                16

On November 21, 1997, the Company acquired substantially all of the outstanding common stock of Thompson PBE, Inc. for $8.00 per share. Thompson, like FinishMaster, is an aftermarket distributor of automotive paints, coatings and related supplies. The total purchase price, including related acquisition costs, was $73,471,000. The Company funded the acquisition with a combination of bank financing and subordinated borrowings from LDI. The acquisition was accounted for as a purchase and accordingly, the purchase price was allocated to assets acquired and liabilities assumed based upon their estimated fair values at the date of acquisition. Goodwill resulting from the acquisition of Thompson is being amortized over 30 years.


The following table sets forth the unaudited pro forma results of operations for the current period in which acquisitions occurred and for the immediately preceding period as if the acquisitions were consummated at the beginning of the immediately preceding period. The unaudited pro forma results of operations data consists of the historical results of the Company as adjusted to give effect to additional interest, depreciation and amortization expense arising from the acquisitions. This pro forma information does not include reductions to operating expense resulting from the elimination of duplicate functions and facilities directly attributable to the acquisitions. This pro forma information does not purport to be indicative what results would have been had the acquisitions been made as of those dates or of results which may occur in the future.


                                               Year Ended              Nine Months Ended
                                                December                   December
                                                31, 1997                      31,
                                                                             1996
                                              --------------------- --------------------
                                                 (in thousands except per share data)


Net sales                                         $  317,594                $ 245,112
Net income (loss)                                    (7,669)                  (3,321)
Net income (loss) per common share - Basic       $    (1.28)              $    (0.55)
                                   - Diluted     $    (1.28)              $    (0.55)
Weighted average number of common shares              5,994                    6,000




4. INTANGIBLE ASSETS

Intangible assets consisted of the following (in thousands):



                                        December 31, 1997    December 31, 1996
                                        -----------------    -----------------

Goodwill                                   $107,673              $ 16,044
Non-compete agreements                       11,080                10,860
Debt issuance costs                           1,689                    --
                                           --------              --------

                                            120,442                26,904
Less accumulated amortization                 9,572                 6,547
                                           --------              --------
Intangible assets, net                     $110,870              $ 20,357
                                           ========              ========

5.  LONG-TERM OBLIGATIONS

Long-term obligations consisted of the following:

                                                                              December 31,       December 31,
                                                                                  1997              1996
                                                                             --------------- -- --------------
                                                                                      (in thousands)

Notes payable to former owners of acquired businesses with
     interest at various rates up to 12%, due 1998 though 2007                 $ 18,353           $ 12,911
Note payable to bank under line of credit with interest
     rate not exceeding the prime interest rate, refinanced in 1997
                                                                                      -              7,288
Term credit facility payable to bank, bearing interest at 8.16%,
     payments 1999 through 2003                                                  40,000                  -
Revolving credit facility bearing interest at 8.16 to 9.5%,
     due November 2003                                                           51,479                  -
Senior subordinated debt payable to LDI at 9.0%,
     due May 2004                                                                30,000                  -
Other long-term financing at various rates                                        2,308              1,771
                                                                             ----------         ----------
                                                                                142,140             21,970
Less current maturities                                                           8,005              4,139
                                                                              ---------          ---------
                                                                               $134,135           $ 17,831
                                                                               ========           ========


Revolving Credit Facility: The Company has a revolving credit facility with a bank, limited to the lesser of $60 million less letter of credit obligations, or 80 percent of eligible accounts receivable plus 65 percent of eligible inventory, less letter of credit obligations and a reserve for three months facility rent. Principal is due on November 19, 2003. Interest rates and payment dates are variable based upon interest rate options selected by management. Interest rates at December 31, 1997 varied from 8.16% to 9.5%. The interest rates are 2.25% over LIBOR or 1% over prime in the case of Floating Rate Advances. The Company is charged an annual administrative fee of $50,000, and an annual commitment fee, payable monthly, of 0.5% on the unused portion of the revolving credit facility.

Term Credit Facility: The term loan requires quarterly principal payments beginning March 31, 1999. Interest rates and payment dates are variable based upon interest rate options selected by management. The interest rate at December 31, 1997 was 8.16%. This rate is 2.25% over LIBOR.

Substantially all of the Company's assets serve as collateral for the revolving credit facility and term credit facility. These credit agreements contain various covenants pertaining to, among other things, achieving a minimum fixed coverage ratio, a leverage ratio, and an interest expense coverage ratio. The covenants also limit purchases and sales of assets, restrict payment of dividends and direct the use of excess cash flow. These quarterly covenants become effective with the period ending March 31, 1998. As a condition of the amended bank credit facility of $100 million, LDI agreed to make by June 30, 1998 an additional equity investment of $14 million or such lesser amount as may be acceptable to the Company's bank. The Company intends to satisfy this requirement through an acquisition of LDI AutoPaints ("AutoPaints") in exchange for equity in the Company. (See Note 10).

Senior Subordinated Debt: The senior subordinated debt matures May 19, 2004. Interest accrues at 9.0% annually, and is payable quarterly. Holders of subordinated debt are expressly subordinate in right of payment to all senior indebtedness.


The aggregate principal payments for the next five years subsequent to December 31, 1997 are as follows, in thousands:

                             1998                  $     8,005
                             1999                        9,513
                             2000                       10,725
                             2001                       10,104
                             2002                       10,494
                             Thereafter                 93,299
                                                   -----------
                                                   $   142,140
                                                   ===========

The Company is currently pursuing other financing arrangements. Should the Company be successful in implementing favorable financing terms, proceeds will be used to retire certain bank term loans, a portion of amounts outstanding under the revolving credit facility and the subordinated debt payable to LDI. Early retirement of indebtedness will result in an extraordinary loss in the amount of the net book value of capitalized debt issue costs. At December 31, 1997 unamortized debt issue costs were approximately $1.6 million.

The carrying amounts of certain financial instruments such as cash, accounts receivable, accounts payable and long term obligations approximate their fair values. The fair value of the long-term debt is estimated using discounted cash flow analysis and the Company's current incremental borrowing rates for similar types of arrangements.


6.  EMPLOYEE SAVINGS PLAN

The Company has an Employee Savings Plan which covers substantially all employees who have met certain requirements as to date of service. The Company currently contributes $0.25 for each $1 contributed by employees up to 6% of their annual compensation. In addition, the Company may contribute, at the discretion of the Board of Directors, an additional amount equal to 1% of the employees' annual compensation. Company contributions charged to operations under the Plan were approximately $182,000 for year ended December 31, 1997, $189,000 for the nine months ended December 31, 1996 and $198,000 for the year ended March 31, 1996.


7.  STOCK OPTIONS

On November 30, 1993, an Employee Stock Option Plan was ratified to grant options on up to 600,000 shares of the Company's common stock to officers, key employees and non-employee directors of the Company. All options granted under this plan have been granted at a price equal to the market price at the date of the grant. All options granted have a maximum life of ten years from the date of the grant and are fully vested at the date of issue.

The Company recognizes compensation expense related to its stock option plan in accordance with APB No. 25 "Accounting for Stock Issued to Employees." Options are granted at not less than the fair market value of the Company's common stock on the date of grant, therefore, no compensation is recognized. Had compensation expense been determined at the date of the grant based on the fair value of the awards consistent the Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation", the Company's net income and net income per share would have been reduced to the pro forma amounts indicated in the following table:

                                               Year Ended December         Nine Months         Year Ended March
                                                       31,             Ended December 31,            31,
                                                       1997                    1996                   1996
                                              ----------------------- ----------------------- ---------------------
Net Income                                                   (in thousands, except per share data)
    As Reported                                       $ 656                   $ 660                  $ 2,649
    Pro Forma                                         $ 523                   $ 660                  $ 2,010

Net income per share
    As Reported          - Basic                      $ 0.11                  $ 0.11                  $ 0.44


                         - Diluted                    $ 0.11                  $ 0.11                  $ 0.44

    Pro Forma            - Basic                      $ 0.09                  $ 0.11                  $ 0.34
                         - Diluted                    $ 0.09                  $ 0.11                  $ 0.33


The fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions for December 31, 1997, December 31, 1996 and March 31, 1996 respectively: risk free interest rate of 5.5, 5.7 and 5.7 percent; no dividend yield for all years; expected lives of 9, 8 and 8 years; and volatility of 46.8 percent for all years. Option valuation models, like the stock price Black-Scholes model, require the input of highly subjective assumptions including the expected stock price volatility. Because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models may not necessarily provide a reliable single measure of the fair value of its stock options.

                                      December 31, 1997                December 31, 1996                March 31, 1996
                                  -----------------------------     ----------------------------      -------------------------
                                                  Weighted-Avg.                   Weighted-Avg.                  Weighted-Avg.
                                  Options        Exercise Price     Options       Exercise Price      Options    Exercise Price
                                  -------        --------------     -------       --------------      -------    --------------
Outstanding-beginning of
year
                                   169,310         $ 10.71          222,085         $10.72            123,800         $10.50
Granted                             45,000          $ 7.00                -              -             99,500         $11.00
Exercised                               -                -              140         $10.50                  -              -
Forfeited                            4,310          $10.50           52,635         $10.76              1,215         $10.50
                                  -------           ------           -------        ------            -------         ------
Outstanding and
exercisable-end of year
($7.00 to $11.00 per share)
                                  210,000           $ 9.92           169,310        $10.71            222,085         $10.72
                                  =======           ======           =======        ======            =======         ======


The weighted-average fair value of options granted during the year ended December 31, 1997 and March 31, 1996 were $4.85 and $6.65 per option, respectively. The remaining contractual life of options outstanding at December 31, 1997 is 8.3 years.



8.  INCOME TAXES

The provision for federal and state income taxes consisted of the following, in thousands:

                    Year Ended      Nine Months Ended      Year Ended
                December 31, 1997   December 31, 1996    March 31,1996
             --------------------   -----------------    -------------

Current:
   Federal         $ 1,010                $   778           $ 1,477
   State               186                    232               327

Deferred              (681)                  (400)              (38)
                   -------                -------           -------
                   $   515                $   610           $ 1,766
                   =======                =======           =======

The reconciliation of income taxes computed at the federal statutory tax rate to the Company's effective tax rate is as follows:

                                  Year Ended        Nine Months Ended      Year Ended
                               December 31, 1997    December 31, 1996    March 31, 1996
                              ------------------    -----------------    ---------------
Federal statutory tax rate           34.0%                34.0%             34.0%
State tax provision                   6.8                  8.3               4.9
Other                                 3.3                  5.7
                                                                             1.1
                              ==================    =================    ===============
Effective tax rate                   44.1%                48.0%             40.0%
                              ==================    =================    ===============



Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows (in thousands):

                                        December 31, 1997    December 31, 1996
                                        -----------------    -----------------

   Deferred tax assets
     Depreciation                           $  712
     Amortization of intangibles             1,023                  $  647
     Allowance for doubtful accounts         1,106                     277
     Inventory                               1,770                     190
     Accrued expenses                        2,555
     Other, net                                 52                      23
                                            ------                  ------

                                             7,218                   1,137
   Deferred tax liabilities
     Depreciation                               --                     374
                                            ------                  ------
                                            $7,218                  $  763
                                            ======                  ======



9.  CONTINGENCIES AND COMMITMENTS

FinishMaster occupies facilities and uses equipment under operating lease agreements requiring annual rental payments approximating the following amounts (in thousands) for the five years subsequent to December 31, 1997:


                               1998               $   6,610
                               1999                   5,484
                               2000                   2,857
                               2001                   1,115
                               2002                     463
                               Thereafter               998
                                                 ----------
                                                  $  17,527
                                                  =========


Rent expense charged to operations, including short-term leases, aggregated $3,831,963, $2,724,621, and $2,500,101 for the year ended December 31, 1997, the nine months ended December 31, 1996, and the year ended March 31, 1996, respectively.

On January 14, 1998, the Company announced the planned relocation of its administrative headquarters from the Kentwood, Michigan distribution center to new office space located in Indianapolis, Indiana that will be leased by the Company from LDI. The Company anticipates incurring relocation and integration costs in 1998 in conjunction with the combination of certain stores and moving of administrative functions.

The Company is dependent on four main suppliers for the purchases of the paint and related supplies that it distributes. A loss of one of the suppliers or a disruption in the supply of the products provided could have a material adverse effect on the Company's operating results. The suppliers also provide purchase discounts, prompt payment discounts, extended terms and other incentive programs. To the extent these programs are changed or terminated, there could be a material adverse impact to the Company.

The Company has three agreements with warehouse suppliers for the purchase of certain paint and non-paint supplies in specified geographic locations. The agreements provide for aggregate specified minimum purchases of $8.1 million in 1998, $7.8 million in 1999 and 2000, and $2.8 million in 2001, 2002 and 2003.
The agreements expire in 1999, 2000, and 2003.

FinishMaster is not involved in any material legal actions as of December 31, 1997.


10.  SUBSEQUENT EVENT

On February 16, 1998, the Company, AutoPaints and LDI entered into an Agreement and Plan of Merger (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, which is subject to the approval of the Company's shareholders, AutoPaints will merge with and into the Company, and the Company will issue an additional 1,542,416 shares of the common stock of the Company to LDI. The Company will also seek shareholder approval for an increase in the number of authorized common shares from 10 million to 25 million shares. The financial position, results of operations and cash flows of AutoPaints have not been reflected in the consolidated financial statements of FinishMaster as of or for the year ended December 31, 1997.

On March 27, 1998 the Company entered into a subordinated revolving credit agreement with LDI for $10.0 million to fund working capital and acquisition needs. Principal is due March 27, 1999. Interest rates and payment dates are variable based upon interest options selected by management. The interest rates are 2.25% over LIBOR or 1.0% over prime in the case of floating rate advances. Holders of subordinated debt are expressly made subordinate in right of payment of all senior indebtedness.